Exhibit 10.9

EXECUTION VERSION

BCC MIDDLE MARKET CLO 2018-1, LLC
Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

INDENTURE

Dated as of September 28, 2018

i

Section 10.11.	Procedures Relating to the Establishment of Accounts Controlled by the Trustee	129

ARTICLE XI	APPLICATION OF MONIES	129
Section 11.1.	Disbursements of Monies from Payment Account	129

ARTICLE XII	SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS	136
Section 12.1.	Sales of Collateral Obligations	136
Section 12.2.	Purchase of Additional Collateral Obligations	139
Section 12.3.	Conditions Applicable to All Sale and Purchase Transactions	142
Section 12.4.	Exchange Transactions	143

ARTICLE XIII	NOTEHOLDERS’ RELATIONS	144
Section 13.1.	Subordination	144
Section 13.2.	Standard of Conduct	145

ARTICLE XIV	MISCELLANEOUS	145
Section 14.1.	Form of Documents Delivered to the Trustee	145
Section 14.2.	Acts of Holders	146
Section 14.3.	Notices, etc., to the Trustee, the Issuer, the Collateral Administrator, the Portfolio Manager, the Initial Purchaser, the Hedge Counterparty, the Paying Agent and each Rating Agency	146
Section 14.4.	Notices to Holders; Waiver	149
Section 14.5.	Effect of Headings and Table of Contents	150
Section 14.6.	Successors and Assigns	150
Section 14.7.	Separability	150
Section 14.8.	Benefits of Indenture	150
Section 14.9.	Legal Holidays	150
Section 14.10.	Governing Law	150
Section 14.11.	Submission to Jurisdiction	150
Section 14.12.	Counterparts	151
Section 14.13.	Acts of Issuer	151
Section 14.14.	Confidential Information	151
Section 14.15.	[Reserved]	153
Section 14.16.	17g-5 Information	153
Section 14.17.	Rating Agency Conditions	154
Section 14.18.	Waiver of Jury Trial	154
Section 14.19.	Escheat	155
Section 14.20.	Records	155

ARTICLE XV	ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT	155
Section 15.1.	Assignment of Portfolio Management Agreement	155

ARTICLE XVI	HEDGE AGREEMENTS	156
Section 16.1.	Hedge Agreements	156

v

Annex A	—	Definitions
Annex B	—	Schedule of Collateral Obligations

Schedule 1	—	S&P Industry Classifications
Schedule 2	—	Fitch Industry Classifications
Schedule 3	—	S&P Rating Definitions and Recovery Rate Tables
Schedule 4	—	S&P CDO Monitor Formula
Schedule 5	—	Fitch Rating Definitions
Schedule 6	—	Moody’s Rating Definitions

Exhibit A	—	Forms of Notes

A-1 — Form of Class A-1 Note
A-2 — Form of Class A-2 Note
A-3 — Form of Class B Note
A-4 — Form of Class C Note

Exhibit B	—	Forms of Transfer and Exchange Certificates

B-1 — Form of Transfer Certificate for Transfer to Regulation S Global Note
B-2 — Form of Transfer Certificate for Transfer to Rule 144A Global Note
B-3 — Form of Transfer Certificate for Transfer to Certificated Note

Exhibit C	—	Calculation of LIBOR
Exhibit D	—	Form of Note Owner Certificate
Exhibit E	—	Issuer Payment Account Information

INDENTURE, dated as of September 28, 2018, by and between BCC MIDDLE MARKET CLO 2018-1, LLC, a Delaware limited liability company (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (herein, together with its permitted successors in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture.  Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties.  The Issuer is entering into this Indenture and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Notes, the Trustee, the Collateral Administrator, the Portfolio Manager and each Hedge Counterparty (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in each case as defined in the UCC, accounts, chattel paper, commercial tort claims, deposit accounts, documents, financial assets, general intangibles, goods, instruments, investment property, letter-of-credit rights, and other property of any type or nature in which the Issuer has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing (subject to the exclusions noted below, the “Assets”).

Such Grants include, but are not limited to the Issuer’s interest in and rights under: (a) the Collateral Obligations, Closing Date Participation Interests and Equity Securities and all payments thereon or with respect thereto, (b) each of the Accounts (subject, in the case of any Hedge Counterparty Collateral Account, to the extent permitted by the applicable Hedge Agreement), including any Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein, (c) the Portfolio Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Retention Undertaking Letter and any Hedge Agreement, (d) cash and (e) all proceeds with respect to the foregoing; provided, that such Grants exclude: Margin Stock or the U.S. dollar amount of any liquidation thereof, whether or not such dollar amount has been reinvested in another instrument (the “Excepted Property”).

The above Grants are made in trust to secure the Notes and the Issuer’s obligations to the Secured Parties under this Indenture and each Hedge Agreement.  Except as set forth in the Priority of Distributions and Article XIII of this Indenture, the Notes are secured equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Distributions, (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under any Transaction Document and each Hedge Agreement to any Secured Party and (iii) compliance with the provisions of this Indenture and each Hedge Agreement, all as provided in this Indenture and each Hedge Agreement, respectively.  The foregoing Grants shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform its duties expressly stated herein in accordance with the provisions hereof.

ARTICLE I

DEFINITIONS

Section 1.1.                 Definitions.  Except as otherwise specified herein or as the context may otherwise require, terms defined in Annex A hereto shall have the respective meanings set forth in Annex A for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.  The word “including” shall mean “including without limitation.”  All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated articles, sections, subsections and other subdivisions of this Indenture.  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.

Section 1.2.                 Assumptions as to Pledged Obligations.  Unless otherwise specified, the assumptions described below shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Obligation, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Collection Account.

(a)           All calculations with respect to Scheduled Distributions on the Pledged Obligations securing the Notes shall be made on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(b)           For purposes of calculating the Coverage Tests and the Reinvestment Overcollateralization Test, except as otherwise specified in the Coverage Tests and the Reinvestment Overcollateralization Test, such calculations shall not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)           For each Collection Period and as of any date of determination, the Scheduled Distribution on any Pledged Obligation (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Pledged Obligation (including the proceeds of the sale of such Pledged Obligation received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, shall be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Distribution Date.

(d)           Each Scheduled Distribution receivable with respect to a Pledged Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.  For the avoidance of doubt, all amounts calculated pursuant to this Section 1.2(d) are estimates and may differ from the actual amounts available to make distributions hereunder, and no party shall have any obligation to make any payment hereunder due to the assumed amounts calculated under this Section 1.2(d) being greater than the actual amounts available.  For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on Notes and floating rate Collateral Obligations shall be calculated using the then current interest rates applicable thereto.

(e)           After the Reinvestment Period, in determining any amount required to satisfy any Coverage Test, for purposes of the priorities set forth in Section 11.1(a)(i), the Aggregate Outstanding Amount of the Notes shall give effect, first, to the application of Principal Proceeds to be used on the applicable Distribution Date to repay principal of the Notes and, second, to the application of Interest Proceeds on such Distribution Date pursuant to all prior clauses in the priorities set forth in Section 11.1(a)(i).

(f)            References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Distributions described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(g)           Except as otherwise provided herein, Defaulted Obligations shall not be included in the calculation of the Collateral Quality Test.

(h)                                 For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations shall be treated as having a Principal Balance equal to zero.

(i)                                     For purposes of calculating compliance with the Investment Criteria, upon the direction of the Portfolio Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the maturity, redemption, sale or other disposition of Collateral Obligations shall be deemed to have the characteristics of either Cash or such Collateral Obligations, as specified in such direction of the Portfolio Manager, until reinvested in additional Collateral Obligations.  Such calculations shall be based upon the principal amount of such Collateral Obligations, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations shall be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligations or Credit Risk Obligations.

(j)                                    For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds shall include any Principal Financed Accrued Interest received in respect of such sale.

(k)                                 For purposes of calculating clause (iii) of the definition of Concentration Limitations, without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds shall each be deemed to be a floating rate Collateral Obligation that is a Senior Secured Loan.

(l)                                     If withholding tax is imposed on (i) any amendment, waiver, consent or extension fees, (ii) commitment fees or other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations or (iii) any other Collateral Obligation that becomes subject to withholding tax, the calculations of the Weighted Average Floating Spread, the Weighted Average Fixed Coupon and the Interest Coverage Test (and all component calculations of such calculations and tests, including when such a component calculation is calculated independently), as applicable, shall be made on a net basis after taking into account such withholding, unless the obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto.

(m)                             Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in U.S. Dollars.

(n)                                 Unless otherwise specified, any reference to the fee payable under Section 11.1 to an amount calculated with respect to the applicable period specified in the calculation thereof at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months for such period.  Any fees applicable to periods shorter than or longer than a calendar quarter shall be prorated to the actual number of days within such period.

(o)                                 Unless otherwise specified, test calculations that evaluate to a percentage shall be rounded to the nearest ten-thousandth and test calculations that evaluate to a number shall be rounded to the nearest one-hundredth.

(p)                                 Unless otherwise specifically provided herein, all calculations required to be made and all reports which are to be prepared pursuant to this Indenture shall be made on the basis of the trade date.

(q)                                 Determination of the purchase price of a Collateral Obligation shall be made independently each time such Collateral Obligation is purchased by the Issuer and pledged to the Trustee, without giving effect to whether the Issuer has previously purchased such Collateral Obligation (or an obligation of the related borrower or issuer).

(r)                                    For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(s)                                   If any Collateral Obligation included in a Closing Date Participation Interest is not elevated by an assignment agreement prior to the end of the Ramp-Up Period, such Collateral Obligation will be deemed to have a principal balance for purposes of determining the Adjusted Collateral Principal Amount equal to the S&P Collateral Value until the date on which such Collateral Obligation is assigned to the Issuer.

(t)                                    For purposes of the definition of Collateral Obligation, the reference to the “purchase” of a Collateral Obligation shall include the purchase of an obligation with cash, the receipt of an obligation by the Issuer in connection with a Contribution and the receipt of a new obligation in connection with the redemption and re-issuance of an obligation in a cashless roll where the redemption proceeds with respect to the Collateral Obligation being redeemed are “rolled” into the new obligation.

ARTICLE II

THE NOTES

Section 2.1.                                                   Forms Generally.  The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by an Authorized Officer of the Issuer executing such Notes as evidenced by its execution of such Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Global Notes and Certificated Notes of the same Class may have the same identifying numbers (e.g., CUSIP). As an administrative convenience or in connection with a Re-Pricing or an implementation of the Bankruptcy Subordination Agreement, the Issuer or the Issuer’s agent may obtain a separate CUSIP or separate CUSIPs (or similar identifying numbers) for all or a portion of any Class of Notes.

Section 2.2.                                                   Forms of Notes.  (a) The forms of the Notes shall be as set forth in the applicable part of Exhibit A hereto.

(b)                                 Regulation S Global Notes, Temporary Global Notes and Rule 144A Global Notes.

(i)                                     Except for Notes issued in the form of Certificated Notes, the Notes of each Class sold to Qualified Purchasers that are non-”U.S. persons” (as defined in Regulation S) in offshore transactions in reliance on Regulation S shall be issued in the form of Temporary Global Notes with the applicable legend set forth in the applicable Exhibit A added thereto, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  On or after the 40th day following the later of the Closing Date and the commencement of the offering of the Notes (the “Restricted Period”), beneficial interests in a Temporary Global Note of any Class of Co-Issued Notes may be exchanged for interests in a permanent Regulation S Global Note of the same Class, with a deemed representation from the beneficial owner(s) of such Temporary Global Note that such beneficial owner(s) are Qualified Purchasers that are not “U.S. persons” (as defined in Regulation S); provided that, on the 40th day after the later of the Closing Date and the commencement of the offering of the Notes, the beneficial owners of a Temporary Global Note shall be deemed to have directed the Issuer to request that such beneficial interests in such Temporary Global Note be exchanged into a beneficial interest in a permanent Regulation S Global Note.  During the Restricted Period, interests in a Temporary Global Note will not be transferable to a person that takes delivery in the form of any interest in a Rule 144A Global Note or a Certificated Note.

(ii)                                  Except for Notes issued in the form of Certificated Notes, the Notes of each Class sold to persons that are QIB/QPs shall be issued initially in the form of one Rule 144A Global Note per Class in definitive, fully registered form without interest coupons in the applicable form attached as Exhibit A hereto, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(iii)                               The Aggregate Outstanding Amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)                                  Certificated Notes. Notes sold to persons that are AI/QPs and Notes sold to Purchasers that request a Certificated Note will be issued as Certificated Notes registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(d)                                 Book Entry Provisions.  This Section 2.2(d) shall apply only to Global Notes deposited with or on behalf of DTC.

Agent Members and owners of beneficial interests in Global Notes shall have no rights under this Indenture with respect to any Global Notes held by the Trustee, as custodian for DTC and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3.                                                   Authorized Amount; Stated Maturity; Denominations.  The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is limited to U.S$365,700,000 aggregate principal amount of Notes, except for Deferred Interest with respect to the Deferred Interest Notes, Additional Notes issued pursuant to Section 2.4 and Notes issued pursuant to supplemental indentures in accordance with Article VIII.

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Notes

Class Designation	Class A-1A Notes	Class A-1B Notes	Class A-2 Notes	Class B Notes	Class C Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Mezzanine Secured Deferrable Floating Rate

Initial Principal Amount /Face Amount (U.S.$)	U.S. $205,900,000	U.S. $45,000,000	U.S.$55,100,000	U.S.$29,300,000	U.S.$30,400,000
S&P Initial Rating	“AAA (sf)”	“AAA (sf)”	“AA (sf)”	“A (sf)”	“BBB- (sf)”
Fitch Initial Rating	“AAAsf”	“AAAsf”	N/A	N/A	N/A
Interest Rate*	LIBOR** + 1.55%	LIBOR** + ***	LIBOR** + 2.15%	LIBOR** + 3.00%	LIBOR** + 4.00%
Stated Maturity	Distribution Date in October 2030	Distribution Date in October 2030	Distribution Date in October 2030	Distribution Date in October 2030	Distribution Date in October 2030
Minimum Denominations**** (U.S.$) (Integral Multiples)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)	U.S.$250,000 (U.S.$1.00)
Ranking of the Notes:
Pari Passu Class(es)	A-1B	A-1A	None	None	None
Priority Class(es)	None	None	A-1A, A-1B	A-1A, A-1B, A-2	A-1A, A-1B, A-2, B
Junior Class(es)	A-2, B, C, Interests	A-2, B, C, Interests	B, C, Interests	C, Interests	Interests
Deferred Interest Notes	No	No	No	Yes	Yes
Re-Pricing Eligible Notes	No	No	No	Yes	Yes
Form	Book-Entry (Physical for AIs)	Book-Entry (Physical for AIs)	Book-Entry (Physical for AIs)	Book-Entry (Physical for AIs)	Book-Entry (Physical for AIs)
Non-U.S. Holders Permitted	Yes	Yes	Yes	Yes	Yes

*                   The spread over LIBOR applicable to any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re-Pricing of such Class of Re-Pricing Eligible Notes, subject to the conditions set forth in Section 9.8.

**              LIBOR is calculated as set forth in Exhibit C hereto. LIBOR for the first Interest Accrual Period will be set on two different Notional Determination Dates and, therefore, two different rates may apply during that period.

***         The Class A-1B Notes shall accrue interest at an interest rate equal to (i) during the period from the Closing Date to but excluding the Distribution Date in October 2020, LIBOR + 1.50% and (ii) thereafter, LIBOR + 1.80%.

****    An exception to the minimum denominations may be granted by the Issuer in accordance with Article VIII hereof.

The Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof (the “Authorized Denominations”); provided that an exception to the minimum denominations may be granted by the Issuer solely to allow for compliance with applicable Risk Retention Regulations.

Section 2.4.                                                   Additional Notes.  (a)  At any time during the Reinvestment Period or, solely in the case of a Risk Retention Issuance, during and after the Reinvestment Period, subject to (x) the written approval of the Portfolio Manager, the Retention Holder and the Issuer and (y) solely in the case of an additional issuance of any Class A-1 Notes (other than any such additional issuance that is a Risk Retention Issuance or that is being made contemporaneously with a Refinancing or Partial Redemption by Refinancing of the Class A-1A Notes or the Class A-1B Notes, as applicable), a Majority of the Class A-1 Notes, the Issuer may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue and sell Additional Notes (including a Risk Retention Issuance) of (i) each Class and/or (ii) with notice to S&P, additional secured or unsecured notes of one or more new classes that are junior in right of payment to the Notes (such Additional Notes, “Junior Mezzanine Notes”) up to, in the case of an additional issuance of a Class of Notes (other than a Risk Retention Issuance), an aggregate maximum amount of Additional Notes equal to 100% of the original principal amount of each such Class of Notes; provided that (i) the Issuer shall comply with the requirements of Sections 2.6, 3.2, 7.9 and 8.1, (ii) solely with respect to an additional issuance of such Notes, the Issuer provides notice of such issuance to each Rating Agency then rating a Class of Notes, (iii) solely with respect to an additional issuance of Notes (other than a Risk Retention Issuance), immediately after giving effect to such issuance and the application of the net proceeds thereof, each Overcollateralization Ratio Test is maintained or improved, (iv) the issuance of such Notes shall be proportional across all Classes of Notes that are rated by a Rating Agency (including additional Notes of any Class of Notes issued on the Closing Date); provided, that a larger proportion of Junior Mezzanine Notes may be issued, (v) the proceeds of any Additional Notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds, used to purchase additional Collateral Obligations or, solely with the proceeds of an issuance of additional Junior Mezzanine Notes, applied as otherwise permitted under this Indenture (including being designated as Interest Proceeds); provided that the Issuer has consented to treating as Principal Proceeds any proceeds of an additional issuance in excess of the Reinvestment Target Par Balance, (vi) for any issuance other than a Risk Retention Issuance, Tax Advice shall be delivered to the Trustee to the effect that (A) such additional issuance shall not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code and (B) any additional Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes will be treated as debt for U.S. federal income tax purposes; provided, however, that the Tax Advice described in clause (vi)(B) will not be required with respect to any additional Notes that bear a different CUSIP number (or equivalent identifier) from the Notes of the same Class that are Outstanding at the time of the additional issuance, (vii) the Additional Notes will be issued in a manner that allows the Issuer to accurately provide the tax information that this Indenture requires the Issuer to provide to Holders and beneficial owners of Notes, (viii) the terms and conditions of the Additional Notes of each Class issued pursuant to this Section 2.4 shall be identical to those of the initial Notes of that Class (except that any interest due on the Additional Notes shall accrue from the issue date of such Additional Notes and the interest rate and price of such Additional Notes do not have to be identical to those of the initial Notes of that Class; provided, that the spread above LIBOR on such notes may not exceed the spread above LIBOR applicable to the initial Notes of that Class), (ix) in the case of any issuance of Junior Mezzanine Notes, either (A) Tax Advice is delivered to the Trustee to the effect that such Junior Mezzanine Notes will be treated as debt for U.S. federal income tax purposes, or (B) (1) unless otherwise specified in a signed investor representation letter in connection with the date such Junior Mezzanine Notes are issued, each purchaser or transferee of any such note or any beneficial interest therein shall be deemed to represent that it is not a Benefit Plan Investor or a Controlling Person, that for so long as it holds such notes, it will not be a Benefit Plan Investor or a Controlling Person and, if it is subject to Similar Law, its acquisition and holding of such notes will not cause the Issuer to be subject to any Similar Law, (2) any such Junior Mezzanine Notes sold to Persons that have represented (or deemed to have represented) that they are Benefit Plan Investors or Controlling Persons shall be issued in the form of Certificated Notes and (3) no transfer of an interest in any such Junior Mezzanine Note to a proposed transferee that has represented that it is a Benefit Plan

Investor or Controlling Person will be effective, and the Trustee, the Registrar and the Issuer will not recognize any such transfer, if to their knowledge, based on representations made or deemed to have been made by holders of such Junior Mezzanine Notes, such transfer would result in Benefit Plan Investors owning 25% or more of the Aggregate Outstanding Amount of such class of Junior Mezzanine Notes as determined in accordance with the Plan Asset Regulations and the Indenture; provided that, for purposes of the foregoing calculation, (x) the investment by a Benefit Plan Investor shall be treated as plan assets for purposes of calculating the 25% threshold under the significant participation test in accordance with the Plan Asset Regulations only the extent of the percentage of the equity interests in such entity held by Benefit Plan Investors and (y) any such Junior Mezzanine Note held by any Controlling Person shall be excluded and treated as not Outstanding; provided, further, that, for the avoidance of doubt, if clause (ix)(A) is not satisfied with respect to any Junior Mezzanine Notes issued after the Closing Date, the Registrar shall not recognize any acquisition or transfer of Junior Mezzanine Notes if it knows, based on representations made or deemed to have been made by the owners of such notes or any interest therein that such transfer would result in 25% or more (or such lesser percentage determined by the Portfolio Manager and notified to the Trustee) of the Aggregate Outstanding Amount of the class of Junior Mezzanine Notes to be transferred being held by Benefit Plan Investors, as calculated pursuant to the Plan Asset Regulations and this Indenture, and (x) an Officer’s certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.4(a) have been satisfied.

(b)                                       Interest on the Additional Notes shall be payable commencing on the first Distribution Date following the issue date of such Additional Notes (if issued prior to the applicable Record Date).  The Additional Notes of any Class shall rank pari passu in all respects with the initial Notes of that Class.

Section 2.5.                                                   Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of Issuer by one its Authorized Officers.  The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date.  All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in Authorized Denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced.  In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount (or original aggregate face amount, as applicable) of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.6.                                                   Registration, Registration of Transfer and Exchange.  (a) The Issuer shall cause to be kept a register (the “Register”) at the Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes.  The Trustee is hereby initially appointed “Registrar” for the purpose of maintaining the Register and registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided.  Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer shall give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes.  Upon reasonable request at any time the Registrar shall provide to the Issuer, the Portfolio Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.6, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Authorized Denomination and of a like aggregate principal or face amount.  At any time, the Issuer, the Portfolio Manager, the Initial Purchaser may request a list of Holders from the Trustee and the Trustee shall provide such a list of Holders to the extent such information is available to the Trustee.  At the expense of the Issuer and the direction of the Issuer, the Initial Purchaser or the Portfolio Manager, the Trustee shall request a list of participants from the book-entry depositories and provide such list to the Issuer, the Initial Purchaser or the Portfolio Manager, respectively.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any Authorized Denominations and of like aggregate principal or face amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing,  with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signature of the transferor and the transferee.

(b)                                 No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

(i)                                     No Note may be offered, sold or delivered or transferred (including, without limitation, by pledge or hypothecation) except (A) to (1) a Qualified Purchaser that is a non-”U.S. person” (as defined under Regulation S) in accordance with the requirements of Regulation S, (2) a QIB/QP or (3) solely in the case of Certificated Notes, an AI/QP and (B) in accordance with any applicable law.

(ii)                                  No Note may be offered, sold or delivered (i) as part of the distribution by the Initial Purchaser at any time or (ii) otherwise until 40 days after the Closing Date within the United States or to, or for the benefit of, “U.S. persons” (as defined in Regulation S) except in accordance with Rule 144A or an exemption from the registration requirements of the Securities Act, to Persons purchasing for their own account or for the accounts of one or more Qualified Institutional Buyers for which the purchaser is acting as a fiduciary or agent. The Notes may be sold or resold, as the case may be, in offshore transactions to Qualified Purchasers that are non-”U.S. persons” (as defined in Regulation S) in reliance on Regulation S. No Rule 144A Global Note may at any time be held by or on behalf of any Person that is not a QIB/QP, and no Temporary Global Note or Regulation S Global Note may be held at any time by or on behalf of any Person that is either (A) not a Qualified Purchaser or (B) is a U.S. person. None of the

Issuer, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws or the applicable laws of any other jurisdiction.

(c)                                  No transfer of a beneficial interest in a Note will be effective, and the Trustee and the Issuer will not recognize any such transfer, if the transferee’s acquisition, holding or disposition of such interest would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Law or other applicable law), unless an exemption is available and all conditions have been satisfied.

(d)                                 The Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; except that if a Transfer Certificate is specifically required by the terms of this Section 2.6 to be provided to the Trustee, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

(e)                                  So long as a Global Note remains Outstanding and is held by or on behalf of DTC, transfers of such Global Note, in whole or in part, shall only be made in accordance with Section 2.2(b) and this Section 2.6(e).

(i)                                     Subject to clauses (ii) and (iii) of this Section 2.6(e), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii)                                  Rule 144A Global Note to Regulation S Global Note.  If a Holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such Holder may, provided such Holder is a Qualified Purchaser that is not or, in the case of a transfer, the transferee is a Qualified Purchaser that is not, a U.S. person and is acquiring such interest in an offshore transaction, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note.  Upon receipt by the Trustee or the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Trustee or the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such Holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase and (C)the applicable Transfer Certificate, then the Trustee or the Registrar shall approve the instructions at DTC to reduce the principal amount of the

Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(iii)                               Regulation S Global Note to Rule 144A Global Note.  If a Holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note.  Upon receipt by the Trustee or the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such Holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and (B) the applicable Transfer Certificate, then the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iv)                              Transfer and Exchange of Certificated Note to Certificated Note.  If a Holder of a Certificated Note wishes at any time to exchange such Certificated Note for one or more Certificated Notes or transfer such Certificated Note to a transferee who wishes to take delivery thereof in the form of a Certificated Note, such Holder may effect such exchange or transfer in accordance with this Section 2.6(e)(iv).  Upon receipt by the Trustee or the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, and (B) the applicable Transfer Certificate, then the Trustee or the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Issuer authenticate and deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in Authorized Denominations.

(v)                                 Transfer of Global Notes to Certificated Notes.  If a Holder of a beneficial interest in a Global Note deposited with DTC wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for a Certificated Note. Upon receipt by the Trustee or the Registrar of (A) the applicable Transfer Certificate and (B) appropriate instructions from Euroclear, Clearstream and/or DTC, as the case may be, if required, the Trustee or the Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the applicable Global Note by the aggregate principal amount of the beneficial interest in such Global Note to be transferred, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Issuer authenticate and deliver one or more Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the applicable Global Note transferred by the transferor), and in Authorized Denominations.

(vi)                              Transfer and Exchange of Certificated Notes to Global Notes.  If a Holder of a Certificated Note wishes at any time to exchange its interest in such Certificated Note for a beneficial interest in a Global Note or to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for beneficial interest in a Global Note (provided that no Accredited Investor may hold an interest in a Rule 144A Global Note).  Upon receipt by the Trustee or the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee; (B) the applicable Transfer Certificate; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Notes in an amount equal to the Certificated Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC (and, in the case of a Regulation S Global Note, the Euroclear or Clearstream account) to be credited with such increase, the Trustee or the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

(vii)                           Other Exchanges.  In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons pursuant to Section 2.11, such Global Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are made only to Holders who are

Qualified Purchasers in transactions exempt from registration under the Securities Act), and as may be from time to time adopted by the Issuer and the Trustee.

(f)                                   If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code.  Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(g)                                  Each Purchaser of an interest in a Global Note shall be deemed to have represented and agreed as follows:

(i)                                     (A) In the case of Regulation S Global Notes, it is a Qualified Purchaser that is not a “U.S. person” as defined in Regulation S and is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration under the Securities Act provided by Regulation S. (B) In the case of Rule 144A Global Notes, (1) it is both (x) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act, a “Qualified Institutional Buyer”) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (y) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act, including an entity owned exclusively by qualified purchasers (each, a “Qualified Purchaser”) or (2) it is acquiring its interest in such Notes for its own account or for one or more accounts all of the holders of which are Qualified Institutional Buyers and Qualified Purchasers and as to which accounts it exercises sole investment discretion and (3) if it would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof, (x) all of the beneficial owners of its outstanding securities (other than short-term paper) that acquired such securities on or before April 30, 1996 (“pre-amendment beneficial owners”) have consented to its treatment as a “qualified purchaser” and (y) all of the pre amendment beneficial owners of a company that would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof and that directly or indirectly owned any of its outstanding securities (other than short-term paper) have consented to its treatment as a Qualified Purchaser; and (4) it is acquiring such Notes for investment and not for sale in connection with any distribution thereof in violation of the Securities Act; and, it was not formed for the purpose of investing in such Notes; and is not a partnership, common trust fund, special trust or pension, profit sharing or other retirement trust fund or plan in which partners, beneficiaries or participants, as applicable, may designate the particular investments to be made; and it agrees that (1) it will not hold such Notes for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that, in accordance with the provisions therefor in this Indenture, it will not sell participation interests in such Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on such Notes, and further that (2) all Notes purchased directly or indirectly by it constitute an investment of no more than 40% of its assets.

(ii)                                  In connection with the purchase of such Notes: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own independent investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it has read and understands the Offering Circular for such Notes; (E) it will hold and transfer at least the Authorized Denomination of such Notes; (F) it is a sophisticated investor and is purchasing the Notes with a full understanding of the nature of such Notes and all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (G) is not purchasing such Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; provided that none of the representations in clauses (A) through (C) is made by the Portfolio Manager or any account for which the Portfolio Manager or any of its Affiliates acts as investment adviser.

(iii)                               It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes.  It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or other securities laws for resale of such Notes.  It understands that neither the Issuer nor the pool of collateral has been registered under the Investment Company Act in reliance on an exemption from registration thereunder.

(iv)                              It will provide notice to each person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Section 2.6 of this Indenture, including the Exhibits referenced herein.

(v)                                 It agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. It agrees that it is subject to the Bankruptcy Subordination Agreement.

(vi)                              It understands and agrees that such Notes are limited recourse obligations of the Issuer, payable solely from proceeds of the Assets in accordance with the Priority of Distributions, and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection therewith will be extinguished and will not thereafter revive.

(vii)                           It acknowledges and agrees that (A) the Issuer has the right to compel any Non-Permitted Holder to sell its interest in such Notes or to sell such interest on behalf of such Non-Permitted Holder and (B) in the case of Re-Pricing Eligible Notes, the Issuer has the right to compel any Non-Consenting Holder to sell its interest in such Notes, to sell such interest on behalf of such Non-Consenting Holder or to redeem such Notes.

(viii)                        It acknowledges and agrees that (A) the Trustee will provide to the Issuer and the Portfolio Manager upon reasonable request all information reasonably available to the Trustee in connection with regulatory matters, including any information that is  necessary or advisable in order for the Issuer or the Portfolio Manager (or its parent or Affiliates) to comply with regulatory requirements, (B) with respect to each Certifying Person, unless such Certifying Person instructs the Trustee otherwise, the Trustee will upon request of the Issuer or the Portfolio Manager share with the Issuer and the Portfolio Manager the identity of such Certifying Person, as identified to the Trustee by written certification from such Certifying Person, (C) the Trustee will obtain and provide to the Issuer and the Portfolio Manager upon request a list of participants in DTC, Euroclear or Clearstream holding positions in the Notes, (D) upon written request, the registrar shall provide to the Issuer, the Portfolio Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register, and by accepting such information, each Holder will be deemed to have agreed that such information will be used for no purpose other than the exercise of its rights under this Indenture and (E) subject to the duties and responsibilities of the Trustee set forth in this Indenture, the Trustee will have no liability for any such disclosure under (A) through (D) or the accuracy thereof.

(ix)                              It agrees to provide to the Issuer and the Portfolio Manager all information reasonably available to it that is reasonably requested by the Issuer or the Portfolio Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Issuer or the Portfolio Manager (or its Affiliates) to comply with regulatory requirements applicable to the Issuer or the Portfolio Manager from time to time.

(x)                                 [Reserved].

(xi)                              It acknowledges and agrees that (A) the Transaction Documents contain limitations on the rights of the Holders to institute legal or other proceedings against the

Transaction Parties, (B) it will comply with the express terms of the applicable Transaction Documents if it seeks to institute any such proceeding and (C) the Transaction Documents do not impose any duty or obligation on the Issuer or its officers, shareholders, members or managers to institute on behalf of any Holder, or join any Holder or any other person in instituting, any such proceeding.

(xii)                           It acknowledges and agrees that the failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a U.S. Tax Person) may result in withholding from payments in respect of the Note, including U.S. federal withholding or back-up withholding.

(xiii)                        It will treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(xiv)                       It agrees to provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each purchaser and subsequent transferee of such Notes (or any interest therein) will be deemed to understand and acknowledge that the Issuer has the right under this Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

(xv)                          If it is not a U.S. Tax Person, it represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a “10-percent shareholder” with respect to the Issuer within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code, and (iii) a “controlled foreign corporation” that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code; (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States; or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the United States.

(xvi)                       If it is not a U.S. Tax Person, it represents and acknowledges that it is not and will not become a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if either (i) the Issuer is an entity disregarded as separate from such domestic corporation for U.S. federal income tax purposes or (ii) the Issuer is a “controlled partnership” (within the meaning of the regulations) with respect to such expanded group or an entity disregarded as separate from such controlled partnership for U.S. federal income tax purposes.

(xvii)                    It will indemnify the Issuer, the Trustee and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by it to comply with its obligations under the Notes. The indemnification will continue with respect to any period during which the Purchaser held a Note, notwithstanding it ceasing to be a Holder of the Notes.

(xviii)                 (A) Its acquisition, holding and disposition of such Notes will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Law or other applicable law) unless an exemption is available and all conditions have been satisfied.

(B)                               If the purchaser or transferee of any Note or beneficial interest therein is a Benefit Plan Investor, it will be required or deemed to represent, warrant and agree that (i) none of the Transaction Parties, nor any of their affiliates, has provided any investment advice within the meaning of Section 3(21)(A)(ii) of ERISA, and regulations thereunder, to the Benefit Plan Investor or to the Fiduciary, in connection with its acquisition of Notes, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

(C)                               It understands that the representations made in this clause (xviii) will be deemed made on each day from the date of its acquisition of an interest in such Notes through and including the date on which it disposes of such interest. If any such representation becomes untrue, or if there is a change in its status as a Benefit Plan Investor or a Controlling Person, it will immediately notify the Trustee. It agrees to indemnify and hold harmless the Issuer, the Trustee, the Initial Purchaser and the Portfolio Manager and their respective Affiliates from any cost, damage, or loss incurred by them as a result of any such representation being untrue.

(xix)                       It understands that the foregoing representations and agreements will be relied upon by the Transaction Parties and their respective counsel, and by its purchase of the Notes it consents to such reliance.

(h)                                 Each Person who becomes an owner of a Certificated Note shall be required to make the representations and agreements set forth in the applicable Transfer Certificate or, in the case of a purchase on the Closing Date, an investor representation letter.

(i)                                     Any purported transfer of a Note not in accordance with this Section 2.6 shall be null and void ab initio and shall not be given effect for any purpose whatsoever.

(j)                                    To the extent required by the Issuer, as determined by the Issuer or the Portfolio Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001, as amended, and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make or be deemed to make representations to the Issuer in connection with such compliance.

(k)                                 The Trustee and the Issuer shall be entitled to conclusively rely on any transfer certificate delivered pursuant to this Section 2.6 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.

(l)                                     Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.7.                                                   Mutilated, Defaced, Destroyed, Lost or Stolen Note.  If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent, and any agent of the Issuer, the Trustee and such Transfer Agent, such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.7, the Issuer, the Trustee or the applicable Transfer Agent may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.7, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.8.                                                   Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.  (a)  The Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest shall be payable quarterly in arrears on each Distribution Date, in the case of the Notes, on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date).  Payment of interest on each Class of Notes (and payments of Interest Proceeds to the Issuer) shall be subordinated to the payments of interest on the related Priority Classes.  So long as any Priority Classes are Outstanding with respect to any Class of Deferred Interest Notes, any payment of interest due on such Class of Deferred Interest Notes which is not available to be paid or if such interest is not paid in order to satisfy the Coverage Tests (“Deferred Interest” with respect thereto) in accordance with the Priority of Distributions on any Distribution Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of the Distribution Date (i) on which such interest is available to be paid in accordance with the Priority of Distributions, (ii) which is a Redemption Date with respect to such Class of Deferred Interest Notes, and (iii) which is the Stated Maturity of such Class of Deferred Interest Notes.  Deferred Interest on any Class of Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes and payable on the first Distribution Date on which funds are available to be used for such purpose in accordance with the Priority of Distributions, but in any event no later than the earlier of the Distribution Date (i) which is the Redemption Date with respect to such Class of Deferred Interest Notes and (ii) which is the Stated Maturity of such Class of Deferred Interest Notes.

Interest shall cease to accrue on Notes of a Class, or in the case of a partial repayment, on such part, from the date of repayment or the respective Stated Maturity unless payment of principal is improperly withheld or unless default is otherwise made with respect to such payments of principal.  To the extent lawful and enforceable, (x) interest on Deferred Interest with respect to any Class of Deferred Interest Notes shall accrue at the Interest Rate for such Class until paid as provided herein and (y) interest on any Class A-1 Note or, if no Class A-1 Notes are Outstanding, any Class A-2 Notes or, if no Class A-2 Notes are Outstanding, any Class B Note or, if no Class B Notes are Outstanding, any Class C Note that is not paid when due shall accrue at the Interest Rate for such Class until paid as provided herein.

(b)                                 The principal of each Note of each Class matures and is due and payable on the Distribution Date which is the Stated Maturity for such Class of Notes, unless such unpaid principal becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.  Notwithstanding the foregoing, (i) the payment of principal of each Class of Notes (and payments of Principal Proceeds to the Issuer) may only occur (other than amounts constituting Deferred Interest thereon which shall be payable from Interest Proceeds pursuant to Section 11.1(a)(i)) after principal and interest on each Class of Notes that constitutes a Priority Class with respect to such Class has been paid in full and is subordinated to the payment on each Distribution Date of the principal and interest due and payable on such Priority Class(es), and other amounts in accordance with the Priority of Distributions, and (ii) any payment of principal of any Class of Notes which is not paid, in accordance with the Priority of Distributions, on any Distribution Date (other than the Distribution Date which is the Stated Maturity of such Class or any Redemption Date), shall not be considered “due and payable” for purposes of Section 5.1(a) until the Distribution Date on which such principal may be paid in accordance with the Priority of Distributions or all of the Priority Classes with respect to such Class have been paid in full.

(c)                                  Principal payments on the Notes shall be made in accordance with the Priority of Distributions and Article IX.

(d)                                 The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a U.S. Tax Person or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Tax Person) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including any cost basis reporting obligations) and the delivery of any information required under FATCA. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes.  Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e)                                  Payments in respect of interest on and principal of any Note and any payment with respect to any Interest shall be made by the Trustee or by a Paying Agent in United States dollars to DTC or its designee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a United States dollar account, as the case may be, maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its designee with respect to a Certificated Note; provided that, in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee or the applicable Paying Agent, on or before the related Record Date; provided, further, that, if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register.  Upon final payment due on the Stated Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee on or prior to such Maturity; provided, that, if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.  Neither the Issuer, the Trustee, the Portfolio Manager nor any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note.

(f)                                   Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(g)                                  Interest accrued with respect to the Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)                                 All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Distribution Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)                                     Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes and this Indenture are at all times limited recourse or non-recourse obligations of the Issuer, payable solely from the Assets (excluding the Excepted Property from time to time and at any time) and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any remaining claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive.  No recourse shall be had against any Officer, director, employee, shareholder or incorporator of the Trustee, the Initial Purchaser, the Collateral Administrator, the Issuer, the Portfolio Manager, the Retention Holder or their respective successors or assigns for any amounts payable under the Notes or (except as otherwise provided herein or in the Portfolio Management Agreement) this Indenture.  It is understood that the foregoing provisions of this paragraph (i) shall not (x) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (y) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized.  It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j)                                    Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.9.                                                   Persons Deemed Owners.  The Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat as the owner of any Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.10.                                            Purchase and Surrender of Notes; Cancellation.              (a)  The Issuer may apply (y) Contributions accepted and received into the Contribution Account (at the direction of the related Contributor or, if no direction is given by the Contributor, by the Portfolio Manager in its reasonable discretion) or (z) to the extent directed by the Portfolio Manager, any portion of the Base Management Fee or the amounts distributable in respect of the Subordinated Interest waived by the Portfolio Manager in accordance with the Portfolio Management Agreement, in order to acquire Notes (or beneficial interests therein) of the Class designated by the Portfolio Manager or the Contributor, as applicable, through a tender offer, in the open market or in privately negotiated transactions (in each case, subject to applicable law) (any such Notes, the “Repurchased Notes”).  Any such Repurchased Notes shall be submitted to the Trustee for cancellation.  The Issuer shall provide notice of any Repurchased Notes to each Rating Agency then rating a Class of Notes.

The Issuer shall provide notice to the Rating Agencies and the Trustee of any Surrendered Notes tendered to it, and the Trustee shall provide notice to the Issuer of any Surrendered Note tendered to it.  Any such Surrendered Notes shall be submitted to the Trustee for cancellation.

(b)                                 All Repurchased Notes, Surrendered Notes and Notes that are surrendered for payment, registration of transfer, exchange or redemption or are deemed lost or stolen, shall be promptly cancelled by the Trustee and may not be reissued or resold; provided that Repurchased Notes and Surrendered Notes shall continue to be treated as Outstanding to the extent provided in clause (v) of the definition of “Outstanding.”  Any such Notes shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be destroyed by the Trustee in accordance with its standard policy, unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.11.                                            Certificated Notes.                         (a)  A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a Certificated Note to the beneficial owners thereof only if such transfer complies with Section 2.6 and either (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (ii) at any time DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such notice.  In addition, the owner of a beneficial interest in a Global Note shall be entitled to receive a Certificated Note in exchange for such interest if such exchange complies with Section 2.6 and an Event of Default has occurred and is continuing.

(b)                                 Any Global Note that is transferable in the form of a Certificated Note to the beneficial owners thereof pursuant to this Section 2.11 shall be surrendered by DTC to the Trustee’s designated office located in the United States to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes (pursuant to the instructions of DTC) in Authorized Denominations.  Any Certificated Note delivered in exchange for an interest in a Global Note shall be in registered form and, except as otherwise provided by Section 2.6(f), and Section 2.6(h), bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)                                  Subject to the provisions of clause (b) of this Section 2.11, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)                                 In the event of the occurrence of any of the events specified in clause (a) of this Section 2.11, the Issuer shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons.

The Certificated Notes shall be in substantially the same form as the corresponding Global Notes with such changes therein as the Issuer and Trustee shall agree.  Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.12.                                            Notes Beneficially Owned by Persons Not QIB/QPs or AI/QPs or in Violation of ERISA Representations.  (a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any (i) Rule 144A Global Note to a U.S. person that is not a QIB/QP, (ii) Certificated Note to a U.S. person that is not an AI/QP or a QIB/QP or a non-U.S. person that is not a Qualified Purchaser, or (iii) Note to a Non-Permitted ERISA Holder, and, in each case, that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)                                 (i) Any Person that is not a non-U.S. person (as defined for purposes of Regulation S) and a Qualified Purchaser, and that is a beneficial owner of an interest in a Regulation S Global Note, (ii) any U.S. person (as defined for purposes of Regulation S) that is not (A) a Qualified Institutional Buyer and a Qualified Purchaser or (B) in the case of Certificated Notes only, an AI who is a Qualified Purchaser or (iii)  any Non-Permitted ERISA Holder, shall be a “Non-Permitted Holder.” Promptly after discovery by the Issuer or the Trustee that any holder or beneficial owner of an interest in Notes is a Non-Permitted Holder (and notice to the Issuer by the Trustee if a Trust Officer of the Trustee obtains actual knowledge), the Issuer shall send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such person to a Person that is not a Non-Permitted

Holder within 30 days (ten (10) days in the case of a Non-Permitted ERISA Holder) of the date of such notice.  If such Non-Permitted Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is a not a Non-Permitted Holder on such terms as the Issuer may choose.  The Issuer, or the Portfolio Manager (on its own or acting through an investment bank selected by the Portfolio Manager at the Issuer’s expense) acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder.  However, the Issuer may select a purchaser by any other means determined by it in its sole discretion.  The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Portfolio Manager and the Trustee to effect such transfers.  The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder.  The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c)                                  Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a Person who has made or is deemed to have made an ERISA-related representation required by Section 2.6 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

Section 2.13.                                            Deduction or Withholding from Payments on Notes; No Gross Up.  If the Issuer is required to deduct or withhold tax from, or with respect to, payments to any Holder of the Notes for any Tax, then the Trustee or other Paying Agent, as applicable, shall deduct, or withhold, the amount required to be deducted or withheld and remit to the relevant taxing authority such amount.  Without limiting the generality of the foregoing, the Trustee, the Paying Agent or the Issuer may withhold any amount that it determines is required to be withheld from any amounts otherwise distributable to any Holder of a Note.  The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any Tax imposed on payments in respect of the Notes.  The amount of any withholding tax or deduction with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld or deducted by the Trustee or Paying Agent and remitted to the appropriate taxing authority.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1.                                                   Conditions to Issuance of Notes on Closing Date.  (a)  The Notes to be issued on the Closing Date shall be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)                                     Officers’ Certificate of the Issuer Regarding Corporate Matters.  An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Purchase Agreement, the Portfolio Management Agreement, the Loan Sale Agreement, the Master Participation Agreement, the Securities Account Control Agreement, the Collateral Administration Agreement, any Hedge Agreements and related transaction documents and in each case the execution, authentication and delivery of the Notes and specifying the Stated Maturity, initial principal amount and the Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolution has not been rescinded and is in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)                                  Governmental Approvals.  From the Issuer either (A) a certificate of Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the performance of its obligations under this Indenture, the Portfolio Management Agreement and the Collateral Administration Agreement or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the performance of its obligations under this Indenture, the Portfolio Management Agreement and the Collateral Administration Agreement except as have been given (provided that the opinions delivered pursuant to Section 3.1(a)(iii) may satisfy this requirement).

(iii)                               Opinions.  Opinions of (A) Richards, Layton & Finger, PA, special Delaware counsel to the Issuer and (B) Dechert LLP, special U.S. counsel to the Issuer, the Portfolio Manager, the Transferor and the Retention Holder, in each case dated the Closing Date, in form and substance reasonably satisfactory to the Issuer and the Trustee.

(iv)                              [Reserved].

(v)                                 Officers’ Certificate of Issuer Regarding Indenture.  An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with; that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made; and that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(vi)                              Hedge Agreements.  Executed copies of any Hedge Agreement entered into by the Issuer, if any.

(vii)                           Portfolio Management Agreement, Collateral Administration Agreement and Securities Account Control Agreement.  An executed counterpart of the Portfolio Management Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement.

(viii)                        Certificate of the Portfolio Manager.  An Officer’s certificate of the Portfolio Manager, dated as of the Closing Date, to the effect that, to the best knowledge of the Portfolio Manager, in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, as the case may be, on the Closing Date and immediately before the Delivery of such Collateral Obligation on the Closing Date:

(A)                               the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)                               each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

(C)                               the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(D)                               the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$428,000,000.

(ix)                              Grant of Collateral Obligations.  Contemporaneously with the issuance and sale of the Notes on the Closing Date, the Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(x)                                 Certificate of the Issuer Regarding Assets.  An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (F)(ii) below) on the Closing Date:

(A)                               the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other permitted liens;

(B)                               the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;

(C)                               the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and the Securities Account Control Agreement;

(D)                               the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(E)                                based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(viii), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct; and

(F)                                 based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(viii), (i) each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(a)(ix) have been satisfied;

(G)                               upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(H)                              based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(viii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$428,000,000.

(xi)                              Rating Letters.  A letter signed by each Rating Agency, as applicable, confirming that each Class of Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(xii)                           Accounts.  Evidence of the establishment of each of the Accounts.

(xiii)                        Other Documents.  Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xiii) shall imply or impose a duty on the part of the Trustee to require any other documents.

(b)                                 In connection with the execution by the Issuer of the Notes to be issued on the Closing Date, the Trustee shall deliver to the Issuer an opinion of Seward & Kissel LLP, counsel to the Trustee and the Collateral Administrator, dated the Closing Date, in form and substance satisfactory to the Issuer.

(c)                                  The Issuer shall post copies of the documents specified in Sections 3.1(a) (other than the rating letters specified in clause (xi) thereof) and 3.1(b) on the 17g-5 Website as soon as practicable after the Closing Date.

Section 3.2.                                                   Conditions to Issuance of Additional Notes.  (a)             Additional Notes to be issued on an Additional Notes Closing Date pursuant to Section 2.4 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order, upon compliance with clauses (ix) and (x) of Section 3.1(a) (with all references therein to the Closing Date being deemed to be the applicable Additional Notes Closing Date) and upon receipt by the Trustee of the following:

(i)                                     Officers’ Certificate of the Issuer Regarding Corporate Matters.  An Officer’s certificate of the Issuer (1) evidencing the authorization by Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1 and the execution, authentication and delivery of the Additional Notes applied for by it and specifying the Stated Maturity, the principal amount and Interest Rate of each Class of such Additional Notes, and (2) certifying that (a) the attached copy of such Resolution is a true and complete copy thereof, (b) such Resolution has not been rescinded and is in full force and effect on and as of the Additional Notes Closing Date and (c) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)                                  Governmental Approvals.  From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Issuer that no other authorization, approval or consent of any governmental body is required for the performance of the Issuer of its obligations under this Indenture (including as supplemented in connection with the issuance of such Additional Notes), or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the performance of the Issuer of its obligations under this Indenture (including as supplemented in connection with the issuance of such Additional Notes) except as have been given (provided that the opinions delivered pursuant to Section 3.2(iii) may satisfy the requirement).

(iii)                               Opinions.  Opinions of (A) Richards, Layton & Finger, PA, special Delaware counsel to the Issuer (B) Dechert LLP, special U.S. counsel to the Issuer, the Portfolio Manager, the Transferor and the Retention Holder and (C) Seward & Kissel LLP, counsel to the Trustee and the Collateral Administrator, in each case dated the Additional Notes Closing Date, in form and substance satisfactory to the Issuer and the Trustee.

(iv)                              Evidence of Required Consents.  Satisfactory evidence of the consent of the Portfolio Manager and the Retention Holder to such issuance.

(v)                                 Officers’ Certificate of Issuer Regarding Indenture.  An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Additional Notes applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1 relating to the authentication and delivery of the Additional Notes applied for have been complied with and that the authentication and delivery of the Additional Notes is authorized or permitted under this Indenture and the supplemental indenture entered into in connection with such Additional Notes; = that all expenses due or accrued with respect to the Offering of the Additional Notes or relating to actions taken on or in connection with the Additional Notes Closing Date have been paid or reserved; and that all of its representations and warranties contained herein are true and correct as of the Additional Notes Closing Date.

(vi)                              Other Documents.  Such other documents as the Trustee may reasonably require; provided that nothing in this clause (vii) shall imply or impose a duty on the Trustee to so require any other documents.

For the avoidance of doubt, at any time any member of the Issuer can make a capital contribution to the Issuer.

Section 3.3.                                                   Delivery of Collateral Obligations and Eligible Investments.  (a) The Portfolio Manager, on behalf of the Issuer, shall deliver or cause to be delivered, on or prior to the Closing Date (with respect to the initial Collateral Obligations) and within two (2) Business Days after the related Cut-Off Date (with respect to any additional Collateral Obligations) to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.”  The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian.  Initially, the Custodian shall be the Bank.  Any successor custodian shall be a state or national bank or trust company that satisfies the same requirements applicable to a successor trustee as set forth in Section 6.8.

(b)                                 Each time that the Issuer (or the Portfolio Manager on behalf of the Issuer) directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investments, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause such Collateral Obligation, Eligible Investment or other investment to be Delivered.  The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released.  The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment, or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of the Collateral Obligations, Eligible Investments or other investments.

(c)                                  The Issuer (or the Portfolio Manager on its behalf) shall cause any other Assets acquired by the Issuer to be Delivered.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1.                                                   Satisfaction and Discharge of Indenture.

(a)                                 This Indenture shall be discharged and shall cease to be of further effect except as to:

(i)                                     rights of registration of transfer and exchange,

(ii)                                  substitution of mutilated, defaced, destroyed, lost or stolen Notes,

(iii)                               rights of Holders to receive payments of principal thereof and interest thereon,

(iv)                              the rights, protections, indemnities and immunities of the Trustee and the specific obligations set forth below hereunder,

(v)                                 the rights, obligations and immunities of the Portfolio Manager hereunder and under the Portfolio Management Agreement,

(vi)                              the rights, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement, and

(vii)                           the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture), when (A) the Trustee, at the request of the Issuer, confirms (which may be by email) that (1) no Collateral Obligations, Eligible Investments or Equity Securities remain on deposit or are credited in the Accounts and (2) no Trust Officer of the Trustee has actual knowledge of the filing or commencement of, or a written threat received within the prior six months to file or commence, any claim or other proceeding in respect of the Assets or the Notes and (B) the Trustee, based on an Issuer Order, closes the Accounts and confirms the same to the Issuer.  The Issuer shall not make the request described in clause (B) if the Issuer has actual knowledge of any unresolved claim or pending proceedings in respect of the Assets or the Notes. Following closure of the Accounts, the Trustee will, upon request by the Issuer, execute proper instruments acknowledging the satisfaction and discharge of this Indenture.

The Issuer shall forward a copy of its certificate of dissolution to the Trustee upon receipt.

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Portfolio Manager and, if applicable, the Holders, as the case may be, under Sections 2.8, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.

Section 4.2.                                                   Application of Trust Money.  All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Distributions, to the payment of principal and interest (or other amounts with respect to the Issuer), either directly or through any Paying Agent, as the Trustee may determine; and such Money shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3.                                                   Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Distributions and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

REMEDIES

Section 5.1.                                                   Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 a default in the payment, when due and payable, of (i) any interest on any Class A Note or, if there are no Class A Notes Outstanding, any Notes of the Controlling Class and the continuation of any such default for seven (7) Business Days, or (ii) any principal, interest, or Deferred Interest on, or any Redemption Price in respect of, any Note at its Stated Maturity or any Redemption Date with respect to which the notice of redemption has not been withdrawn in accordance with this Indenture; provided that, in the case of a default in payment resulting solely from an administrative error or omission by the Portfolio Manager, the Trustee, any Paying Agent or the Registrar, such default continues for a period of ten (10) or more Business Days after a Trust Officer of the Trustee receives written notice of such administrative error or omission; provided, further, that, in the case of any default on any Redemption Date, only to the extent that such default continues for a period of ten (10) or more Business Days; provided, further, that the failure to effectuate (I) any Optional Redemption (including a tax redemption) for which notice is withdrawn in accordance with the terms of this Indenture or (II) a Partial Redemption by Refinancing for which the Refinancing was not able to be effectuated shall, in each case, not constitute an Event of Default; provided, further, that in the case of a default in the payment of principal of any Note on any Redemption Date where (A) such default is due solely to a delayed or failed settlement of any asset sale by the Issuer (or the Portfolio Manager on behalf of the Issuer), (B) the Issuer (or the Portfolio Manager on behalf of the Issuer) had entered into a binding agreement for the sale of such asset prior to the applicable Redemption Date, (C) such delayed or failed settlement is due to circumstances beyond the control of the Issuer or the Portfolio Manager and (D) the Issuer (or the Portfolio Manager on behalf of the Issuer) has used reasonable efforts to cause such settlement to occur prior to the Redemption Date and without such delay or failure, then such default will not be an Event of Default unless such failure continues for 60 days after such Redemption Date;

(b)                                 the failure on any Distribution Date to disburse amounts in excess of U.S.$100,000 available in the Payment Account with respect to any amount payable in connection with the Notes, in each case, in accordance with the Priority of Distributions and continuation of such failure for a period of ten (10) Business Days (provided, if such failure results solely from an administrative error or omission by the Portfolio Manager, the Trustee, any Paying Agent or the Registrar, or due to another non-credit related reason, such default continues for a period of ten (10) or more Business Days after a Trust Officer of the Trustee receives written notice of such administrative error or omission);

(c)                                  the Issuer or the Assets becomes an investment company required to be registered under the Investment Company Act and such requirement has not been eliminated after a period of forty-five (45) days;

(d)                                 except as otherwise provided in this Section 5.1, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Issuer in this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test, Coverage Test or Reinvestment Overcollateralization Test is not an Event of Default), or the failure of any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in all material respects when the same shall have been made that such failure has had a material adverse effect on such holder, and the continuation of such default, breach or failure for a period of forty-five (45) days after notice to the Issuer and the Portfolio Manager by registered or certified mail or overnight courier, by the Trustee, the Issuer or the Portfolio Manager, or to the Issuer, the Portfolio Manager and the Trustee by a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;  provided that, if the Issuer (as notified to the Trustee by the Portfolio Manager in writing), has commenced curing such default, breach or failure during the 45-day period specified above, such default, breach or failure shall not constitute an Event of Default under this clause (d) unless it continues for a period of 60 days (rather than, and not in addition to, such 45-day period specified above) after such notice (to the extent such default, breach or failure can be cured); provided, further, that any failure to effect a Refinancing, Optional Redemption or Re-Pricing Amendment will not be an Event of Default;

(e)                                  the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking winding up, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the

Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(f)                                   the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent by the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(g)                                  on any date of determination, the failure of the ratio of (i) the Aggregate Principal Balance of the Pledged Obligations plus, without duplication, amounts on deposit in the Accounts representing Principal Proceeds to (ii) the Aggregate Outstanding Amount of the Class A-1 Notes to equal or exceed 102.5%; provided that, for purposes of calculating the Aggregate Principal Balance of the Pledged Obligations under this clause (g), the Aggregate Principal Balance of each Defaulted Obligation shall be the Market Value thereof.

Upon obtaining knowledge (or a Trust Officer having actual knowledge, for the Trustee) of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Portfolio Manager shall notify each other, and the Trustee shall provide the notices of Default required under Section 6.2.

Section 5.2.                                                   Acceleration of Maturity; Rescission and Annulment.  (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee, if a Trust Officer of the Trustee has received written notice or has actual knowledge of such Event of Default, may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Issuer and each Rating Agency, declare the principal of all the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable and the Reinvestment Period shall terminate. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer, the Trustee and each Rating Agency may rescind and annul such declaration and its consequences if:

(i)                                     The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)                               all unpaid installments of interest and principal then due and payable on the Notes (other than as a result of such acceleration);

(B)                               to the extent that the payment of such interest is lawful, current interest upon any Deferred Interest at the applicable Interest Rates; and

(C)                               all unpaid taxes and, subject to the Administrative Expense Cap, Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses; and

(ii)                                  if it has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Notes, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.  Any Hedge Agreement in effect upon such declaration of an acceleration must remain in effect until liquidation of the Assets has begun and such declaration is no longer capable of being rescinded or annulled; provided that the Issuer shall nevertheless be entitled to designate an early termination date under and in accordance with the terms of such Hedge Agreement.

Section 5.3.         Collection of Indebtedness and Suits for Enforcement by the Trustee.  The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any of the Notes, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount, if any, then due and payable on such Notes for principal and interest with interest upon the overdue principal, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall upon written direction of a Supermajority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may, and shall upon written direction of the Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Supermajority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law or, in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)                                 to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of the Notes or Holders allowed in any Proceedings relative to the Issuer or such other obligor upon the Notes or to the creditors or property of the Issuer or such other obligor;

(b)                                 unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)                                  to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Notes to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders of the Notes, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders of the Notes in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4.                                                   Remedies.  (a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, upon written direction of a Supermajority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)                                     institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)                                  sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Sections 5.5 and 5.17;

(iii)                               institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)                              exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Notes hereunder (including, without limitation, exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)                                 exercise any other rights and remedies that may be available at law or in equity;

provided, however, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions specified in Section 5.5(a).

The Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking firm of national reputation, or other appropriate advisor concerning the matter, which may (but need not) be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the cost of which shall be commercially reasonable.

(b)                                 If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the written direction of the Holders of a Majority of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)                                  Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party or any Affiliate of the Issuer may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)                                 Notwithstanding any other provision of this Indenture, none of any Holder of the Notes, the Trustee nor any other Secured Party may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or State bankruptcy or similar laws.  Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(e)                                  In the event one or more Holders or beneficial owners of Notes causes a Bankruptcy Filing against the Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) (each, a “Filing Holder”) will be deemed to acknowledge and agree that (i) any claim that such Filing Holder(s) have against the Issuer or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Distributions, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Note that is not a Filing Holder, with such subordination being effective until all amounts with respect to each Note held by each Holder or beneficial owner of any Note that is not a Filing Holder are paid in full in accordance with the Priority of Distributions (after giving effect to such subordination), (ii) such Filing Holder(s) will promptly return or cause all amounts received by it (them) following the filing of such petition to be returned to the Issuer and (iii) such Filing Holder(s) will take all necessary action to give effect to the Bankruptcy Subordination Agreement.  The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement” and any Class of Notes of any Holder or beneficial owner who caused such subordination will be referred to as the “Bankruptcy Subordinated Class.”  The Bankruptcy Subordination Agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)).  The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(e).

(f)                                   The Issuer shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable law, subject to applicable funds available to pay the related expenses.  The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be paid as Administrative Expenses.

(g)                                  Upon (i) the institution of any Proceeding to have the adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable law (in each case, whether voluntary or involuntary), the Trustee shall not withdraw funds from the Payment Account to pay or transfer any amounts set forth in any Distribution Report except in accordance with the instructions of a court of competent jurisdiction.

Section 5.5.                                                   Optional Preservation of Assets.  (a)  Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Notes intact (except as otherwise expressly permitted or required by Sections 7.16(l), 10.8 and 12.1), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Distributions and the provisions of Article X, Article XII and Article XIII unless:

(i)                                     the Trustee, pursuant to Section 5.5(c) and in consultation with the Portfolio Manager, determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Notes for principal and interest (including Deferred Interest), and all Administrative Expenses and other amounts, fees and expenses payable or distributable pursuant to the Priority of Distributions prior to any distributions to the Issuer, and a Supermajority of the Controlling Class agrees with such determination;

(ii)                                  either (x) in the case of an Event of Default under Section 5.1(a) (so long as any such Event of Default (A) was not the result of an administrative error or omission by the Trustee, any Paying Agent or the Registrar of the Notes, (B) did not occur as a result of the failure to pay any amount due on a Redemption Date or (C) was not as a result of the failure to pay interest on the Class A-2 Notes while the Class A-1 Notes are the Controlling Class) or Section 5.1(g) above, a Supermajority of the Class A-1 Notes or (y) a Supermajority of each Class of Notes, in each case, voting separately, directs the sale and liquidation of all or any portion of the Assets; or

(iii)                               if the Notes have been paid in full, the Issuer may direct the sale and liquidation of all or any portion of the Assets.

The Trustee shall give written notice of the retention of the Assets to the Issuer, the Rating Agencies and the Portfolio Manager.  So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time with notice to the Rating Agencies when the conditions specified in clause (i), (ii) or (iii) exist.

In the event a liquidation of all or any portion of the Assets is commenced in accordance with this Section 5.5, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable under this Indenture, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder. The Portfolio Manager or any Holder of Notes may submit a bid (on its own behalf or on behalf of one or more designees) to purchase Assets in connection with any liquidation of all or any portion of the Assets; provided that the Trustee is under no obligation to seek bids from the Portfolio Manager or any Holder of Notes or to sell Assets to the Portfolio Manager or any Holder of Notes submitting a bid.

(b)                                 Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Notes if the conditions set forth in clause (i), (ii) or (iii) of Section 5.5(a) are not satisfied.  Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)                                  In determining whether the condition specified in Section 5.5(a)(i) exists, at the written direction of a Supermajority of the Controlling Class, the Trustee shall request bid prices with respect to each security contained in the Assets from two nationally recognized dealers at the time making a market in such securities (as identified by the Portfolio Manager, if possible, to the Trustee in writing) and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security.  In the event that the Trustee is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset.  If the Trustee is unable to obtain any bids, the condition specified in Section 5.5(a)(i) shall be deemed to not be satisfied.  For the purposes of making the determinations required pursuant to Section 5.5(a)(i), the Trustee shall apply the standards set forth in Section 6.3(c)(i) or (ii).  In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of all or any portion of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain (at the Issuer’s expense and for a commercially reasonable fee) and rely on an opinion of an Independent bank of national reputation or other appropriate advisor concerning the matter.

The Trustee shall deliver to the Holders and the Portfolio Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than ten (10) days after such determination is made.  If a Supermajority of the Controlling Class has directed the Trustee to make a determination pursuant to Section 5.5(c), the Trustee shall make the determinations required by Section 5.5(a)(i) within thirty (30) days after an Event of Default (or such longer period as is necessary if the information required to make such determination has not yet been received) or at the request of a Supermajority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a).

(d)                                 Notwithstanding anything to the contrary contained herein, prior to the sale of the Assets in connection with an exercise of remedies described in this Section 5.5, the Trustee shall use commercially reasonable efforts to notify the Issuer and each Rating Agency of its intent to sell the Assets in accordance with this Indenture.  Prior to the consummation by the Trustee of any such sale of the Assets, the Trustee shall offer to sell the Assets to the Holders of the Interests constituting a Majority of the Interests on the same terms and conditions as are offered in the highest firm bid to purchase the Assets by any Person that is not an Affiliate of the Issuer or the Portfolio Manager.  To the extent a Majority of the Interests does not accept such offer within two (2) Business Days after delivery thereof by the Trustee, the Trustee may accept any such bid on the same terms and conditions for a period of ten (10) days.  If the Trustee does not accept such bid within such ten (10) day period and intends to subsequently sell the Assets, the Trustee shall comply with the requirements of this paragraph in connection with any such subsequent proposed sale.

Section 5.6.                                                   Trustee May Enforce Claims without Possession of Notes.  All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7.

Section 5.7.                                                   Application of Money Collected.  Any Money collected by the Trustee (after payment of costs of collection, liquidation and enforcement) with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee.  Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1 shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8.                                                   Limitation on Suits.  No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given to a Trust Officer of the Trustee written notice of an Event of Default;

(b)                                 the Holder or Holders of a Majority of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)                                  the Trustee, for thirty (30) days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)                                 no direction inconsistent with such written request has been given to the Trustee during such thirty (30)-day period by a Supermajority of the Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Distributions.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Supermajority of the Controlling Class, pursuant to this Section 5.8, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class.  If the groups represent the same percentage, the Trustee in its sole discretion may determine what action, if any, shall be taken.

Section 5.9.                                                   Unconditional Rights of Holders of Notes to Receive Principal and Interest.  Subject to Sections 2.8(i), 2.13, 5.13, 6.15 and 13.1, but notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable in accordance with the Priority of Distributions and Section 13.1, and, subject to the provisions of Section 5.8, to institute Proceedings for the enforcement of any such payment.  Holders of Notes ranking junior to Notes still Outstanding shall have no right to institute proceedings for the enforcement of any such payment until such time as no Note ranking senior to such Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10.                                            Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee  and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11.                                            Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12.                                            Delay or Omission Not Waiver.  No delay or omission of the Trustee or any Holder of Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default.  Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Notes.

Section 5.13.                                            Control by Supermajority of Controlling Class.  A Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee, and to direct the exercise of any trust, right, remedy or power conferred upon the Trustee; provided that:

(a)                                 such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)                                 the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received the indemnity as set forth in clause (c) below);

(c)                                  the Trustee shall have been provided with security or indemnity reasonably satisfactory to it; and

(d)                                 notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes secured thereby representing the requisite percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.5.

Section 5.14.                                            Waiver of Past Defaults.  Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

(a)                                 in the payment of the principal of any Note (which may be waived with the consent of each Holder of such Note);

(b)                                 in the payment of interest on the Notes of the Controlling Class (which may be waived with the consent of the Holders of 100% of the Controlling Class);

(c)                                  in respect of a provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby (which may be waived with the consent of each such Holder); or

(d)                                 in respect of a representation contained in Section 7.18 (which may be waived by a Majority of the Controlling Class if the Global Rating Agency Condition is satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.  The Trustee shall promptly give written notice of any such waiver to the Rating Agencies then rating any Class of Notes, the Portfolio Manager and each Holder.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15.                                            Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee, Collateral Administrator or Portfolio Manager for any action taken, or omitted by it as Trustee, Collateral Administrator or Portfolio Manager, as applicable, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16.                                            Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17.                                            Sale of Assets.  (a)  The power to effect any sale (a “Sale”) of all or any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more

Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice provided as soon as reasonably practicable to the Holders, and shall, upon direction of the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes having the power to direct such Sale, from time to time postpone any Sale by public announcement made at the time and place of such Sale pursuant to Section 5.5.  The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee and the Portfolio Manager shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7; provided, further, that this Section 5.17 shall be qualified in its entirety by reference to Section 5.5(d).

(b)                                 Subject to Section 5.5(d), the Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7.  The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.  The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)                                  If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Portfolio Manager may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the written consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)                                 The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty.  In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e)                                  Without limiting any right under Section 5.5(d), and notwithstanding any prior notice delivered thereunder, the Trustee shall provide notice as soon as reasonably practicable of any public Sale to the Holders of the Interests, and the Holders of the Interests and the Portfolio Manager shall be permitted to participate in any such public Sale to the extent permitted by applicable law and to the extent such Holders or the Portfolio Manager, as applicable, meet any applicable eligibility requirements with respect to such Sale.

Section 5.18.                                            Action on the Notes.  The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.  Neither the lien of this

Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1.                                                   Certain Duties and Responsibilities of the Trustee.  (a)  Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three (3) Business Days in the case of an Officer’s certificate furnished by the Portfolio Manager, notify the party delivering the same if such certificate or opinion does not conform.  If a corrected form shall not have been delivered to the Trustee within fifteen days after such notice from the Trustee, the Trustee shall so notify the Holders.

(b)                                 In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority (or Supermajority, as applicable) of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the

Portfolio Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under Article V, under this Indenture; and

(v)                                 in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of the form of such action.

(d)                                 For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any default or any Event of Default described in Sections 5.1(c), (d), (e), (f) or (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Assets or this Indenture. Until such time, the Trustee shall have no obligation to inquire into, or investigate as to, whether or not such event has occurred. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1(d).

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(f)                                   The Trustee shall, upon reasonable (but no less than three (3) Business Days’) prior written notice to the Trustee, permit any representative of a Holder of a Note, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee (other than items protected by attorney-client privilege) relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder).

Section 6.2.                                                   Notice of Default.  As soon as reasonably practicable (and in no event later than three (3) Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall give notice to the Issuer, the Portfolio Manager, each Rating Agency, each Hedge Counterparty, each Paying Agent and all Holders, as their names and addresses appear on the Register, of all Defaults hereunder actually known to the Trust Officer of the Trustee, unless such Default shall have been cured or waived.

Section 6.3.                                                   Certain Rights of Trustee.  Except as otherwise provided in Section 6.1:

(a)                                 the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(c)                                  whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder (including, without limitation, with respect to any ambiguity in the interpretation of any definition, provision or term contained in this Indenture or any other Transaction Document), the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s certificate or Issuer Order, (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services or (iii) reasonably determine that more than one methodology can be used to make any of the determinations or calculations set forth in the Transaction Documents, then the Trustee may request direction from the Portfolio Manager as to the methodology to be used, and the Trustee shall be entitled to follow and conclusively rely on such direction without any liability therefor provided the Trustee has complied with such direction in good faith and without willful misfeasance and gross negligence;

(d)                                 as a condition to the taking or omitting of any action by it hereunder or to the extent in the Trustee, in good faith reasonably believes that any such action or inaction would be contrary to applicable law, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class, the Issuer or of a Rating Agency shall (subject to the right of the Trustee hereunder to be satisfactorily indemnified), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice (not less than five (5) Business Days) to the Issuer and the Portfolio Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Portfolio Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder; provided, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder so long as the Trustee causes such agents, attorneys and auditors to hold in confidence all such information;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, accountants or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)                                     nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, monitor, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Portfolio Manager;

(j)                                    to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and conclusively rely upon) instruction from the Issuer (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)                                 to the extent not prohibited by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(l)                                     the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture;

(m)                             the permissive rights of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(n)                                 the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of

God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities or communications services);

(o)                                 in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account.  If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(p)                                 the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.  Such compensation is not payable or reimbursable under Section 6.7;

(q)                                 to help fight the funding of terrorism and money laundering activities, the Trustee shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee.  The Trustee may ask for the name, address, tax identification number, organizational documents, certificates of good standing, licenses to do business and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account.  The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(r)                                    the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Portfolio Manager, the Issuer, any Paying Agent (other than the Trustee), any Authenticating Agent (other than the Trustee), any Clearing Corporation or any depository institution and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Portfolio Manager with the terms hereof or the Portfolio Management Agreement, or to verify or independently determine the accuracy of information received by it from the Portfolio Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(s)                                   neither the Trustee nor the Collateral Administrator shall have any obligation to determine:  (a) if a Collateral Obligation meets the criteria specified in the definition thereof, (b) if the conditions specified in the definition of “Deliver” have been complied with, or (c) if a Collateral Obligation is a Current Pay Obligation, Defaulted Obligation, or Discount Obligation;

(t)                                    the Collateral Administrator shall have the same rights, privileges, immunities and indemnities afforded to the Trustee in this Article VI; provided, that such rights, privileges, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Collateral Administration Agreement;

(u)                                 in the event the Bank (in its individual capacity or as Trustee) is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Calculation Agent, Custodian or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the

Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(v)                                 notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a Securities Intermediary) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(w)                               the Trustee shall not have any duty or responsibility for (i) any recording, filing, or depositing of this Indenture, any other Transaction Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Assets, (ii) the acquisition or maintenance of any insurance, (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Assets, (iv) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth in the Transaction Documents or in any related document, (v) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of any Transaction Document, any related document or any other agreement, instrument or document, or (vi) the satisfaction of any condition set forth in any Transaction Document or any related document;

(x)                                 the Trustee shall not be required to take any action under any Transaction Document or any related document if taking such action (A) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax, or (B) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified;

(y)                                 the Trustee shall have no obligation to monitor or enforce compliance with the U.S. Risk Retention Rules or the EU Retention Requirements; and

(z)                                  in order to comply with its Customer Identification Program obligations under the USA PATRIOT Act and related regulations, the Trustee shall have the right to request from certain parties, including but not limited to the Issuer, the Portfolio Manager and the Holders, such information as it deems necessary or appropriate to identify and verify each party’s identity, including without limitation, each party’s name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 6.4.                                                   Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5.                                                   Trustee May Hold Notes.  The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6.                                                   Money Held in Trust.  Money held by the Trustee hereunder shall be held in trust to the extent required herein.  The Trustee shall be under no liability for interest on any Money received by it hereunder, except in its capacity as the Bank to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7.                                                   Compensation and Reimbursement.  (a) The Issuer agrees:

(i)                                     to pay the Trustee on each Distribution Date reasonable compensation as set forth in a separate fee schedule dated on or near the Closing Date between the Trustee and the Portfolio Manager for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)                                  in accordance with the terms hereof, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including, without limitation, costs incurred in connection with tax compliance or withholding, the exercise or enforcement of remedies pursuant to Article V, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 10.7 or any other term of this Indenture, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Portfolio Manager in writing; and

(iii)                               to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, claim, damage, fee, cost, liability or expense incurred without negligence, willful misconduct or bad faith on their part, and arising out of or in connection with the acceptance or administration of the trust or the transactions contemplated hereby, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs and the attorneys’ fees and expenses incurred in connection with any action, suit or proceeding brought by the Trustee to enforce any indemnification by, or other obligations of, the Issuer or the costs of defending or prosecuting any claim) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other Transaction Document related hereto.

(b)                                 The Trustee shall receive amounts pursuant to this Section 6.7 in accordance with the Priority of Distributions but only to the extent that funds are available for the payment thereof.  Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9.  No direction by the Holders shall affect the right of the Trustee to collect amounts owed to it under this Indenture.  If on any date when a fee or expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available therefor.  The Issuer’s obligations under this Section 6.7 shall be secured by the lien of this Indenture and shall survive the termination of this Indenture and the resignation or removal of the Trustee pursuant to Section 6.9.

(c)                                  The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year (or if longer the applicable preference period then in effect) and one day after the payment in full of all Notes.  Nothing in this Section 6.7(c) shall preclude the Trustee from (i) exercising its rights as a secured or unsecured creditor in any Proceeding involving the Issuer not filed or commenced by the Trustee or (ii) while an Event of Default is continuing, commencing against the Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar Proceeding; provided that any recovery of any amount received by the Trustee under the preceding clause (i) or (ii) shall be distributed in accordance with the Priority of Distributions.

(d)                                 To the extent that the entity acting as Trustee is acting as Registrar, Calculation Agent, Paying Agent, Authenticating Agent or Custodian, the rights, privileges, immunities and indemnities set forth in this Article VI shall also apply to it acting in each such capacity.

Section 6.8.                                                   Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a rating of at least “BBB+” by S&P and long-term issuer default rating of at least “A” and a short-term issuer default rating of at least “F1” by Fitch and having an office within the United States; provided, that if the Trustee is downgraded by the applicable Rating Agency below such Rating Agency’s minimum rating or counterparty risk assessment as set forth in this sentence, the Trustee (x) shall promptly notify the Issuer and the Portfolio Manager of such downgrade in writing and (y) may retain its eligibility if it obtains or has obtained (at its own expense) or, to the extent the Issuer or the Portfolio Manager requests that the Trustee retain its eligibility (at the Issuer’s expense), prior to appointment of a successor trustee, (i) a confirmation from the applicable Rating Agency that downgraded the Trustee or counterparty risk assessment that such Rating Agency’s then-current rating of the Notes will not be downgraded or withdrawn by reason of such downgrade of the Trustee’s rating or (ii) a written waiver or other written acknowledgement (which may be evidenced by an exchange of electronic messages or facsimiles) from such Rating Agency that it will not review such Rating Agency’s then-current rating of the Notes in such circumstances.  If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition.  The Trustee shall inform the Issuer and the Portfolio Manager upon satisfaction of the foregoing requirements. If at any time the Trustee shall cease to be eligible and fails to obtain such confirmation, waiver or acknowledgement in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9.                                                   Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Issuer, the Portfolio Manager, the Holders of the Notes and each Rating Agency not less than sixty (60) days prior to such resignation.  Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Portfolio Manager; provided that the Issuer shall provide prior written notice to the Rating Agencies of any such appointment; provided, further, that the Issuer shall not appoint such successor trustee or trustees without the consent of a Majority of each Class of Notes voting as a separate Class (or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the most senior Class of Notes) unless (i) the Issuer gives ten (10) days’ prior written notice to the Holders of such appointment and (ii) a Majority of each Class of Notes voting as a separate Class (or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), a Majority of the most senior Class of Notes) do not provide written notice to the Issuer objecting to such appointment (the failure of any such Majority to provide such notice to the Issuer within ten (10) days of receipt of notice of such appointment from the Issuer being conclusively deemed to constitute hereunder consent to such appointment and approval of such successor trustee or trustees).  If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)                                  The Trustee may, upon not less than thirty (30) days’ notice, be removed at any time by Act of a Majority of each Class of Notes voting separately or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d)                                 If at any time:

(i)                                     the Trustee shall cease to be eligible under Section 6.8 and (A) shall fail to give written notice to the Issuer and the Portfolio Manager or (B) shall fail to resign after written request therefor by the Issuer or a Majority of the Controlling Class; or

(ii)                                  the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee.  If the Issuer shall fail to appoint a successor Trustee within sixty (60) days after such removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee.  The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer.  If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the retiring Trustee may, or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                   The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event to the Portfolio Manager and to the Holders of the Notes as their names and addresses appear in the Register and to each Rating Agency.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

(g)                                  Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture and as Collateral Administrator under the Collateral Administration Agreement.

Section 6.10.                                            Acceptance of Appointment by Successor Trustee.  Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment.  Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; provided that, on request of the Issuer or a Majority of any Class of Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11.                                            Merger, Conversion, Consolidation or Succession to Business of Trustee.  Any organization, banking association or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12.                                            Co-Trustees.  At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee that satisfies the eligibility requirement of Section 6.8 (subject to notice to the Rating Agencies), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12 and to perform such other acts as may be determined by the Issuer and the Trustee.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee.  If the Issuer does not join in such appointment within fifteen (15) days after the receipt by the Issuer of a request to do so, the Trustee shall have the power to make such appointment. In no event shall any co-trustee be deemed to be an agent or representative of the Trustee.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.  The Issuer agrees to pay (but only from and to the extent of the Assets), to the extent funds are available therefor under the Priority of Distributions, any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)                                 the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)                                 the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)                                  the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer.  A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)                                 no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)                                  the Trustee shall not be liable by reason of any act or omission of a co-trustee or for the appointment of a co-trustee (in accordance with this Section 6.12); and

(f)                                   any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify each Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13.                                            Certain Duties of Trustee Related to Delayed Payment of Proceeds.  In the event that in any month the Trustee shall not have received a payment with respect to any Pledged Obligation on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Portfolio Manager in writing or electronically (if an e-mail address is provided) and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the issuer of such Pledged Obligation, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Portfolio Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Portfolio Manager requests a release of a Pledged Obligation and/or delivers an additional Collateral Obligation in connection with any such action under the Portfolio Management Agreement or under this Indenture, such release shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14.                                            Authenticating Agents.  Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6, 2.7 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer.  Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense under Section 11.1.  The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15.                                            Withholding.  If any withholding or deduction is imposed on the Issuer’s payment (or allocations of income) under the Notes, such withholding or deduction shall reduce the amount otherwise distributable to the relevant Holder.  The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed or required to be deducted or withheld by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings) or may be withheld because of a failure by a Holder to provide any information required under FATCA or Sections 1441, 1445 and 1446 of the Code or any other provisions of any applicable law and to timely remit such amounts to the appropriate taxing authority.  The amount of any withholding tax imposed with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee.  If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15.  If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 6.16.                                            Representative for Holders of Notes Only; Agent for Each Other Secured Party.  With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Holders of the Notes and agent for each other Secured Party.  In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as Entitlement Holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders of the Notes and agent for each other Secured Party.

Section 6.17.                                            Representations and Warranties of the Bank.  The Bank (and any Person that becomes a successor Trustee pursuant to Sections 6.9, 6.10, or 6.11 or a co-trustee pursuant to Section 6.12, or a successor Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary pursuant to Sections 2.6, 3.3, 7.2, or 7.15, as applicable) represents and warrants as follows in its individual capacity and in its capacities as described below:

(a)                                 Organization.  The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States of America and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary, as applicable.

(b)                                 Authorization; Binding Obligations.  The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary, as applicable, under this Indenture.  The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto.  Upon execution and delivery by the Bank, this Indenture shall constitute the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and similar laws affecting the rights of creditors, and subject to equitable principles including without limitation concepts of materiality, reasonableness, good faith and fair dealing (whether enforcement is sought in a legal or equitable Proceeding), and except that certain of such obligations may be enforceable solely against the Assets.

(c)                                  Eligibility.  The Bank is eligible under Section 6.8 to serve as Trustee hereunder, and is eligible under Section 3.3 to serve as Custodian hereunder.

(d)                                 No Conflict.  Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration with any United States federal or State of New York agency or other governmental body under any United States federal or State of New York regulation or law having jurisdiction over the banking or trust powers of the Bank.

Section 6.18.                                            Communication with Rating Agencies.  Any written communication, including any confirmation, from a Rating Agency provided for or required to be obtained by the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Trustee, including by electronic message, facsimile, press release, posting to the applicable Rating Agency’s website or other means then considered industry standard.

Section 6.19.                                            Removal of Assets from Accounts.  The Trustee shall not, except in accordance with Article V and Sections 10.6 and 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof shall continue to be maintained after giving effect to such action or actions.

ARTICLE VII

COVENANTS

Section 7.1.                                                   Payment of Principal and Interest.  The Issuer shall duly and punctually pay the principal of and interest on the Notes, in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Distributions.  The Issuer shall, to the extent legally permitted and to the extent funds are available pursuant to the Priority of Distributions, duly and punctually pay all required distributions to the Issuer, in accordance with this Indenture.

The Issuer shall, subject to the Priority of Distributions, reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Notes or this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Holder shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

Section 7.2.                                                   Maintenance of Office or Agency.  The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes and the Trustee as Transfer Agent for transfers of the Notes.  Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trustee or its agent designated for purposes of surrender, transfer or exchange.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes and no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities.  The Issuer shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office.  The Issuer shall give prompt written notice to the Trustee, each Rating Agency then rating a Class of Notes and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at, notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Issuer hereby appoints the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3.                                                   Money for Note Payments to Be Held in Trust.  All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Issuer shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth (5th) calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer shall, on or before the Business Day next preceding each Distribution Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Distribution Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.  Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2.  Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee (with a copy to each Rating Agency); provided, that so long as the Notes of any Class is rated by a

Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of “A+” or higher by S&P or a short-term debt rating of “A-1” by S&P and a long-term issuer default rating of “A” by Fitch and a short-term issuer default rating of “F1” by Fitch or (ii) the Global Rating Agency Condition is satisfied.  In the event that such successor Paying Agent ceases to have a long-term debt rating of “A+” or higher by S&P and a long-term issuer default rating of “A” by Fitch or a short-term debt rating of “A-1” by S&P or a short-term issuer default rating of “F1” by Fitch, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent.  The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities.  The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent shall:

(a)                                 allocate all sums received for payment to the Holders of Notes and the Issuer for which it acts as Paying Agent on each Distribution Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report or report pertaining to such Redemption Date to the extent permitted by applicable law;

(b)                                 hold all sums held by it for the payment of amounts due with respect to the Notes and otherwise to the Issuer in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                                  if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes and otherwise to the Issuer if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)                                 if such Paying Agent is not the Trustee, immediately give the Trustee (with a copy to the Portfolio Manager and each Rating Agency) notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)                                  if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Notes and remaining unclaimed for two (2)

years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease.  The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4.                                                   Existence of the Issuer.  (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as limited liability company organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a company, in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided, however, that the Issuer shall be entitled to change its jurisdiction of organization from the State of Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded to the Holders, the Portfolio Manager and each Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)                                 The Issuer (i) shall ensure that all limited liability company or other formalities regarding its existence are followed, except where the failure to do so could not reasonably be expected to have a material adverse effect on the validity and enforceability of this Indenture, the Notes, or any of the Assets, and (ii) shall not have any employees (other than its officers to the extent such officers might be considered employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries, and (ii) except to the extent contemplated in the Issuer Limited Liability Company Agreement (x) the Issuer shall not (A) except as contemplated by the Offering Circular, any Transaction Document or the Issuer Limited Liability Company Agreement, engage in any transaction with any affiliate that would constitute a conflict of interest or (B) make distributions other than in accordance with the Issuer Limited Liability Company Agreement, and (y) the Issuer shall, except when otherwise required for consolidated accounting purposes or tax purposes, (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (except to the extent required to be consolidated under GAAP), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one Independent Manager.

Section 7.5.                                                   Protection of Assets.  (a) The Issuer, or the Portfolio Manager on behalf and at the expense of the Issuer, shall cause the taking of such action by the Issuer (or by the Portfolio Manager if within the Portfolio Manager’s control under the Portfolio Management Agreement) as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Portfolio Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Portfolio Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority.  The Issuer shall from time to time prepare or cause to be prepared, execute, deliver and file all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Trustee for the benefit of the Holders of the Notes hereunder and to:

(i)                                     Grant more effectively all or any portion of the Assets;

(ii)                                  maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)                               perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)                              enforce any of the Assets;

(v)                                 preserve and defend title to the Assets and the rights therein of the Secured Parties in the Assets against the claims of all Persons and parties; or

(vi)                              pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file or record any Financing Statement (other than the Financing Statement delivered on the Closing Date), continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5; provided that such appointment shall not impose upon the Trustee any of the Issuer’s or the Portfolio Manager’s obligations under this Section 7.5.  In connection therewith, the Trustee shall be entitled to receive, at the cost of the Issuer, and conclusively rely upon an Opinion of Counsel delivered in accordance with Section 7.6 as to the need to file, the dates by which such filings are required to be made and the jurisdiction in which such filings are to be made and the form and content of such filings.  The Issuer further authorizes and shall cause the Issuer’s United States counsel to file a Financing Statement that names the Issuer as “Debtor” and the Trustee, on behalf of the Secured Parties, as “Secured

Party” and that describes “all assets in which the Issuer now or hereafter has rights” as the collateral in which the Trustee has a Grant.

(b)                                 [Reserved].

(c)                                  The Trustee shall not, except in accordance with this Indenture, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

(d)                                 If the Issuer shall at any time hold or acquire a “commercial tort claim” (as defined in the UCC) for which the Issuer (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, the Issuer shall promptly provide notice to the Trustee in writing containing a sufficient description thereof (within the meaning of Section 9-108 of the UCC). If the Issuer shall at any time hold or acquire any timber to be cut, the Issuer shall promptly provide notice to the Trustee in writing containing a description of the land concerned (within the meaning of Section 9-203(b) of the UCC). Any commercial tort claim or timber to be cut so described in such notice to the Trustee will constitute an Asset and the description thereof will be deemed to be incorporated into the reference to commercial tort claims or to goods in the first Granting Clause. If the Issuer shall at any time hold or acquire any letter-of-credit rights, other than letter-of-credit rights that are supporting obligations (as defined in Section 9-102(a)(78) of the UCC), it shall obtain the consent of the issuer of the applicable letter of credit to an assignment of the proceeds of such letter of credit to the Trustee in order to establish control (pursuant to Section 9-107 of the UCC) of such letter-of-credit rights by the Trustee.

Section 7.6.                                                   Opinions as to Assets.  For so long as any Notes are Outstanding, on or before the March 31 that precedes the fifth (5th) anniversary of the Closing Date (and every five (5) years thereafter so long as any Notes are Outstanding), the Issuer shall furnish to the Trustee and the Rating Agencies an Opinion of Counsel relating to the security interest Granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7.                                                   Performance of Obligations.  (a)  The Issuer shall not take any action, and shall use its commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of pricing amendments, ordinary course waivers/amendments, and enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Portfolio Manager under the Portfolio Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)                                 The Issuer may, with the prior written consent of a Majority of each Class of Notes (except in the case of the Portfolio Management Agreement and the Collateral Administration Agreement, in which case no consent shall be required except to the extent expressly required therein), contract with other Persons, including the Portfolio Manager, the Trustee and the Collateral Administrator for the performance of actions and obligations to be performed by the Issuer hereunder and under the Portfolio Management Agreement by such Persons.  Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto.  In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer shall punctually perform, and use its commercially reasonable efforts to cause the Portfolio Manager, the Trustee, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Portfolio Management Agreement, this Indenture, the Collateral Administration Agreement or any such other agreement.

(c)                                  The Issuer shall notify each Rating Agency within ten (10) Business Days after receipt of notice, or otherwise obtaining actual knowledge, of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8.                                                   Negative Covenants.  (a)  The Issuer shall not, from and after the Closing Date:

(i)                                     sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Portfolio Management Agreement;

(ii)                                  claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld in accordance with the Code or any applicable tax or similar laws of any other applicable jurisdiction) or assert any claim against any present or future Holder of Notes, by reason of the payment of any taxes levied or assessed upon any part of the Assets, other than as described in Section 7.16;

(iii)                               (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby, or (B) issue any additional class of securities or equity (except as provided in Section 2.4);

(iv)                              (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be permitted hereby or by the Portfolio Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)                                 amend the Portfolio Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)                              dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)                           pay any distributions other than in accordance with the Priority of Distributions; provided that, the Issuer shall be permitted to make distributions to its members of any amounts received by it in accordance with the Priority of Distributions;

(viii)                        permit the formation of any subsidiaries;

(ix)                              conduct business under any name other than its own;

(x)                                 have any employees (other than officers to the extent such officers might be considered employees);

(xi)                              sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by this Indenture or the Portfolio Management Agreement;

(xii)                           fail to maintain an Independent Manager under the Issuer Limited Liability Company Agreement;

(xiii)                        solicit, advertise or publish the Issuer’s ability to enter into credit derivatives;

(xiv)                       register as or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company;

(xv)                          knowingly take any action that would reasonably be expected to cause it to be treated as a bank, insurance company or finance company for purposes of (i) any tax, securities law or other filing or submission made to any governmental authority, (ii) any application made to a rating agency or (iii) qualification for any exemption from tax, securities law or any other legal requirements;

(xvi)                       hold itself out to the public as a bank, insurance company or finance company; and

(xvii)                    engage in securities lending.

(b)                                 [Reserved].

(c)                                  The Issuer shall not be party to any agreements (including Hedge Agreements) without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Portfolio Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Portfolio Manager in its sole discretion) loan trading documentation.

Section 7.9.                                                   Statement as to Compliance.  On or before September 1 in each calendar year, commencing in 2019, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Notes pursuant to Section 2.4, the Issuer shall deliver to the Trustee and the Portfolio Manager (to be forwarded, at the cost of the Issuer, by the Trustee to each Holder making a written request therefor and each Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Portfolio Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five (5) days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10.                                            Issuer May Consolidate, etc., Only on Certain Terms.  The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)                                 the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Portfolio Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Notes, the payments to the Issuer and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b)                                 the Trustee shall have received, as soon as reasonably practicable and in any case no less than five (5) days prior to such merger or consolidation, notice of such consolidation or merger and shall have distributed copies of such notice to each Rating Agency of such merger or consolidation, and the Trustee shall have received written confirmation from each Rating

Agency that its ratings issued with respect to the Notes then rated by such Rating Agency shall not be reduced or withdrawn as a result of the consummation of such transaction;

(c)                                  if the Merging Entity is not the surviving corporation, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)                                 if the Merging Entity is not the surviving corporation, the Successor Entity shall have delivered to the Trustee and each Rating Agency, an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing all of the Notes, and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Notes; and in each case as to such other matters as the Trustee or any Holder may reasonably require; provided, that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)                                   the Merging Entity shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Holder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such transaction will not (1) result in the Successor Entity becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code or (2) have a material adverse effect on the tax treatment of the Issuer or the tax consequences to the Holders of any Class of Notes Outstanding at the time of such consolidation, merger, transfer or conveyance; and

(g)                                  the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor

Entity) will not be required to register as an investment company under the Investment Company Act.

Section 7.11.                                            Successor Substituted.  Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation and covenant of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12.                                            No Other Business.  From and after the Closing Date, the Issuer shall not engage in any business or activity other than issuing and selling the Notes and any Additional Notes pursuant to this Indenture and acquiring, owning, holding, selling, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and the other Assets in connection therewith, and entering into Hedge Agreements, the Collateral Administration Agreement, the Securities Account Control Agreement, the Portfolio Management Agreement and other agreements specifically contemplated by this Indenture, and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or ancillary thereto.  The Issuer may amend, or permit the amendment of, the provisions of the Issuer Limited Liability Company Agreement which related to its bankruptcy remote nature or separateness covenants only if such amendment would satisfy the Global Rating Agency Condition.

Section 7.13.                                            Annual Rating Review.  So long as any of the Notes of any Class remain Outstanding, on or before September 1 in each year, commencing in 2019, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Notes from each Rating Agency, as applicable.  The Issuer shall promptly notify the Trustee and the Portfolio Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice upon request) if at any time the rating of any such Class of Notes has been, or is known shall be, changed or withdrawn.

Section 7.14.                                            Reporting.  At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner of such Note with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner of such Note, respectively.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.15.                                            Calculation Agent.  (a)  The Issuer hereby agrees that for so long as any Note remains Outstanding there shall at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period (or, for the first Interest Accrual Period, each portion thereof) in accordance with the terms of Exhibit C hereto (the “Calculation Agent”).  The Issuer hereby appoints the Collateral Administrator as Calculation Agent.  The Calculation Agent may be removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, shall promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates.  The Calculation Agent may not resign its duties without a successor having been duly appointed.

(b)                                 The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent shall calculate the Interest Rate for each Class of Notes for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period, the related portion of such period) and the Note Interest Amount for each Class of Notes (in each case, rounded to the nearest cent, with half a cent being rounded upward) for the next Interest Accrual Period (or, with respect to each Interest Determination Date during the first Interest Accrual Period, the related portion of such period), on the related Distribution Date.  At such time the Calculation Agent shall communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Portfolio Manager, Euroclear and Clearstream.  The Calculation Agent shall also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date (or, in the case of the first Interest Accrual Period, on each Notional Determination Date) if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor.  The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period shall (in the absence of manifest error) be final and binding upon all parties.

Section 7.16.                                            Certain Tax Matters.  (a)  Each Holder of the Notes (and any interest therein) will be deemed to have represented and agreed to treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(b)                                 The Issuer has not and will not elect or take any other action that would cause it to be treated as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purposes and shall make any election necessary to avoid classification as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purpose.

(c)                                  The Issuer will treat each purchase of Collateral Obligations as a “purchase” for tax accounting and reporting purposes; provided that a purchase by the Issuer of a Collateral Obligation from a person whom the Issuer is disregarded as a separate entity will not be recognized.

(d)                                 The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any Governmental Authority.

(e)                                  Notwithstanding anything herein to the contrary, the Portfolio Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Portfolio Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f)                                   Upon the Issuer’s receipt of a request of a Holder of a Note that has been issued with more than a de minimis “original issue discount” (as defined in Section 1273 of the Code) or written request of a Person certifying that it is an owner of a beneficial interest in a Note that has been issued with more than a de minimis “original issue discount” for the information described in United States Treasury Regulation Section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information. Any additional issuance of additional Notes shall be accomplished in a manner that shall allow the Independent accountants of the Issuer to accurately provide the tax information relating to original issue discount required to be provided to the holders of the Notes (including the additional Notes).

Section 7.17.                                            Ramp-Up Period; Purchase of Additional Collateral Obligations.  (a) The Issuer shall use its commercially reasonable efforts to satisfy the Aggregate Ramp-Up Par Condition by the end of the Ramp-Up Period.

(b)                                 During the Ramp-Up Period (and, to the extent necessary to secure the confirmations referenced in Section 7.17(c), after the Ramp-Up Period), the Issuer shall use the following funds to purchase additional Collateral Obligations in the following order:  (i) to pay for the principal portion of any Collateral Obligation from, first, any Principal Proceeds on deposit in the Collection Account and, second, any amounts on deposit in the Ramp-Up Account and (ii) to pay for accrued interest on any such Collateral Obligation from, any amounts on deposit in the Ramp-Up Account.  In addition, the Issuer shall use its commercially reasonable efforts to acquire such Collateral Obligations that shall satisfy, as of the end of the Ramp-Up

Period, the Collateral Quality Test (other than the S&P CDO Monitor Test) and the Overcollateralization Ratio Tests.

(c)                                  Within thirty (30) calendar days after the end of the Ramp-Up Period (but in any event, prior to the Determination Date relating to the first Distribution Date), the Issuer shall (x) provide, or (at the Issuer’s expense) cause the Portfolio Manager to provide to the Collateral Administrator  (i) an Accountants’ Effective Date Comparison AUP Report dated as of the end of the Ramp-Up Period that recalculates and compares the following items in the Effective Date Report (as defined below): the issuer, principal balance, coupon/spread, Stated Maturity, S&P Rating, the S&P Industry Classification and country of Domicile with respect to each Collateral Obligation as of the end of the Ramp-Up Period and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, (ii) as of the end of the Ramp-Up Period, an Accountants’ Effective Date Recalculation AUP Report recalculating and comparing (1) the Overcollateralization Ratio Tests, (2) the Concentration Limitations, (3) the Collateral Quality Test (other than the S&P CDO Monitor) and (4) the Aggregate Ramp-Up Par Condition (such items (1) through (4), the “Specified Test Items”); and with respect to the items in clauses (i) and (ii) above, specifying the procedures undertaken by them to review data and computations relating to such Accountants’ Effective Date AUP Reports and (y) cause the Collateral Administrator to compile and provide to each Rating Agency a report (the “Effective Date Report”) determined as of the end of the Ramp-Up Period, containing (A) the information required in a Monthly Report, (B) the Specified Test Items and (C) a list of all Closing Date Participation Interests held by the Issuer on the Effective Date.  If (x) the Issuer provides Accountants’ Effective Date AUP Reports to the Collateral Administrator with the results of the Specified Test Items, (y) the Issuer causes the Collateral Administrator to provide to S&P and Fitch the Effective Date Report and such report does not indicate the failure of any component of the Specified Test Items and (z) the results of the Specified Test Items set forth in the Effective Date Report conform to the results set forth in the Accountants’ Effective Date AUP Reports, then a written confirmation from S&P of its Initial Rating of each Class of Notes shall be deemed to have been provided.  If the S&P Effective Date Condition has not been satisfied, the Issuer shall request such written confirmation from S&P.

For the avoidance of doubt, the Effective Date Report shall not include or refer to the Accountants’ Effective Date AUP Reports and, the Issuer and the Portfolio Manager shall not disclose to any Person (including a Holder) any information, documents or reports provided to it by such firm of Independent accountants, other than as required by a court of competent jurisdiction or as otherwise required by applicable legal or regulatory process. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E, except for the redaction of any sensitive information, on the 17G-5 website. Copies of the Accountants’ Effective Date Recalculation AUP Report or any other agreed-upon procedures report provided by the Independent accountants to the Issuer or Portfolio Manager will not be provided to any other party including the Rating Agencies.

(d)                                 If, by the Determination Date relating to the first Distribution Date, the Effective Date Ratings Confirmation has not been obtained (an “Effective Date Rating Failure”), then the

Portfolio Manager, on behalf of the Issuer, shall instruct the Trustee in writing prior to the related Determination Date to transfer amounts from the Interest Collection Account and/or the Ramp-Up Account to the Principal Collection Account (and with such funds the Issuer shall purchase additional Collateral Obligations or make payments on the Notes) in an amount sufficient to obtain Effective Date Ratings Confirmation (provided that the amount of such transfer would not result in an inability to pay interest with respect to the Class A-1 Notes or the Class A-2 Notes); provided that, in the alternative, the Portfolio Manager on behalf of the Issuer may take such other action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Account or the Ramp-Up Account to the Principal Collection Account as Principal Proceeds (for use in a Special Redemption), sufficient to obtain Effective Date Ratings Confirmation.  The Issuer shall provide notice to Fitch of any Effective Date Rating Failure.

Notwithstanding the foregoing, if an Effective Date Rating Failure occurs and the Portfolio Manager reasonably believes that it shall obtain Effective Date Ratings Confirmation without the use of Interest Proceeds to acquire additional Collateral Obligations or to effect a Special Redemption, the Portfolio Manager may elect to retain some or all of the Interest Proceeds otherwise available for such purposes in the Interest Collection Account for distribution as Interest Proceeds on the second Distribution Date.

(e)                                  The failure of the Issuer to satisfy the requirements of this Section 7.17 shall not constitute an Event of Default unless such failure would otherwise constitute an Event of Default under Section 5.1(d) hereof and the Issuer, or the Portfolio Manager acting on behalf of the Issuer, has acted in bad faith.  The proceeds of the issuance of the Notes, net of amounts applied to pay or reserve for applicable fees and expenses, the deposit of amounts into the Reserve Account pursuant to Section 10.3(e) hereof will equal approximately U.S.$363,300,000.  Such net proceeds will be applied on the Closing Date to (x) pay for Collateral Obligations purchased by the Issuer on or before the Closing Date (including, without limitation, repayment of any amounts borrowed by the Issuer in connection with the purchase of Collateral Obligations prior to the Closing Date) and (y) make a deposit into the Ramp-Up Account on the Closing Date for the purchase of additional Collateral Obligations.  At the written direction of the Issuer (or the Portfolio Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations during the Ramp-Up Period as described in clause (b) above.  If at the end of the Ramp-Up Period, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

Section 7.18.                                            Representations Relating to Security Interests in the Assets.  (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets:

(i)                                     The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture, other than such as are released on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date.

(ii)                                  Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets.  The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest Granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)                               All Accounts constitute “securities accounts” under Article 8 of the UCC.

(iv)                              This Indenture creates a valid and continuing security interest (as defined in Article 1 of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer; provided that this Indenture will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Trustee as contemplated by Section 7.5(d).

(v)                                 The Issuer has caused or shall have caused, within ten (10) days of the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets Granted to the Trustee, for the benefit and security of the Secured Parties.

(vi)                              None of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(vii)                           The Issuer has received any consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(viii)                        (A) The Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a Security Entitlement against the Custodian in each of the Accounts.

(ix)                              The Accounts are not in the name of any person other than the Issuer or the Trustee.  The Issuer has not consented to the Custodian to comply with the Entitlement Order of any person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee, which notice the Trustee agrees it shall not deliver except after the occurrence and during the continuance of an Event of Default).

(x)                                 The Issuer agrees to promptly provide notice to the Rating Agencies if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.18 and shall not waive any of the representations and warranties in this Section 7.18.

Section 7.19.                                            Acknowledgement of Portfolio Manager Standard of Care.  The Issuer acknowledges that it shall be responsible for its own compliance with the covenants set forth in this Article VII and that, to the extent the Issuer has engaged the Portfolio Manager to take certain actions on their behalf in order to comply with such covenants, the Portfolio Manager shall only be required to perform such actions in accordance with the Portfolio Manager Standard set forth in Section 1 of the Portfolio Management Agreement (or the corresponding provision of any portfolio management agreement entered into as a result of Bain Capital Specialty Finance, Inc. no longer being the Portfolio Manager).  The Issuer further acknowledges and agrees that the Portfolio Manager shall have no obligation to take any action to cure any breach of a covenant set forth in this Article VII until such time as an Authorized Officer of the Portfolio Manager has actual knowledge of such breach.

Section 7.20.                                            Section 3(c)(7) Procedures.

In addition to the notices required to be given under Section 10.7(f), the Issuer shall take the following actions to ensure compliance with the requirements of Section 3(c)(7) of the Investment Company Act (provided, that such procedures and disclosures may be revised by the Issuer to be consistent with generally accepted practice for compliance with the requirements of Section 3(c)(7) of the Investment Company Act):

(a)                                 The Issuer shall, or shall cause its agent to request of DTC, and cooperate with DTC to ensure, that (i) DTC’s security description and delivery order include a “3(c)(7) marker” and that DTC’s reference directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Issuer’s reliance on the exemption to registration provided by Section 3(c)(7) of the Investment Company Act, (ii) DTC send to its participants in connection with the initial offering of the Notes, a notice that the Issuer is relying on Section 3(c)(7) and (iii) DTC’s reference directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes.

(b)                                 The Issuer shall, or shall cause its agent to, (i) ensure that all CUSIP numbers identifying the Notes shall have a “fixed field” attached thereto that contains “3c7” and “144A” indicators and (ii) take steps to cause the Initial Purchaser to require that all “confirms” of trades of the Notes contain CUSIP numbers with such “fixed field” identifiers.

(c)                                  The Issuer shall, or shall cause its agent to, cause the Bloomberg screen or screens containing information about the Notes to include the following language:  (i) the “Note Box” on the bottom of “Security Display” page describing the Notes shall state:  “Iss’d Under 144A/3(c)(7),” (ii) the “Security Display” page shall have the flashing red indicator “See Other Available Information,” and (iii) the indicator shall link to the “Additional Security Information” page, which shall state that the securities “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the

Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940).”  The Issuer shall use commercially reasonable efforts to cause any other third party vendor screens containing information about the Notes to include substantially similar language to clauses (i) through (iii) above.

(d)                                 The Issuer shall, or cause its agent to, direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1.                                                   Supplemental Indentures without Consent of Holders of Notes.  Without the consent of the Holders of any Notes or any Hedge Counterparty (except any consent or direction specifically required below, which may be deemed in each case in accordance with Section 8.2(c)), the Issuer, when authorized by Resolution, and with the prior written consent of the Portfolio Manager and the Retention Holder, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee for any of the following purposes:

(i)                                     to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(ii)                                  to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Issuer;

(iii)                               to convey, transfer, assign, mortgage or pledge any property to or with the Trustee for the benefit of the Secured Parties;

(iv)                              to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10, 6.12 and 6.17;

(v)                                 to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)                              to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii)                           to remove restrictions on resale and transfer or Notes to the extent not required under clause (vi) above;

(viii)                        to make such changes as shall be necessary or advisable in order for any Notes to be listed or de-listed on any exchange;

(ix)                              to make such changes as are necessary to permit the Issuer during the Reinvestment Period (A) to issue additional notes of any one or more new classes that are subordinated to the existing Notes or (B) to issue additional notes of any one or more existing Classes; in each case in accordance with this Indenture and subject to the approval of a Majority of the Interests and, to the extent of a supplemental indenture relating to an additional issuance of Class A-1 Notes (other than any such additional issuance that is a Risk Retention Issuance or that is being made contemporaneously with a Refinancing or Partial Redemption by Refinancing of the Class A-1A Notes or the Class A-1B Notes), a Majority of the Class A-1 Notes;

(x)                                 to make such changes as are necessary to effect a Risk Retention Issuance at any time in accordance with this Indenture;

(xi)                              to correct or supplement any inconsistent or defective provisions herein or to cure any ambiguity, omission or errors herein; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant this clause (xi) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(xii)                           to conform the provisions of this Indenture to the Offering Circular; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant this clause (xii) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(xiii)                        to take any action necessary, advisable or helpful to prevent the Issuer, the Holders of the Notes or the Trustee hereunder from becoming subject to (or otherwise to minimize) any withholding or other taxes or assessments;

(xiv)                       to enter into any additional agreements not expressly prohibited by this Indenture as well as any agreement, amendment, modification or waiver (including, without limitation, amendments, modifications and waivers to this Indenture to the extent not described in clauses (i) through (xiii) above or clauses (xv) through (xxxiii) below), so long as such agreement, amendment, modification or waiver is not reasonably expected to materially and adversely affect the rights or interest of any Holders of any Class of Notes; provided that a Majority of the Controlling Class and a Majority of the Interests has each consented thereto;

(xv)                          to make any modification determined by the Portfolio Manager, in consultation with legal counsel experienced in such matters, to be necessary or advisable to comply with the EU Retention Requirements or the U.S. Risk Retention Rules, including (without limitation) in connection with a Refinancing, Optional Redemption, Re-Pricing, issuance of Additional Notes or material amendment to any of the Transaction Documents;

(xvi)                       subject to the approval of a Majority of the Interests, to effect a Re-Pricing in conformity with Section 9.8, including without limitation to reflect the terms of a Re-Pricing;

(xvii)                    to modify the procedures herein relating to compliance with Rule 17g-5 of the Exchange Act;

(xviii)                 subject to the approval of a Majority of the Interests, to effect a Refinancing in conformity with Section 9.2(b) or Section 9.3;

(xix)                       to evidence any waiver or elimination by any Rating Agency of any requirement or condition of such Rating Agency set forth herein; provided that a Majority of the Controlling Class and a Majority of the Interests has each consented thereto;

(xx)                          with the consent of a Majority of the Controlling Class, to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by either of the Rating Agencies or any use of the Rating Agencies’ credit models or guidelines for ratings determination) relating to collateral debt obligations in general published or otherwise communicated by the applicable Rating Agency;

(xxi)                       to modify (a) any Collateral Quality Test, (b) any defined term identified in Annex A to this Indenture utilized in the determination of any Collateral Quality Test, (c) any defined term in Annex A or any Schedule to this Indenture that begins with or includes the word “Moody’s,” “Fitch” or “S&P”, (d) any limitation of the definition of “Concentration Limitations” or (e) the last sentence of Section 10.8(c); provided that, other than with respect to modifications to correct ambiguities, errors (including typographical errors), mistakes or inconsistencies otherwise permitted pursuant to this Section 8.1, for any changes with respect to (A) subclauses (a), (b), (c), (d) or (e) of this clause (xxi), a Majority of the Controlling Class and a Majority of the Interests consents in writing thereto and (B)(1) subclause (d) of this clause (xxi), to the extent such changes would affect inputs for the S&P CDO Monitor Test or (2) any defined term in this Indenture or any Schedule hereto that begins with or includes the word “Moody’s,” “Fitch” or “S&P” pursuant to subclause (c) of this clause (xxi), the applicable Rating Agency Condition has been satisfied with respect thereto;

(xxii)                    to amend, modify or otherwise accommodate changes to Section 7.13 relating to the administrative procedures for reaffirmation of ratings on the Notes;

(xxiii)                 to change the name of the Issuer in connection with the change in name or identity of the Portfolio Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xxiv)                subject to the approval of a Majority of the Class A-1 Notes (or its replacement securities in a Refinancing) and a Majority of the Interests, to modify the definition of “Credit Improved Obligation,” “Credit Risk Obligation,” “Defaulted Obligation” or “Equity Security,” the restrictions on the sales of Collateral Obligations set forth in Section 12.1 or the Investment Criteria set forth in Section 12.2 (other than the calculation of the Concentration Limitations and the Collateral Quality Test) so long as the Portfolio Manager certifies an Officer’s Certificate that, to the best of its knowledge, such modification would not reasonably be expected to be materially adverse to the Holder of any Class of Notes;

(xxv)                   [reserved];

(xxvi)                to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xxvii)             to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection herewith;

(xxviii)          to change the minimum denomination of any Class of Notes;

(xxix)                to amend, modify or otherwise accommodate changes to this Indenture (A) to comply with any statute, rule, regulation, or technical or interpretive guidance enacted, effective, or issued by regulatory agencies of the United States federal government or any Member State of the European Economic Area or otherwise under European law or any stock exchange authority, listing agent, transfer agent or additional registrar after the Closing Date that are applicable to the Issuer or the Notes or the transactions contemplated hereunder or by the Offering Circular, including without limitation, any applicable EU Retention Requirements, U.S. Risk Retention Rules, securities laws or the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (including with respect to commodity pool rules and the Volcker Rule) and all rules, regulations, and technical or interpretive guidance thereunder, or (B) or as may otherwise be required to (1) cause the Issuer not to be a “covered fund” under the Volcker Rule or (2) cause the Notes (or any of them) not to be “ownership interests” in a covered fund for purposes of the Volcker Rule;

(xxx)                   to take any action necessary or advisable to implement the Bankruptcy Subordination Agreement; or (A) issue new certificates or divide a Bankruptcy Subordinated Class into one or more sub-classes of Notes, in each case, with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable); provided that any certificate or sub-class of Notes of a Bankruptcy Subordinated Class issued pursuant to this clause will be issued on identical terms (other than with respect to payment rights being modified pursuant to the Bankruptcy Subordination Agreement) with the existing Notes of such Bankruptcy Subordinated Class and (B) provide for procedures under which beneficial owners of Notes of such Bankruptcy Subordinated Class that are subject to the Bankruptcy Subordination Agreement will receive an interest in such new certificate or sub-class;

(xxxi)                to make any necessary or advisable changes to this Indenture in connection with the adoption of an Alternative Rate duly adopted in accordance with the definition of LIBOR; provided that, for the avoidance of doubt, no supplemental indenture shall be entered into pursuant to this clause (xxxi) for purposes of adopting a new Alternative Rate itself or otherwise to modify the definition of LIBOR or the procedures for adopting an Alternative Rate provided therein;

(xxxii)             subject to the approval of a Majority of the Interests, in connection with a Refinancing of all Classes of Notes in full, to (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Notes or (e) make any other amendments that would otherwise be subject to the consent rights of the Notes pursuant to this Article VIII; or

(xxxiii)          to change the date within the month on which reports are required to be delivered hereunder.

Not later than ten (10) Business Days (or five (5) Business Days if in connection with an additional issuance, Refinancing or Re-Pricing) prior to the execution of any proposed supplemental indenture pursuant to clauses (i) to (xxxiii) above, the Trustee, at the expense of the Issuer shall mail to the Holders of the Notes, the Portfolio Manager, the Collateral Administrator, any Hedge Counterparty and each Rating Agency (so long as any Notes are outstanding and are rated by such Rating Agency) a copy of such proposed supplemental indenture and shall request any required consent from the applicable Holders of Notes to be given within five (5) Business Days.  Any consent given to a proposed supplemental indenture by the Holder of any Notes will be irrevocable and binding on all future Holders or beneficial owners of that Note, irrespective of the execution date of the supplemental indenture. If the Holders of less than the required percentage of the Aggregate Outstanding Amount of the relevant Notes consent to a proposed supplemental indenture within five (5) Business Days, on the first Business Day following such five (5) Business Day period, as applicable, the Trustee shall provide consents received to the Issuer and the Portfolio Manager so that they may determine which Holders of Notes have consented to the proposed supplemental indenture and which Holders of Notes (and, to the extent such information is available to the Trustee, which beneficial owners) have not consented to the proposed supplemental indenture.

Following delivery to the holders of the Notes of a copy of the proposed supplemental indenture by the Trustee, if any material changes are made to such supplemental indenture

(excluding, for the avoidance of doubt, changes of a technical nature or to correct typographical errors or to adjust formatting), as determined by the Issuer or the Portfolio Manager, then at the cost of the Issuer, for so long as any Notes remain outstanding, not later than three (3) Business Days prior to the execution of such proposed supplemental indenture (provided, that the execution of such supplemental indenture shall not in any case occur earlier than ten (10) Business Days, as applicable, after the initial distribution of such proposed supplemental indenture), the Trustee shall deliver to the Portfolio Manager, the Collateral Administrator, each Hedge Counterparty, the Rating Agencies (if then rating a Class of Notes) and the Holders of Notes a copy of such supplemental indenture as revised, indicating the changes that were made. If prior to delivery by the Trustee of such supplemental indenture, as revised, any Holder has provided its written consent to the supplemental indenture as initially distributed, such Holder shall be deemed to have consented in writing to the supplemental indenture as revised unless such Holder has provided written notice of its withdrawal of such consent to the Trustee and the Issuer not later than one (1) Business Day prior to the execution of the supplemental indenture.

Without limitation of the foregoing, if not later than five (5) Business Days after notification from the Trustee in accordance with the second preceding paragraph of any proposed supplemental indenture for the purposes described in Section 8.1(xiv), either a Majority of the Controlling Class or a Majority of the Interests has objected in writing thereto, the Trustee and the Issuer shall not enter into such supplemental indenture unless a Majority of the Controlling Class (if a Majority of the Controlling Class objected thereto in writing) or a Majority of the Interests (if a Majority of the Interests objected thereto in writing), as applicable, consents in writing thereto.

Without limitation of the foregoing, if not later than five (5) Business Days after notification from the Trustee in accordance with the third preceding paragraph of any proposed supplemental indenture for the purposes described in Section 8.1(xix) above, a Majority of the Interests has objected in writing thereto, the Trustee and the Issuer will not enter into such supplemental indenture unless a Majority of the Interests consents in writing thereto.

Without limitation of the foregoing, if not later than five (5) Business Days after notification from the Trustee in accordance with the fourth preceding paragraph of any proposed supplemental indenture for the purposes described in Section 8.1(xx) above, either a Majority of the Controlling Class or a Majority of the Interests has objected in writing thereto, the Trustee and the Issuer will not enter into such supplemental indenture unless a Majority of the Controlling Class (if a Majority of the Controlling Class objected thereto in writing) or a Majority of the Interests (if a Majority of the Interests objected thereto in writing), as applicable, consents in writing thereto.

The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

At the cost of the Issuer, the Trustee shall provide to each Rating Agency (as long as any Notes rated by such Rating Agency remain outstanding) a copy of each supplemental indenture proposed to be entered into pursuant to this Section 8.1(i)-(xxxiii).

At the cost of the Issuer, the Trustee shall provide to the Holders and each Rating Agency a copy of the executed supplemental indenture after its execution.  Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer’s certificate of the Portfolio Manager as to whether the interests of any Holder of Notes would be, or reasonably be expected to be, materially and adversely affected by the modifications set forth in supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel.  Such determination shall be conclusive and binding on all present and future Holders.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

Except as described below, no supplemental indenture, or other modification or amendment of the Indenture, may become effective without the consent of the holders of each Note of each Outstanding Class unless such supplemental indenture or other modification or amendment would not, in the reasonable judgment of the Issuer in consultation with legal counsel experienced in such matters, as certified by the Issuer to the Trustee (upon which certification the Trustee may conclusively rely), (i) result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code or (ii) have a material adverse effect on the U.S. tax treatment of the Issuer or the U.S. tax consequences to the holder of any Class of Notes Outstanding at the time of such supplemental indenture or other modification or amendment thereto, as described in the Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations.”

Without limitation of any provision described in this Section 8.1, an amendment, modification, supplement or restatement of this Indenture may be entered into in connection with a redemption, Partial Redemption by Refinancing or Re-Pricing in accordance with the provisions described in Article IX, in which case only the requirements of such provisions will apply and not the provisions described in this Section 8.1. The provisions of this paragraph are in addition to, and do not limit or condition in any way, the provisions for entering into a supplemental indenture by the Issuer and the Trustee as set forth in Section 9.4(h) (which may be effected in compliance solely with the provisions set forth therein).

To the extent the Issuer executes a supplemental indenture or other modification or amendment of the provisions hereof for purposes of conforming this Indenture to the Offering Circular or correcting an ambiguity therein pursuant to clauses (xi) or (xii) above and one or more other amendment provisions described above also applies, such supplemental indenture or other modification or amendment of this Indenture shall be deemed to be a supplemental indenture, modification or amendment to conform this Indenture to the Offering Circular or correct an ambiguity pursuant to clauses (xi) or (xii) above only regardless of the applicability of any other provision regarding supplemental indentures set forth herein.

A supplemental indenture entered into for any purpose other than the purposes provided for in this Section 8.1 shall require the consent of the Holders of Notes as required in Section 8.2.

Section 8.2.                                                   Supplemental Indentures with Consent of Holders of Notes.  (a) With the written consent of the Portfolio Manager, the Retention Holder and of a Majority of each Class of Notes reasonably expected to be materially and adversely affected thereby (which may be deemed in each case in accordance with Section 8.2(c)), the Trustee and the Issuer may enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of such Class under this Indenture; provided that, no such supplemental indenture pursuant to this Section 8.2(a) shall, without the consent of each Holder of each Outstanding Note of each Class and of each Interest reasonably expected to be materially and adversely affected thereby (which may be deemed in each case in accordance with Section 8.2(c)):

(i)                                     except as provided in Sections 9.2, 9.3 and 9.8, change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the rate of interest thereon (other than in connection with a Re-Pricing or in connection with the adoption of an Alternative Rate) or the Redemption Price with respect to any Note, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on Notes, application of proceeds of any distributions to the Issuer or change any place where, or the coin or currency in which, Notes or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)                                  decrease the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class whose consent is required under this Indenture, including for the authorization of any such supplemental indenture, exercise of remedies under this Indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences;

(iii)                               materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)                              except as otherwise expressly permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture; provided that this clause shall not apply to any supplemental indenture amending the restrictions on the sales of Collateral Obligations set forth in this Indenture which is otherwise permitted pursuant to Section 8.1 or this Section 8.2;

(v)                                 modify any of the provisions of this Section 8.2, except to increase the percentage of Outstanding Notes or Interests the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note Outstanding or any Interest and affected thereby;

(vi)                              modify the definitions of the terms “Outstanding,” “Class” (except changes that relate to a Re-Pricing or Optional Redemption), “Controlling Class,” “Majority” or “Supermajority”;

(vii)                           modify the definitions of the terms “Priority of Distributions” or “Note Payment Sequence”;

(viii)                        modify any of the provisions of this Indenture in such a manner as to directly affect the manner or procedure for the calculation of the amount of any payment of interest or principal on any Note, or for determining any amount available for distribution to the Issuer or to affect the rights of the Holders of Notes to the benefit of any provisions for the redemption of such Notes contained herein;

(ix)                              amend any of the provisions of this Indenture relating to the institution of proceedings for certain events of bankruptcy, insolvency, receivership, winding up or reorganization of the Issuer;

(x)                                 modify the restrictions on and procedures for resales and other transfers of Notes (except as set forth in Section 8.1(vi) or (vii));

(xi)                              modify any of the provisions of this Indenture in such a manner as to impose any liability on a Holder of then Outstanding Notes or Interests to any third party (other than any liabilities set forth in this Indenture on the Closing Date);

(xii)                           result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code; or

(xiii)                        to modify any provision to facilitate an exchange of one Note for another Note that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange.

(b)                                 Not later than thirty (30) days prior to the execution of any proposed supplemental indenture described above, the Trustee, at the expense of the Issuer, shall mail to the Holders, the Portfolio Manager, the Collateral Administrator, any Hedge Counterparty and each Rating Agency (so long as any Notes are Outstanding) a copy of such proposed supplemental indenture and shall request any required consent from the applicable Holders of Notes to be given within five (5) Business Days.  Any consent given to a proposed supplemental indenture by the Holder of any Notes shall be irrevocable and binding on all future Holders or beneficial owners of such Note, irrespective of the execution date of the supplemental indenture.  If the Holders of less than the required percentage of the Aggregate Outstanding Amount of the relevant Notes consent to a proposed supplemental indenture within five (5) Business Days, on the first Business Day following such five (5) Business Day period, the Trustee shall provide consents received to the Issuer and the Portfolio Manager so that they may determine which Holders of Notes have consented to the proposed supplemental indenture and which Holders (and, to the extent such information is available to the Trustee and the Trustee is not prohibited from sharing such information, which beneficial owners) have not consented to the proposed supplemental indenture.

(c)                                  Unless the Trustee and the Issuer are notified within five (5) Business Days after notice by the Trustee to the Holders (other than the Holders of Class A-1A Notes) of a proposed supplemental indenture by a Majority of any Class from whom consent is not being requested that the holders of such Class (other than the Class A-1A Notes) giving such notice believe that they will be materially and adversely affected by the proposed supplemental indenture, the interests of such Class (other than the Class A-1A Notes) will be deemed for all purposes to not be materially and adversely affected by such proposed supplemental indenture.  Notwithstanding anything herein to the contrary, and solely for purposes of any supplemental indenture proposed pursuant to Sections 8.1 or 8.2, except in the case of any Holder of Class A-1A Notes, a Holder shall be deemed to have provided consent to any amendment or modification undertaken pursuant to such section if (i) such Holder affirmatively provides written consent or (ii) such Holder fails to deliver written objection (including via e-mail to the address provided in the notice of supplemental indenture) not later than five (5) Business Days following notice by the Trustee of such supplemental indenture.

(d)                                 It shall not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof, so long as the Holders have received a copy of the language to be included in any proposed supplemental indenture.

(e)                                  The Issuer shall not enter into any supplemental indenture pursuant to this Section 8.2 if (in the reasonable judgment of the Issuer) any Hedge Counterparty would reasonably be expected to be materially and adversely affected by such supplemental indenture without the prior written consent of such Hedge Counterparty.

(f)                                   Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall deliver to the Holders, the Portfolio Manager and each Rating Agency then rating a Class of Notes a copy thereof.  Any failure of the Trustee to deliver a copy of any supplemental indenture as provided herein, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(g)                                  The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer’s certificate of the Issuer or the Portfolio Manager, as applicable, as to whether the interests of any Holder of Notes (other than the Holders of Class A-1A Notes, to the extent any such Holder has not objected in writing within 15 days of receipt of notice of any such supplemental indenture) would be, or reasonably be expected to be, materially and adversely affected by the modifications set forth in supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel; provided that, solely with respect to the Class A-1A Notes, the Trustee shall not rely on any such Opinion of Counsel, to the extent such Opinion of Counsel applies to the Class A-1A Notes, if any Holder of Class A-1A Notes has objected in writing to such supplemental indenture within 15 days of receipt of notice thereof.  Except to the limited extent set forth in the preceding sentence, such determination shall be conclusive and binding on all present and future Holders.  The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

(h)                                 Any Class of Notes being refinanced shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to and to become effective on or immediately after such refinancing. Any Non-Consenting Holders of a Re-Priced Class shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with and to become effective on or immediately after the Re-Pricing Date with respect to such Class.

(i)                                     For any proposed supplemental indenture described under this Article VIII which requires consent of all or any portion of Holders of any Class of Notes that is reasonably expected to be materially and adversely affected by such supplemental indenture, the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes shall each constitute a separate Class.

Section 8.3.                                                   Execution of Supplemental Indentures.  In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel or an Officer’s certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.4.                                                   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5.                                                   Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6.                                                   Re-Pricing Amendment.  For the avoidance of doubt, the Issuer and the Trustee may, without regard for the provisions of this Article VIII, enter into a supplemental indenture pursuant to Section 9.8(d) solely to modify the spread over LIBOR applicable to the Re-Priced Class, and, to the extent applicable, to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of “Redemption Price” (any such amendment, a “Re-Pricing Amendment”).

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1.                                                   Mandatory Redemption.  If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account on the related Distribution Date to make payments as required pursuant to the Priority of Distributions to achieve compliance with such Coverage Test.

Section 9.2.                                                   Optional Redemption or Redemption Following a Tax Event.  (a) The Notes shall be redeemed by the Issuer, in whole but not in part, on any Business Day (x) at the written direction of the Issuer on or after the occurrence of a Tax Event from the proceeds of the liquidation of the Assets or (y) on or after the end of the Non-Call Period, at the written direction of the Issuer, with the consent of the Portfolio Manager and the Retention Holder, in any case from the proceeds of the liquidation of the Assets or from Refinancing Proceeds.  A written direction described in clause (y) above shall be delivered to the Issuer, the Trustee and the Portfolio Manager no less than 10 Business Days prior to the proposed Redemption Date (unless the Trustee and the Portfolio Manager agree to a shorter notice period not to be less than 5 Business Days) from the proceeds of the liquidation of the Assets and/or from Refinancing Proceeds.  In connection with any such redemption, the Notes shall be redeemed at the applicable Redemption Price. For purposes of an Optional Redemption, the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes shall each constitute a separate Class.

In connection with any Optional Redemption of all of the Notes, the Portfolio Manager shall (unless the Redemption Price on all of the Notes shall be paid with Refinancing Proceeds) direct the sale of all or part of the Collateral Obligations and other Assets in an amount sufficient such that the Disposition Proceeds from such sale in accordance with the procedures set forth in Section 9.2(d) and all other funds available for such purpose in the Collection Account and the Payment Account (including any Refinancing Proceeds, if applicable) shall be at least sufficient to pay the Redemption Price on all of the Notes and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and other amounts, fees and expenses payable or distributable under the Priority of Distributions prior to any distributions to the Issuer (including, without limitation, any amounts due to the Hedge Counterparties or the Portfolio Manager and the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses)).  If such Disposition Proceeds, Refinancing Proceeds, if applicable, and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem the Notes subject to redemption and to pay such fees and expenses, the Notes may not be redeemed, except in the case of an Optional Redemption following the occurrence of a Tax Event with the consent of a Supermajority of each Class of Notes, in which case, such proceeds and other available funds shall be applied in accordance with the Priority of Distributions without regard to the Administrative Expense Cap with respect to amounts payable (including indemnities) to the Trustee, the Bank in each of its other capacities under the Transaction Documents and the Collateral Administrator.  The Portfolio Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(b)                                 In connection with any Optional Redemption of all of the Notes on or after the end of the Non-Call Period, at the written direction of the Issuer (with the consent of the Portfolio Manager and the Retention Holder), to the Issuer (with a copy to the Trustee), the Issuer may, in addition to (or in lieu of) a sale of Collateral Obligations in the manner provided in Section 9.2(a), enter into a loan or loans or effect an issuance of replacement securities to redeem the Notes in whole from Refinancing Proceeds and Disposition Proceeds, the terms of which loan(s) or issuance shall be negotiated by the Portfolio Manager on behalf of the Issuer (and consented to by the Issuer), from one or more financial institutions or purchasers (a refinancing provided pursuant to such loan or issuance, a “Refinancing”) and the Refinancing Proceeds will be applied to pay the Redemption Price of the Notes on the Redemption Date in accordance with the Priority of Distributions; provided that (i) the agreements related to the Refinancing must contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d), (ii) the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to a the Issuer and the Portfolio Manager, (iii) the Issuer shall have obtained Tax Advice to the effect that such Refinancing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code and (iv) such Refinancing otherwise satisfies the conditions described in Section 9.2(c).

The Holders of the Notes shall not have any cause of action against any of the Issuer, the Portfolio Manager, the Retention Holder, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing.

(c)                                  Notwithstanding anything to the contrary set forth herein, the Issuer shall not sell any Collateral Obligations or obtain a Refinancing in connection with an Optional Redemption of the Notes in whole but not in part unless (i) the Refinancing Proceeds, all Disposition Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth in Section 9.2(d) and all other available funds in the Accounts shall be at least sufficient to redeem simultaneously the Notes, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Price and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Trustee (including reasonable attorneys’ fees and expenses) in connection with such Refinancing and (ii)  the Disposition Proceeds, Refinancing Proceeds and other available funds are used to the extent necessary to make such redemption.

(d)                                 Notwithstanding anything to the contrary set forth herein, the Notes shall not be redeemed pursuant to an Optional Redemption unless (i) in the case of any Optional Redemption which is funded, in whole or in part, from Disposition Proceeds from the sale of the Collateral Obligations and other Assets, at least two (2) Business Days before the scheduled Redemption Date the Portfolio Manager shall have furnished to the Trustee evidence, in form satisfactory to the Trustee, that the Portfolio Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Collateral Obligations and/or the Hedge Agreements at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing, redeemable (or putable to the issuer thereof at par) on or prior to the scheduled Redemption Date, and any payments to be received in respect of the Hedge Agreements, any Refinancing Proceeds and all other available funds in the Accounts, to pay all Administrative Expenses and other amounts, fees and expenses payable or distributable in accordance with the Priority of Distributions prior to any distributions to the Issuer (including, without limitation, all accrued and unpaid Base Management Fee, Subordinated Interest and Cumulative Deferred Interest) and redeem all of the Notes being redeemed on the scheduled Redemption Date at the applicable Redemption Price, or (ii) prior to entering into any Refinancing or selling any Collateral Obligations and/or Eligible Investments, the Portfolio Manager shall certify to the Trustee in an Officer’s certificate upon which the Trustee can conclusively rely that, in its judgment, the aggregate sum of (A) any expected proceeds from Hedge Agreements and the sale of Eligible Investments, (B) any Refinancing Proceeds, (C) the amount, if any, of Interest Proceeds on deposit in the Interest Collection Account in excess of the aggregate amount of Interest Proceeds which would be paid by application of the Priority of Distributions on the related Redemption Date prior to distributions with respect to the Issuer and other amounts available to the Issuer (including, without limitation, Contributions) and (D) for each Collateral Obligation, the product of its Principal Balance and its Market Value, shall  equal or exceed the sum of (x) the aggregate Redemption Prices of the Outstanding Notes and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and other amounts, fees and expenses payable or distributable under the Priority of Distributions prior to any distributions to the Issuer (including, without limitation, all accrued and unpaid Base Management Fee, Subordinated Interest and Cumulative Deferred Interest).  Any certification delivered by the Portfolio Manager pursuant to this Section 9.2(d) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.2(d).

Section 9.3.                                                   Partial Redemption by Refinancing.

Upon written direction of the Issuer delivered to the Trustee and the Portfolio Manager (as applicable) not less than 10 Business Days prior to the proposed Redemption Date (unless a shorter time period is acceptable to the Issuer, the Trustee and the Portfolio Manager), the Issuer shall redeem one or more Classes of Notes following the end of the Non-Call Period, in whole but not in part with respect to each such Class to be redeemed, from Refinancing Proceeds and other amounts permitted (any such redemption, a “Partial Redemption by Refinancing”); provided that, to the extent the any Risk Retention Regulations apply to this transaction or with respect to Refinancings, the Portfolio Manager and the Retention Holder have each consented to any Partial Redemption by Refinancing; provided, further, that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Issuer and to the Portfolio Manager and such Refinancing otherwise satisfies the conditions described below.  For purposes of a Partial Redemption by Refinancing, the Class

A-1A Notes, the Class A-1B Notes and the Class A-2 Notes shall each constitute a separate Class.

The Issuer shall obtain a Refinancing in connection with a Partial Redemption by Refinancing only if:

(i) (A) the weighted average interest rate (weighted based on principal amount) of the refinancing obligations does not exceed the weighted average interest rate of the corresponding Class of the Notes being refinanced and (B) the principal amount of the refinancing obligations is equal to the Aggregate Outstanding Amount of the Classes of Notes being refinanced except that (x) in connection with a Refinancing of the Controlling Class of Notes, the principal amount of the obligations providing the Refinancing of such Class of Notes may be lower than the Aggregate Outstanding Amount of such Class of Notes and (y) the principal amount of the refinancing obligations may be greater than the Aggregate Outstanding Amount of the Class of Notes being redeemed so long as (I) the S&P Rating Condition has been satisfied with respect thereto and Fitch has confirmed in writing that such Refinancing will not cause its then-current ratings of any Class of Notes to be reduced or withdrawn and (II) after giving effect to such proposed Refinancing, the Overcollateralization Ratio Test with respect to each Class of Notes is either satisfied or, if not satisfied, maintained or improved (disregarding from the principal amount of the refinancing obligations, for purposes of the comparison in this clause (II), an amount, as determined by the Portfolio Manager, up to U.S.$1,000,000 representing the reasonable fees, costs, charges and expenses expected to be incurred in connection with the Refinancing of such Class); (ii) on such Redemption Date, the sum of (A) the Refinancing Proceeds and (B) (x) the Partial Redemption Interest Proceeds and (y) amounts paid or provided for in another manner (including, without limitation, with Contributions) or with respect to Administrative Expenses only (without regard to any cap), amounts reasonably expected by the Portfolio Manager to be available on the next two Distribution Dates to pay such amounts), shall be in an amount not less than the amount required to pay the Redemption Price with respect to the Class(es) of Notes to be redeemed and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap) incurred in connection with such Refinancing, including the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing notwithstanding the provisions of Section 6.7; (iii) the Refinancing Proceeds, the Partial Redemption Interest Proceeds and any Contributions described in clause (ii)(B) above are used to make such redemption and pay such expenses; (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d); (v) the Issuer provides notice to each Rating Agency with respect to such Partial Redemption by Refinancing; (vi) any new notes created pursuant to the Partial Redemption by Refinancing must have the same or longer maturity as the Notes Outstanding prior to such Refinancing having the earliest Stated Maturity; (vii) such Refinancing is done only through the issuance of new notes and not the sale of any Assets; (viii) each new class of notes providing the Refinancing is subject to the Priority of Distributions and does not rank higher in priority pursuant to the Priority of Distributions than the applicable Class of Notes being refinanced; (ix) such Refinancing otherwise satisfies the conditions described in Section 9.4; and (x) the Issuer shall have obtained Tax Advice to the effect that such Refinancing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code; provided that any

Class of Notes that bear a floating rate of interest may be refinanced with obligations that bear interest at a fixed rate so long as the applicable Rating Agency Condition is satisfied with respect to each Class of Notes not subject to such Refinancing.

It is understood that the foregoing will not prevent a Refinancing of any Notes with any floating rate obligations or fixed rate obligations, in each case, so long as the criteria in the immediately preceding paragraph is satisfied.

Refinancing Proceeds received in connection with a Partial Redemption by Refinancing will not constitute Interest Proceeds or Principal Proceeds but will be applied directly on the related Redemption Date pursuant to this Indenture to redeem the Notes being refinanced without regard to the Priority of Distributions; provided that to the extent that any Refinancing Proceeds are not applied to redeem the Notes being refinanced or to pay expenses in connection with the Refinancing, such Refinancing Proceeds will be treated as Principal Proceeds.

Section 9.4.                                                   Redemption Procedures.  (a) In the event of an Optional Redemption or a Partial Redemption by Refinancing, the written direction of the Issuer or the Portfolio Manager, as applicable, required as set forth herein shall be provided to the Issuer, the Trustee and, if applicable, the Portfolio Manager not later than ten (10) Business Days prior to the Business Day (or such shorter time period agreed to by the Issuer, the Trustee and the Portfolio Manager, not to be less than 5 Business Days) on which such redemption is to be made (which date shall be designated in such notice) and a notice of redemption shall be given by the Trustee not later than five (5) Business Days prior to the applicable Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address in the Register and to each Rating Agency.

(b)                                 All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)                                     the applicable Redemption Date;

(ii)                                  the Redemption Price of the Notes to be redeemed;

(iii)                               in the case of an Optional Redemption, that all of the Notes are to be redeemed in full and that interest on such Notes shall cease to accrue on the Redemption Date specified in the notice;

(iv)                              in the case of a Partial Redemption by Refinancing, the Classes of Notes to be redeemed in full and that interest on such Notes shall cease to accrue on the Redemption Date specified in the notice; and

(v)                                 the place or places where Notes are to be surrendered for payment of the Redemption Price, which shall be the Corporate Trust Office of the Trustee.

(c)                                  Any notice of redemption may be withdrawn (thereby canceling the redemption) by (x) the Portfolio Manager or (y) the Issuer, with the consent of the Portfolio Manager (to the extent applicable), in each case, for any reason by delivery of a written notice to the Trustee and the Issuer no later than one (1) Business Day before the proposed Redemption Date. Once withdrawn, a subsequent notice of redemption may be given in accordance with this Section 9.4.

At the cost of the Issuer, the Trustee shall provide a copy of such written notice to the Rating Agencies.

(d)                                 If any notice of redemption is so withdrawn or if the Issuer (or the Portfolio Manager, on behalf of the Issuer) are otherwise unable to complete any redemption of the Notes, the Sale Proceeds (if any) received from the sale of any Collateral Obligations and other Assets sold pursuant to Section 9.2 may, during or after the Reinvestment Period at the Portfolio Manager’s sole discretion, be reinvested in accordance with the Investment Criteria; provided that reinvestment of such Sale Proceeds after the Reinvestment Period shall only be permitted if such notice of redemption was withdrawn in accordance with this Indenture.

(e)                                  Notice of redemption shall be given by the Issuer (or the Portfolio Manager on their behalf) or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(f)                                   In connection with a Refinancing of all Classes of Notes in full, with the approval of the Issuer and the Portfolio Manager, the agreements relating to the refinancing may, without limitation, (i) effect an extension of the end of the Reinvestment Period, (ii) establish a non-call period for the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing, (iii) modify the Weighted Average Life Test, (iv) provide for a stated maturity of the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Notes or (v) make any other amendments that would otherwise be subject to the consent rights of the Notes.

(g)                                  In connection with a Refinancing of all Classes of Notes, the Issuer and the Portfolio Manager may agree to designate Principal Proceeds in an amount up to the Excess Par Amount as Interest Proceeds (such designated amount, the “Designated Excess Par”), and direct the Trustee to apply such Designated Excess Par on such Redemption Date as Interest Proceeds in accordance with the Priority of Distributions.

(h)                                 If a Refinancing or Partial Redemption by Refinancing is obtained meeting the requirements specified in Section 9.2 (in the case of an Optional Redemption) and Section 9.3 (in the case of a Partial Redemption by Refinancing) as certified by the Portfolio Manager, the Issuer and the Trustee shall amend this Indenture (which amendment shall be prepared by or on behalf of the Issuer) to the extent necessary to reflect the terms of the Refinancing or Partial Redemption by Refinancing, as applicable, and no further consent for or notices of such amendments shall be required from or to the Holders of Notes.  Notwithstanding any other requirement or obligation relating to any supplement or amendment to this Indenture pursuant to Article VIII, the Issuer and the Trustee may, from time to time, enter into an amendment or indenture supplemental hereto (A) in connection with a Partial Redemption by Refinancing, so long as the only modifications to this Indenture are (i) to reduce the interest rate on such Class(es) of Notes being refinanced and (ii) to reflect the terms of such Refinancing, including any necessary changes to the definition of “Non-Call Period” or “Redemption Price”, to limit or prohibit future Re-Pricings or Refinancings or to reflect any agreed upon make-whole payments, in each case, of the Class(es) of Notes subject to such Partial Redemption by Refinancing and (B) in connection with an Optional Redemption of the Notes in whole, and, in the case of a supplemental indenture entered into pursuant to (A) or (B) of this sentence, (x) no notice to, or consent from, any Holder or beneficial owner of Securities or any Rating Agency, will be required for the entry into such supplemental or amended indenture and (y) no Opinion of Counsel or certificate will be required for the entry into such supplemental or amended indenture other than as required in this Section 9.4(h). The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) to the effect that such amendment is authorized and permitted under this Indenture (except that such counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds or the application thereof).

Section 9.5.                                                   Notes Payable on Redemption Date.  (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.2(d) in the case of an Optional Redemption and the right of the Issuer to withdraw any notice of redemption pursuant to Section 9.4(c) and (d), become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) all such Notes shall cease to bear interest on the Redemption Date.  Upon final payment on a Note to be so redeemed, each Holder shall present and surrender its Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by any of them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.  Payments of interest on Notes so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.8(e).

(b)                                 If any Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period the Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Holder.

Section 9.6.                                                   Clean-Up Call Redemption.

(a)                                 The Notes are redeemable at the option of the Issuer acting at the direction of the Portfolio Manager (which direction shall (x) be given so as to be received by the Issuer and the Trustee not later than twenty (20) Business Days prior to the proposed Clean-Up Call Redemption Date and (y) include the Clean-Up Call Redemption Date), in whole but not in part (a “Clean-Up Call Redemption”), at the applicable Redemption Price, on any Business Day after the Non-Call Period selected by the Portfolio Manager (such Business Day, the “Clean-Up Call

Redemption Date”) which occurs on or after the Business Day on which the Collateral Principal Amount is less than or equal to 20.0% of the Aggregate Ramp-Up Par Amount.  In such event a notice of redemption shall be given not later than ten (10) Business Days prior to the applicable Clean-Up Call Redemption Date, to the Trustee, the Interests, each Holder of Notes, at such Holder’s address in the Register and to the Rating Agencies.  Any such Clean-Up Call Redemption may be effected only from (a) the disposition proceeds of the Assets and (b) all other funds in the Accounts on the Business Day relating to such redemption.  A Clean-Up Call Redemption may not occur unless the proceeds from the liquidation of the Assets and all other funds in the Accounts on the Business Day relating to such redemption results in an amount at least equal to the Clean-Up Call Redemption Price.

(b)                                 All notices of redemption delivered pursuant to Section 9.6(a) shall state:

(i)                                     the Clean-Up Call Redemption Date;

(ii)                                  the Clean-Up Call Redemption Price of each Class of Notes to be redeemed; and

(iii)                               that all of the Notes are to be redeemed in full and that interest on the Notes shall cease to accrue on the Clean-Up Call Redemption Date.

Notice of redemption shall be given by the Issuer (or the Portfolio Manager on behalf of the Issuer) or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder shall not impair or affect the validity of the redemption of any other Notes.

(c)                                  Any Clean-Up Call Redemption is subject to (i) the purchase of the Assets by any Person(s) from the Issuer, on or prior to the second Business Day immediately preceding the Clean-Up Call Redemption Date, for a purchase price in Cash at least equal to the Clean-Up Call Redemption Price (less the amount of funds in the Accounts that are available to pay the Clean-Up Call Redemption Price) and (ii) the receipt by the Trustee from the Portfolio Manager, prior to such purchase, of a certification from the Portfolio Manager that the sum so received satisfies the requirements of clause (i).  Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from the Portfolio Manager on behalf of the Issuer) and the Portfolio Manager, acting on behalf of the Issuer, shall take all commercially reasonable actions necessary to sell, assign and transfer the Assets to such Person(s) (which may be the Portfolio Manager or any of its Affiliates) upon payment in immediately available funds of the purchase price for such Assets, which shall be no less than the Clean-Up Call Redemption Price (less the amount of funds in the Accounts available to be applied to pay the Clean-Up Call Redemption Price).  The Issuer shall deposit, or cause to be deposited, the funds required for a Clean-Up Call Redemption in the Payment Account on or prior to the Clean-Up Call Redemption Date.  The Trustee shall deposit such payment into the Collection Account.

(d)                                 Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer (or the Portfolio Manager on its behalf) up to the Business Day prior to the scheduled Clean-Up Call Redemption Date by written notice to the Trustee, the Rating Agencies and (if applicable) the

Portfolio Manager only if amounts equal to the Clean-Up Call Redemption Price (including funds in the Accounts available to pay the Clean-Up Call Redemption Price) are not received in full in immediately available funds by the second Business Day immediately preceding the proposed Clean-Up Call Redemption Date.  Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Interests and to each Holder of Notes at such Holder’s address in the Register by overnight courier guaranteeing next day delivery not later than the Business Day prior to the scheduled Clean-Up Call Redemption Date.

(e)                                  On the Clean-Up Call Redemption Date, the Clean-Up Call Redemption Price shall be distributed pursuant to the Priority of Distributions.

(f)                                   Notice of redemption pursuant to this Section 9.6 having been given as aforesaid, the Notes to be redeemed shall, on the Clean-Up Call Redemption Date, subject to Section 9.6(c) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.6(d), become due and payable at the Clean-Up Call Redemption Price therein specified, and from and after the Clean-Up Call Redemption Date (unless the Issuer shall default in the payment of the Clean-Up Call Redemption Price and accrued interest) all the Notes shall cease to bear interest on the Clean-Up Call Redemption Date.  Upon final payment on Notes to be so redeemed, the Holder shall present and surrender any note evidencing such Notes at the place specified in the notice of redemption on or prior to such Clean-Up Call Redemption Date; provided that, if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by either of them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

If any Notes called for redemption pursuant to this Section 9.6 shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Clean-Up Call Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period the Notes remain Outstanding; provided that the reason for such non-payment is not the fault of the Holder of such Notes.

Section 9.7.                                                   Special Redemption.  Principal payments on the Notes shall be made in part in accordance with the Priority of Distributions on any Business Day (A) during the Reinvestment Period, if the Portfolio Manager at its sole discretion notifies the Trustee that it has been unable, for a period of at least twenty (20) consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Portfolio Manager in its sole discretion and would meet the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations, (B) after the Ramp-Up Period, if the Portfolio Manager notifies the Trustee that a redemption is required pursuant to Section 7.17 in order to obtain Effective Date Ratings Confirmation or (C) if a Retention Deficiency exists, to the extent necessary to reduce such Retention Deficiency to zero (in each case, a “Special Redemption”).  On the first Distribution Date following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing (1) Principal Proceeds which the Portfolio Manager has determined cannot be reinvested in additional Collateral Obligations, (2) Interest Proceeds and Principal Proceeds which must be applied to redeem the Notes in order to obtain Effective Date Ratings Confirmation or (3) Principal Proceeds necessary to reduce any outstanding Retention Deficiency to zero (such amount, the “Special Redemption Amount”), as the case may be, shall be applied in accordance with the Priority of Distributions under Section 11.1(a)(ii).  Notice of payments pursuant to this Section 9.7 shall be given by the Trustee as soon as reasonably practicable, and in any case not less than three (3) Business Days prior to the applicable Special Redemption Date (provided, that such notice shall not be required in connection with a Special Redemption pursuant to clause (B) of the definition of such term if the Special Redemption Amount is not known on or prior to such date) to each Holder of Notes affected thereby at such Holder’s address in the Register and to the Rating Agencies.

Section 9.8.                                                   Re-Pricing of Notes.  (a) The Issuer, with the consent of the Portfolio Manager and the Retention Holder, may reduce the spread over LIBOR applicable with respect to any Class of Re-Pricing Eligible Notes (any such reduction with respect to any such Class of Notes, a “Re-Pricing” and any Class of Re-Pricing Eligible Notes to be subject to a Re-Pricing, a “Re-Priced Class”) on any Business Day after the Non-Call Period; provided that, the Issuer shall not effect any Re-Pricing unless each condition specified in this Section 9.8 is satisfied with respect thereto.  For the avoidance of doubt, no terms of any Re-Pricing Eligible Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing; provided that in connection with any Re-Pricing, (x) the Non-Call Period with respect to such Re-Priced Class may, with the consent of the Issuer, be extended and/or (y) the definition of “Redemption Price” may be revised, with the written consent of the Issuer, to reflect any agreed upon make-whole payments for the applicable Re-Priced Class. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of the Issuer and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

(b)                                 At least fourteen (14) days prior to the Business Day fixed for any proposed Re-Pricing (the “Re-Pricing Date”) (unless the Trustee and the Portfolio Manager agree to a shorter period), the Issuer or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing (with a copy to the Portfolio Manager, the Trustee and each Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall (i) specify the proposed Re-Pricing Date and the revised spread (or range of spreads from which a single spread will be chosen prior to the Re-Pricing Date) over LIBOR to be applied with respect to such Class (such spread, the “Re-Pricing Rate”), (ii) request that each Holder of the Re-Priced Class approve the proposed Re-Pricing or provide a proposed Re-Pricing Rate at which it would consent to such Re-Pricing that is within the range provided, if any, in clause (i) above (such proposal, a “Holder Proposed Re-Pricing Rate”), (iii) request that each consenting Holder of the Re-Priced Class deliver a response in writing to the Issuer, or to the Re-Pricing Intermediary on behalf of the Issuer, which response (the “Holder Purchase Request”) shall indicate the aggregate principal amount of the Re-Priced Class that such Holder is willing to purchase (or retain) at such Re-Pricing Rate (including within any range provided) specified in such notice, and (iv) state that the Issuer (or in the case of the following clause (a), the Re-Pricing Intermediary on behalf of the Issuer) will have the right to (a) cause all such Holders that did not deliver an Accepted Purchase Request (each, a “Non-Consenting Holder”) to sell their Notes of the Re-Priced Class on the Re-Pricing Date to one or more transferees at a sale price equal to the applicable Redemption Price, (b) redeem such Notes at the applicable Redemption Price with the proceeds of an issuance of

Re-Pricing Replacement Notes or (c) amend, without consent, the interest rate applicable to the Notes of the Re-Priced Class held by Non-Consenting Holders to the Re-Pricing Rate in the event that the Issuer is unable to issue Re-Pricing Replacement Notes; provided that,  at the direction of the Portfolio Manager, the Issuer may delay the Re-Pricing Date or determine the Re-Pricing Rate taking into consideration any Holder Proposed Re-Pricing Rates at any time up to two (2) Business Days prior to the Re-Pricing Date (upon notice to each Holder of the proposed Re-Priced Class, with a copy to the Portfolio Manager, the Trustee and each Rating Agency). Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

Any notice of Re-Pricing may be withdrawn (thereby canceling the Re-Pricing) by (x) the Portfolio Manager or (y) the Issuer, with the consent of the Portfolio Manager (to the extent applicable), in each case, for any reason by delivery of a written notice to the Trustee and the Issuer no later than the Business Day prior to the proposed Re-Pricing Date. Once withdrawn, a subsequent notice of Re-Pricing may be given in accordance with this Section 9.8. At the cost of the Issuer, the Trustee shall provide a copy of such written notice to the Rating Agencies.

For purposes of a Re-Pricing, the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes shall each constitute a separate Class.

(c)                                  In the event that any Holder of the Re-Priced Class does not deliver a written consent to the proposed Re-Pricing on or before the date that is at least five (5) Business Days (such date as determined by the Issuer in its sole discretion) after the date of such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to any Consenting Holder of the Re-Priced Class who delivered a Holder Purchase Request with a Holder Proposed Re-Pricing Rate that is equal to or less than the Re-Pricing Rate as determined by the Portfolio Manager (such request, an “Accepted Purchase Request” and any Holder providing such Accepted Purchase Request, a “Consenting Holder”) specifying the Aggregate Outstanding Amount of the Notes of the Re-Priced Class that such Consenting Holder has offered to purchase at the Re-Pricing Rate and the Aggregate Outstanding Amount of the Notes that will be sold to such Consenting Holder. Notwithstanding the above, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, will cause the sale and transfer of Notes of any Non-Consenting Holders, without further notice to such Non-Consenting Holders, on the Re-Pricing Date to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Notes to be effected pursuant to this clause (c) will be made at the Redemption Price with respect to such Notes, and will be effected only if the related Re-Pricing is effected in accordance with this Section 9.8. The Holder of each Re-Pricing Eligible Note, by its acceptance of an interest in the Re-Pricing Eligible Notes, agrees to sell and transfer its Notes in accordance with this Section 9.8 and agrees to cooperate with the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) and the Trustee to effect such sales and transfers. In the event that the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) receives Accepted Purchase Requests with respect to more than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Consenting Holders’ Notes of the Re-Priced Class with the sale of

Re-Pricing Replacement Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests, with respect thereto, pro rata (subject to the applicable minimum denominations) based on the Aggregate Outstanding Amount of the Notes such Consenting Holders indicated an interest in purchasing pursuant to their Holder Purchase Requests.  In the event that the Issuer receives Accepted Purchase Requests with respect to less than the Aggregate Outstanding Amount of the Notes of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes of the Re-Priced Class or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Consenting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests with respect thereto, and any excess Notes of the Re-Priced Class held by Non-Consenting Holders shall be sold to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or redeemed with proceeds from the sale of Re-Pricing Replacement Notes.  All sales of Non-Consenting Holders’ Notes or Re-Pricing Replacement Notes to be effectuated pursuant to this clause (c) shall be made at the applicable Redemption Price, and shall be effectuated only if the related Re-Pricing is effectuated in accordance with the provisions hereof.

(d)                                 The Issuer shall not effect any proposed Re-Pricing unless:

(i)                                     the Issuer and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date, which can be executed and delivered without regard to the provisions of Article VIII hereof, solely to modify the spread over LIBOR applicable to the Re-Priced Class and, to the extent applicable, (with the consent of the Issuer) to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of “Redemption Price”;

(ii)                                  confirmation has been received that all Notes of the Re-Priced Class held by Non-Consenting Holders have been sold and transferred pursuant to clause (c) above;

(iii)                               each Rating Agency shall have been notified of such Re-Pricing;

(iv)                              all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to Section 11.1(a)(i) on the subsequent Distribution Date prior to the distribution of any remaining Interest Proceeds to the Issuer, unless such expenses have been paid or shall be adequately provided for (including without limitation, with Contributions) by an entity other than the Issuer;

(v)                                 the Issuer shall have obtained Tax Advice to the effect that such Re-Pricing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code.

(e)                                  The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Trustee shall have the authority to take such actions as may be directed by the Issuer or the Portfolio Manager on behalf of the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or Portfolio Manager shall deem necessary or desirable to effect a Re-Pricing.  In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Notes of each Class held by consenting Holders or Non-Consenting Holders.

(f)                                   A second notice of a Re-Pricing shall be given by the Trustee not less than seven (7) Business Days prior to the proposed Re-Pricing Date, to each Holder of Notes of the Re-Priced Class at the address in the Register (with a copy to the Portfolio Manager), specifying the applicable Re-Pricing Date and the specific Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee at the expense of the Issuer.  Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class will not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

(g)                                  The Holder of each Note, by its acceptance of an interest in the Notes, agrees (i) to sell and transfer its Notes in accordance with the provisions hereof and to cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee to effectuate such sales and transfers and (ii) in the event that such Holder (x) does not consent to a proposed Re-Pricing or to a sale of its interest and (y) does not otherwise cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee, in each case to effectuate such sales and transfers within the time period described herein, then such Holder shall be deemed to consent to such Re-Pricing.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that a Re-Pricing is permitted by this Indenture and that all conditions precedent thereto have been complied with.  The Trustee shall receive and shall rely on an Issuer Order providing direction and any additional information requested by the Trustee in order to effect a Re-Pricing in accordance with this Section 9.8.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1.                                            Collection of Money.  Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Obligations, in accordance with the terms and conditions of such Pledged Obligations.  The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture.

Section 10.2.                                            Collection Accounts.  (a) The Trustee shall, on or prior to the Closing Date, establish at the Custodian two segregated non-interest bearing trust accounts, each held in the name of the Trustee for the benefit of the Secured Parties, one of which shall be designated the “Interest Collection Account” and the other of which shall be designated the “Principal

Collection Account,” each of which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.  The Trustee shall from time to time deposit into the Interest Collection Account, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof (i) any funds in the Reserve Account deemed by the Portfolio Manager in its sole discretion to be Interest Proceeds pursuant to Section 10.3(e) and (ii) all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII) received by the Trustee.  The Trustee shall deposit immediately upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Account, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds in the Reserve Account deemed by the Portfolio Manager in its sole discretion to be Principal Proceeds pursuant to Section 10.3(e), (ii) all Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments) received by the Trustee, and (iii) all other funds received by the Trustee.  In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such Monies (including any Monies received by way of capital contribution from its member(s)) in the Collection Account as it deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds.  All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided.  Subject to Section 10.2(c), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).  Following receipt of the Effective Date Ratings Confirmation, amounts on deposit in the Principal Collection Account may, on any Business Day but in no case later than the Determination Date related to the first Distribution Date, at the direction of the Portfolio Manager, be distributed by the Trustee to the Issuer without regard for the Priority of Distributions and/or be deposited into the Interest Collection Account as Interest Proceeds; provided that (x) Designated Amounts shall not exceed 0.50% of the Aggregate Ramp-Up Par Amount and (y) the Aggregate Ramp-Up Par Condition is satisfied as of such date after giving effect to such distribution or deposit.

(b)                                 The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify or cause the Issuer to be notified and the Issuer shall use its commercially reasonable efforts to, within five (5) Business Days of receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction to a Person which is not the Portfolio Manager or an Affiliate of the Issuer or the Portfolio Manager and deposit the proceeds thereof in the Collection Account; provided, however, that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it shall sell such distribution within such two (2)-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)                                  At any time when reinvestment is permitted pursuant to Article XII, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw Principal Proceeds on deposit in the subaccount of the Principal Collection Account designated in such Issuer Order (including Principal Financed Accrued Interest used to pay for accrued interest on an additional Collateral Obligation) and reinvest (or invest, in the case of funds referred to in Section 7.17) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order.  At any time, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw Principal Proceeds on deposit in the subaccount of the Principal Collection Account designated in such Issuer Order and use such funds to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)                                 The Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant held in the Assets or right to acquire securities in accordance with the requirements of Article XII and such Issuer Order and (ii) from Interest Proceeds only, any Administrative Expenses (paid in the order of priority set forth in the definition thereof); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Distribution Date.

(e)                                  The Trustee shall transfer to the Payment Account as applicable, from the Collection Account, for application pursuant to Section 11.1(a) of this Indenture, on or not later than the Business Day preceding each Distribution Date, the amount set forth to be so transferred in the Distribution Report for such Distribution Date.

(f)                                   The Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, transfer from amounts on deposit in the Interest Collection Account on any Business Day during any Interest Accrual Period to the Principal Collection Account, amounts necessary for application pursuant to Section 7.17(d).

Section 10.3.                                            Payment Account; Custodial Account; Ramp-Up Account; Expense Reserve Account; Reserve Account; Contribution Account; Ongoing Expense Smoothing Account.

(a)                                 Payment Account.  The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Payment Account”, and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.  Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable or distributable on the Notes in accordance with their terms and the provisions of this Indenture, as applicable, and to pay Administrative Expenses and other amounts specified herein, each in accordance with the Priority of Distributions.  The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Distributions.  Funds in the Payment Account shall not be invested.

(b)                                 Custodial Account.  The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Custodial Account”, and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.  All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Distributions.

(c)                                  Ramp-Up Account.  The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Ramp-Up Account”, and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.  The Issuer hereby directs the Trustee to, and the Trustee shall immediately upon receipt on the Closing Date, deposit to the Ramp-Up Account the amount specified in the Closing Date Certificate.  In connection with any purchase of an additional Collateral Obligation, the Trustee shall apply amounts held in the Ramp-Up Account as provided by Section 7.17(b).  Upon the occurrence of an Event of Default (and excluding any proceeds that shall be used to settle binding commitments entered into prior to that date), the Trustee shall deposit any remaining amounts in the Ramp-Up Account into the Collection Account as Principal Proceeds. At any time following receipt of Effective Date Ratings Confirmation, uninvested amounts on deposit in the Ramp-Up Account shall, on any Business Day but in no case later than the Determination Date related to the first Distribution Date, at the direction of the Portfolio Manager, be (i) distributed by the Trustee to the Issuer without regard for the Priority of Distributions and/or (ii) deposited by the Trustee into the Collection Account as Interest Proceeds or Principal Proceeds; provided that (x) Designated Amounts shall not exceed 0.50% of the Aggregate Ramp-Up Par Amount and (y) the Aggregate Ramp-Up Par Condition is satisfied as of such date after giving effect to such distribution or deposit.

Any income earned on amounts deposited in the Ramp-Up Account shall be deposited in the Collection Account as Interest Proceeds.

(d)                                 Expense Reserve Account.  The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties which shall be designated as the “Expense Reserve Account”, and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.  The Issuer hereby directs the Trustee to deposit the amount specified in the Closing Date Certificate in the Expense Reserve Account on the Closing Date.  The Trustee shall apply funds from the Expense Reserve Account, in the amounts and as directed by the Portfolio Manager, to pay (x) amounts due in respect of actions taken on or before the Closing Date and (y) subject to the Administrative Expense Cap, Administrative Expenses in the order of priority contained in the definition thereof.  Any income earned on amounts on deposit in the Expense Reserve Account shall be deposited in the Interest Collection Account as Interest Proceeds as it is paid.  By the Determination Date relating to the first Distribution Date following the Effective Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) shall be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Portfolio Manager in its sole discretion).

(e)                                  Reserve Account.  The Trustee shall, on or prior to the Closing Date, establish at the Custodian a segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Reserve Account,” which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.  The Issuer hereby directs the Trustee to deposit the amount specified in the Closing Date Certificate in the Reserve Account on the Closing Date. On any Business Day after the Closing Date, the Trustee shall transfer funds from the Reserve Account, as directed by the Portfolio Manager, to the Interest Collection Account as Interest Proceeds or the Principal Collection Account as Principal Proceeds (in the Portfolio Manager’s discretion). Amounts in the Reserve Account may be invested at the direction of the Portfolio Manager in Eligible Investments and any income earned on amounts deposited in the Reserve Account will be deposited in the Interest Collection Account as Interest Proceeds as it is paid. By the Determination Date relating to the first Distribution Date following the Effective Date, all funds in the Reserve Account shall be deposited in the Collection Account as Interest Proceeds.

(f)                                   Contribution Account.  The Trustee shall, on or prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Contribution Account,” and which shall be maintained by the Issuer with the Custodian in accordance with the Securities Account Control Agreement.  At any time during or after the Reinvestment Period, any Holder of Interests may, but shall not be required to, (A) make contributions of Cash, Eligible Investments and Collateral Obligations (each, a “Contribution” and, each such Holder, a “Contributor”) to the Issuer for any purpose (including, without limitation, any Permitted Use and/or to make any Cure Contribution) or (B) return to the Trustee any portion of Interest Proceeds or Principal Proceeds that was distributed on such Interests in accordance with the Priority of Distributions.  Each Contribution shall be received into the Contribution Account, and the Portfolio Manager, on behalf of the Issuer, shall apply such

Contribution as directed by the applicable Contributor at the time such Contribution is made (or, if no such direction is given by the Contributor, at the direction of the Portfolio Manager in its sole discretion).  No Contribution or any portion thereof shall be returned to the Contributor at any time.  Any income earned on amounts deposited in the Contribution Account shall be deposited in the Interest Collection Account as Interest Proceeds.

(g)                                  Ongoing Expense Smoothing Account.  The Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account which shall be held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the “Ongoing Expense Smoothing Account.”  The Trustee shall transfer funds to the Ongoing Expense Smoothing Account, in the amounts and as directed by the Portfolio Manager, on each Distribution Date as described under Section 11.1(a)(i).  The Trustee shall apply funds from the Ongoing Expense Smoothing Account, in the amounts and as directed by the Portfolio Manager, to pay Administrative Expenses in the order of priority contained in the definition thereof on or between Distribution Dates (without regard to the Administrative Expense Cap). From time to time, the Portfolio Manager may direct the Trustee to withdraw amounts on deposit in the Ongoing Expense Smoothing Account and to deposit such amounts in the Interest Collection Account as Interest Proceeds or in the Principal Collection Account as Principal Proceeds, as applicable, based on whether such amount was initially deposited into the Ongoing Expense Smoothing Account from Interest Proceeds or Principal Proceeds, respectively.  Any income earned on amounts on deposit in the Ongoing Expense Smoothing Account shall be deposited in the Interest Collection Account as Interest Proceeds as it is paid.

Section 10.4.                                            The Revolver Funding Account.  Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds in the amounts described below shall be withdrawn from the Ramp-Up Account or from the Collection Account (as directed by the Portfolio Manager) and deposited by the Trustee in a single, segregated non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties (the “Revolver Funding Account”), which shall be maintained by the Issuer with the Custodian in accordance with the terms of the Securities Account Control Agreement.  The Issuer hereby directs the Trustee to deposit the amount specified in the Closing Date Certificate (if any) in the Revolver Funding Account on the Closing Date.  Upon initial purchase, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation shall be treated as part of the purchase price therefor.  Amounts on deposit in the Revolver Funding Account shall be invested in overnight funds that are Eligible Investments selected by the Portfolio Manager and earnings from all such investments shall be deposited in the Interest Collection Account as Interest Proceeds.

With respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, upon the notification from the Portfolio Manager of the purchase of any such Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation, the Trustee shall deposit funds in the Revolver Funding Account as directed by the Portfolio Manager such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.  In addition, the Trustee shall deposit funds in the Revolver Funding Account upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Portfolio Manager on behalf of the Issuer.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) shall be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations.  Upon (a) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (b) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation (the occurrence of which the Portfolio Manager shall notify the Trustee) any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded amounts of all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations included in the Assets shall be transferred by the Trustee (at the direction of the Portfolio Manager) as Principal Proceeds to the Principal Collection Account.

Section 10.5.                                            Hedge Counterparty Collateral Account.  If and to the extent that any Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer shall (at the direction of the Portfolio Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish a segregated, non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties (each, a “Hedge Counterparty Collateral Account”), which shall be maintained by the Issuer with the Custodian in accordance with the terms of the Securities Account Control Agreement.  The Trustee (as directed by the Portfolio Manager on behalf of the Issuer) shall deposit into each Hedge Counterparty Collateral Account all collateral required to be posted by a Hedge Counterparty and all other funds and property required by the terms of any Hedge Agreement to be deposited into the Hedge Counterparty Collateral Account, in accordance with the terms of the related Hedge Agreement.  The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account shall be in accordance with the written instructions of the Portfolio Manager.

Section 10.6.                                            Reinvestment of Funds in Accounts; Reports by the Trustee.  (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Portfolio Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Expense Reserve Account, the Reserve Account, the Contribution Account and the Ongoing Expense Smoothing Account as so directed in Eligible Investments having Stated Maturities no later than the Business Day preceding the next Distribution Date (or such shorter maturities expressly provided herein).  If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Portfolio Manager within three (3) Business Days after transfer of any funds to such accounts.  If the Trustee does not thereafter receive written instructions from the Portfolio Manager within five (5) Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment, until investment instruction as provided in the preceding sentence is received by the Trustee.  After an Event of Default, the

Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment.  Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Account, any gain realized from such investments shall be credited to the Principal Collection Account upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Account.  The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that the foregoing shall not relieve the Bank of its obligations under any security or obligation issued by the Bank or any Affiliate thereof.

(b)                                 The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  All Accounts shall remain at all times with (a) the Trustee or a financial institution that is a federal or state-chartered depository institution that has (x) a short-term debt rating of at least “A-1” and a long-term debt rating of at least “A” by S&P (or a long-term debt rating of at least “A+” by S&P if such institution has no short-term debt rating) and (y) a short-term issuer default rating of at least “F1” and a long-term issuer default rating of at least “A” by Fitch or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution that has (x) a short-term debt rating of at least “A-1” and a long-term debt rating of at least “BBB” by S&P (or a long-term debt rating of at least “A+” by S&P if such institution has no short-term debt rating) and (y) a short-term issuer default rating of at least “F1” and a long-term issuer default rating of at least “A” by Fitch, and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b).  If the Trustee’s or such institution’s rating fall below the ratings set forth in this Section 10.6(b), the Issuer shall take commercially reasonable efforts to move the assets held in such account to another institution that satisfies such ratings within thirty (30) days of notice or knowledge thereof.

(c)                                  The Trustee shall supply, in a timely fashion, to the Issuer, the Portfolio Manager, and each Rating Agency any information regularly maintained by the Trustee that the Issuer, the Rating Agencies or the Portfolio Manager may from time to time request in writing with respect to the Pledged Obligations, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Portfolio Manager to perform its obligations under the Portfolio Management Agreement.  The Trustee shall promptly forward to the Portfolio Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports, and other communications received from such issuer and Clearing Agencies with respect to such issuer.

Section 10.7.                                Accountings.

(a)                                 Monthly.  Not later than the 20th day (or, if such day is not a Business Day, the next succeeding Business Day) of each calendar month, excluding each month in which a Distribution Date occurs, commencing in December 2018, the Issuer shall compile and make available (or cause to be compiled and made available) (including, at the election of the Issuer, via appropriate electronic means acceptable to each recipient) to each Rating Agency, the Trustee, the Portfolio Manager, the Initial Purchaser and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of a Note, a monthly report (each a “Monthly Report”) determined as of the ninth Business Day preceding the applicable delivery date.  The Monthly Report shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets (based, in part, on information provided by the Portfolio Manager):

(i)                                     Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)                                  Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)                               Collateral Principal Amount of Collateral Obligations.

(iv)                              A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following detailed information:

(A)                               The obligor thereon (including the issuer ticker, if any);

(B)                               The LoanX ID, CUSIP or security identifier thereof;

(C)                               The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest));

(D)                               The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)                                The related interest rate or spread (excluding, in the case where such Collateral Obligation is a Libor Floor Obligation, the effect of any specified “floor” rate per annum related thereto);

(F)                                 The stated maturity thereof;

(G)                               The related S&P Industry Classification;

(H)                              The related Fitch Industry Classification;

(I)                                   The S&P Rating, unless such rating is based on a credit estimate unpublished by S&P or such rating is a confidential rating or a private rating by S&P;

(J)                                   The Fitch Rating, unless such rating is based on a credit opinion unpublished by Fitch or such rating is a confidential rating or a private rating by Fitch;

(K)                               The country of Domicile;

(L)                                An indication as to whether each such Collateral Obligation is (1) a Defaulted Obligation, (2) a Delayed Drawdown Collateral Obligation, (3) a Revolving Collateral Obligation, (4) a Senior Secured Loan, Second Lien Loan or Senior Unsecured Loan, (5) a floating rate Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (7) a Deferrable Security, (8) a Partial Deferrable Security (9) a Current Pay Obligation, (10) a DIP Collateral Obligation, (11) convertible into or exchangeable for equity securities, (12) a Discount Obligation (including its purchase price and purchase yield in the case of a fixed rate Collateral Obligation), (13) a Cov-Lite Loan, (14) a Swapped Non-Discount Obligation, (15) a First-Lien Last-Out Loan, (16) a Long-Dated Obligation or (17) a Purchased Defaulted Obligation;

(M)                            Based solely on information provided by the Portfolio Manager, with respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in the last paragraph of the definition of “Discount Obligation”:

(1)                                 the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(2)                                 the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(3)                                 the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in the first proviso in the last paragraph of the definition of “Discount Obligation”;

(N)                               The S&P Recovery Rate;

(O)                               Whether such Collateral Obligation is a Libor Floor Obligation and the specified “floor” rate per annum related thereto as specified by the Portfolio Manager;

(P)                                 The purchase price and the Market Value of such Collateral Obligation, if such Market Value was calculated based on a bid price determined by a loan pricing service, and the name of such loan pricing service (including such disclaimer language as a loan pricing service may from time to time require, as provided by the Portfolio Manager to the Trustee and the Collateral Administrator); and

(Q)                               Whether such Collateral Obligation is settled or unsettled.

(v)                                 For each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level, (3) a determination as to whether such result satisfies the related test and (4) an indication whether the result of the Minimum Floating Spread Test was inclusive or exclusive of the “floor” rate of any Libor Floor Obligations.

(vi)                              The S&P Weighted Average Recovery Rate.

(vii)                           The Fitch Rating Factor, if publicly available.

(viii)                        The Fitch Recovery Rate, if publicly available (including the applicable Fitch recovery rating and Fitch recovery rate in accordance with the definition of “Fitch Recovery Rate”).

(ix)                              As provided by the Portfolio Manager, the total number of (and related dates of) any Aggregated Reinvestments occurring since the date of determination of the immediately preceding Monthly Report, the identity of each Collateral Obligation that was subject to Aggregated Reinvestments and the percentage of the Collateral Principal Amount consisting of such Collateral Obligations that were subject to Aggregated Reinvestments.

(x)                                 The calculation of each of the following:

(A)                               From and after the Determination Date immediately preceding the second Distribution Date, each Interest Coverage Ratio (and setting forth each related Required Coverage Ratio);

(B)                               Each Overcollateralization Ratio (and setting forth each related Required Coverage Ratio);

(C)                               The Reinvestment Overcollateralization Test (and setting forth the required test level); and

(D)                               The ratio set forth in Section 5.1(g).

(xi)                              For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(xii)                           For the Contribution Account, a schedule showing the amount of Contributions since the previous Monthly Report and whether any such Contribution is a Cure Contribution.

(xiii)                        A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)                               Interest Proceeds from Collateral Obligations; and

(B)                               Interest Proceeds from Eligible Investments.

(xiv)                       Purchases, prepayments and sales (in the case of each of clause (A)(7) and clause (B)(5) below, to be based solely on information provided by the Portfolio Manager):

(A)                               The (1) identity, (2) purchase price, (3) purchase date, (4) sale price, (5) Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest)) and purchase price paid, (6) sale proceeds received (and whether Principal Proceeds or Interest Proceeds), (7) gain (excess of the Principal Proceeds received over purchase price paid), (8) loss (excess of the purchase price paid over the Principal Proceeds received) and (9) the date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 or prepaid since the date of determination of the immediately preceding Monthly Report and (Y) each prepayment, repayment at maturity or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation, Defaulted Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale and whether such sale of a Collateral Obligation was to an Affiliate of the Portfolio Manager; and

(B)                               The (1) identity, (2) purchase date, (3) Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but noting any capitalized interest)), (4) the purchase price paid (and whether Principal Proceeds or Interest Proceeds were expended to acquire such Collateral Obligation) and (5) excess, as applicable, of the purchase price over the Principal Balance or of the Principal Balance over the purchase price of each Collateral Obligation acquired pursuant to Section 12.2 since the date of determination of the immediately preceding Monthly Report and whether such Collateral Obligation was obtained through a purchase from an Affiliate of the Portfolio Manager;

(xv)                          The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xvi)                       The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and the Market Value of each such Collateral Obligation.

(xvii)                    The identity of each Collateral Obligation with a Fitch Rating of “CCC+” or below (if publicly available) and the Market Value of each such Collateral Obligation.

(xviii)                 The identity of each Deferring Security, the S&P Collateral Value and the Market Value of each Deferring Security, and the date on which interest was last paid in full in Cash thereon.

(xix)                       A list of Eligible Investments, including, with respect to each such Eligible Investment, the obligor thereon and the Principal Balance thereof.

(xx)                          For any Collateral Obligation, whether the rating of such Collateral Obligation has been upgraded, downgraded or put on credit watch by any Rating Agency since the date of determination of the immediately preceding Monthly Report and such old and new rating.

(xxi)                       The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, the percentage of the Collateral Principal Amount comprised of Current Pay Obligations, the portfolio limitation for Current Pay Obligations expressed as a percentage of the Collateral Principal Amount and whether such limitation is satisfied.

(xxii)                    The Market Value of each Collateral Obligation for which a Market Value was required to be calculated pursuant to the terms of this Indenture.

(xxiii)                 [Reserved].

(xxiv)                [Reserved].

(xxv)                   With respect to a Deferrable Security or Partial Deferrable Security, that portion of deferred or capitalized interest that remains unpaid and is included in the calculation of the Principal Balance of such Deferrable Security or Partial Deferrable Security.

(xxvi)                The total number of (and related dates of) any Aggregated Reinvestment occurring during such month, the identity of each Collateral Obligation that was subject to an Aggregated Reinvestment, and the percentage of the Collateral Principal Amount consisting of such Collateral Obligations that were subject to Aggregated Reinvestments.

(xxvii)             The identity of each Collateral Obligation that is the subject of a binding commitment to purchase that has not yet been settled (including the identity of each Collateral Obligation for which the expected settlement date is after the expiration of the Reinvestment Period).

(xxviii)          The identity of any Collateral Obligation for which a Maturity Amendment was executed.

(xxix)                For each Monthly Report delivered after the expiration of the Reinvestment Period (x) the identity and weighted average maturity of each Collateral Obligation with respect to which Principal Proceeds were received and reinvested and (y) the identity and weighted average maturity of the Collateral Obligation purchased with such Principal Proceeds.

(xxx)                   With respect to any Swapped Non-Discount Obligation, (a) the identity, aggregate proceeds and aggregate principal amount of the purchased and sold Collateral Obligation, (b) the sale price and purchase price of the Swapped Non-Discount Obligations, (c) the percentage of the Aggregate Ramp-Up Par Amount consisting of Swapped Non-Discount Obligations since the Closing Date and (d) the S&P Rating of each of the Swapped Non-Discount Obligation and the sold Collateral Obligation.

(xxxi)                With respect to any debt obligation received pursuant to a Bankruptcy Exchange, (a) the identity and aggregate principal amount of the obligations received and exchanged in such Bankruptcy Exchange, (b) the percentage of the Collateral Principal Amount consisting of Collateral Obligations that are subject to a Bankruptcy Exchange, (c) the percentage of the Aggregate Ramp-Up Par Amount consisting of Collateral Obligations that are and have been subject to a Bankruptcy Exchange since the Closing Date, (d) and, if applicable, as of the date of the Bankruptcy Exchange, the projected internal rate of return of the obligation obtained as a result of a Bankruptcy Exchange and the projected internal rate of return of the Defaulted Obligation exchanged in the Bankruptcy Exchange.

(xxxii)             The results of the S&P CDO Monitor Test (with a statement as to whether it is passing or failing), including the Class Default Differential, the Class Break-Even Default Rate and the Class Scenario Default Rate for the Highest Ranking S&P Class, and the characteristics of the Current Portfolio. In addition, prior to the Effective Date and together with each Monthly Report, the Issuer shall provide to S&P the Excel Default Model Input File, which shall include the Loan-X identifications of any Collateral Obligations, at cdo_surveillance@spglobal.com.

(xxxiii)          If the Portfolio Manager elects to change from the use of the definition of “S&P CDO Monitor Test” to those set forth in Schedule 4 hereto in accordance with the definition of “S&P CDO Monitor Test”, the following information (with the terms used in clauses (A) through (H) below having the meanings assigned thereto in Schedule 4):

(A)                               S&P CDO Monitor Adjusted BDR;

(B)                               S&P CDO Monitor SDR;

(C)                               S&P Default Rate Dispersion;

(D)                               S&P Expected Portfolio Diversity Rate;

(E)                                S&P Industry Diversity Measure;

(F)                                 S&P Obligor Diversity Measure;

(G)                               S&P Regional Diversity Measure; and

(H)                              S&P Weighted Average Life.

(xxxiv)         Such other information as the Trustee, any Hedge Counterparty, any Rating Agency or the Portfolio Manager may reasonably request.

(xxxv)            The identity and S&P rating of the institution holding each Account.

Upon receipt of each Monthly Report, the Trustee shall, if the Trustee is not the same Person as the Collateral Administrator, compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three (3) Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Portfolio Manager, and the Rating Agencies if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets.  In the event that any discrepancy exists, the Collateral Administrator and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall attempt to resolve the discrepancy.  If such discrepancy cannot be promptly resolved, the Collateral Administrator shall notify the Portfolio Manager who shall, on behalf of the Issuer, review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy.  If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report, which may be accomplished by making a notation of such error in the subsequent Monthly Report or Distribution Report, whichever is earlier.

(b)                                 Distribution Date Accounting.  The Issuer shall render (or cause to be rendered) a report (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Distribution Date, and shall make available such Distribution Report (including, at the election of the Issuer, via appropriate electronic means acceptable to each recipient) to the Trustee, the Portfolio Manager, the Initial Purchaser, each Rating Agency then rating a Class of Notes and, upon written request therefor, any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of a Note not later than the Business Day preceding the related Distribution Date.  The Distribution Report shall contain the following information (based, in part, on information provided by the Portfolio Manager):

(i)                                     the information required to be in the Monthly Report pursuant to Section 10.7(a);

(ii)                                  the Aggregate Outstanding Amount of the Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class, the amount of principal payments to be made on the Notes of each Class on the next Distribution Date, the amount of any Deferred Interest on each Class of Deferred Interest Notes, and the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the principal payments, if any, on the next Distribution Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class;

(iii)                               the Interest Rate and accrued interest for each applicable Class of Notes for such Distribution Date;

(iv)                              the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) and each clause of Section 11.1(a)(iii) on the related Distribution Date;

(v)                                 for the Collection Account:

(A)                               the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Account, the next Business Day);

(B)                               the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) and Section 11.1(a)(iii) on the next Distribution Date (net of amounts which the Portfolio Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)                               the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Distribution Date; and

(vi)                              such other information as the Trustee, any Hedge Counterparty or the Portfolio Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.  Each Distribution Report prepared by or on behalf of the Issuer following the filing of a petition in bankruptcy against the Issuer will distinguish between payments to Holders or beneficial owners whose payments are and are not subordinated pursuant to the Bankruptcy Subordination Agreement.

(c)                                  Notice of Aggregated Reinvestment.  The Issuer (or the Portfolio Manager on behalf of the Issuer) shall notify the Trustee of the commencement of each Aggregated Reinvestment and, upon receipt thereof, the Trustee shall make a copy of such notice available to Holders and each Rating Agency.

(d)                                 Interest Rate Notice.  The Trustee shall make available to each Holder of Notes on each Distribution Report, a notice setting forth (x) the Interest Rate for such Notes for the next Interest Accrual Period and (y) a notice setting forth LIBOR for the next Interest Accrual Period.

(e)                                  Failure to Provide Accounting.  If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Issuer shall use all reasonable efforts to cause such accounting to be made by the applicable Distribution Date.  To the extent the Issuer is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure to provide such information or reports, the Issuer (with the assistance of the Portfolio Manager) shall be entitled to retain an Independent certified public accountant in connection therewith.

(f)                                   Required Content of Certain Reports.  Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

“The Investment Company Act of 1940, as amended (the “Investment Company Act”) requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules.  Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers.  Each purchaser of a Note will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the Purchaser is a Qualified Purchaser who is either (x) an accredited investor (“AI”) within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act of 1933, as amended (the “Securities Act”), (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”) or (z) a non-U.S. person acquiring such notes in an offshore transaction (as defined in Regulation S under the Securities Act) in reliance on the exemption from registration provided by Regulation S under the Securities Act (a person satisfying on of clauses (x), (y) or (z), a “QIB/AI/non-U.S. person”); (ii) the Purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/AI/non-U.S. person (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the Purchaser, and each account for which it is purchasing, will hold and transfer at least the Minimum Denomination of the Notes specified herein; (v) the Purchaser can make the representations set forth in Section 2.6 or the appropriate Exhibit to the Indenture; (vi) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; (vii) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees.  The Notes may only be transferred to another Qualified Purchaser and QIB/AI/non-U.S. person (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vii) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Note is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is either (x) Qualified Purchaser that is not a U.S. person (as defined in Regulation S) acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S, or (y) a Qualified Purchaser who is either an AI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given.  If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Portfolio Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note or beneficial interest therein to be transferred in accordance with Section 2.12 of the Indenture to a Person that certifies to the Trustee, the Issuer and the Portfolio Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Note or beneficial interest therein held by such holder or beneficial owner.”

“Each Holder or beneficial owner of a Note receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Note; provided, that any such Holder or beneficial owner may provide such information on a confidential basis to any prospective purchaser of such Holder’s or beneficial owner’s Notes that is permitted by the terms of the Indenture to acquire such Holder’s or beneficial owner’s Notes and that agrees to keep such information confidential in accordance with the terms of the Indenture.”

(g)                                  In no event shall the Trustee have any obligation to correct any liability with respect to errors or omissions related to the Monthly Report or Distribution Report delivered under Sections 10.7(a) or (b) unless a Trust Officer of the Trustee has received written notice of any such error or omission from the Issuer or a Holder within 90 days of the delivery of such report. After such 90-day period, the Trustee’s sole responsibility shall be to act at the direction and expense of the Issuer or Holders representing at least a Majority of the Class of Notes affected by such error or omission (or, if more than one Class of Notes is affected, a Majority of the Controlling Class).

(h)                                 Availability of Reports.  The Trustee shall make the Monthly Report and the Distribution Report and any notices required to be provided to the Holders pursuant to the terms of this Indenture (including the notice required pursuant to Section 10.7(c)) available to the Holders via its internet website on a password protected basis. The Trustee’s internet website shall initially be located at www.ctslink.com. Parties that are unable to use the above distribution option will be entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way such statements are distributed, including changing or eliminating its website or the way its website is accessed, in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.  As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer.  The Trustee shall not be liable for the information it is directed or required to disseminate in accordance with this Indenture.  The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the information set forth in the Monthly Report and the

Distribution Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.  Upon written request of any Holder, the Trustee shall also provide to such Holder copies of reports produced by the Portfolio Manager, this Indenture and the Portfolio Management Agreement.

As promptly as possible following the delivery of each Monthly Report and Distribution Report to the Trustee pursuant to Section 10.7(a) or (b), as applicable, the Trustee on behalf of the Issuer shall make available on the Trustee’s internet website such report to be delivered to Intex Solutions, Inc.

Section 10.8.                                            Release of Notes.  (a) The Issuer may, by Issuer Order executed by an Authorized Officer of the Portfolio Manager, delivered to the Trustee no later than the settlement date for any sale of a security certifying that the sale, of such security is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 direct the Trustee to release or cause to be released such security from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such security, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such security is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Portfolio Manager in such Issuer Order; provided, however, that the Trustee may deliver any such security in physical form for examination in accordance with street delivery custom; provided, further that, notwithstanding the foregoing, the Issuer shall not direct the Trustee to release any security pursuant to this Section 10.8(a) following the occurrence and during the continuance of an Event of Default unless (x) such release is in connection with a sale in accordance with Sections 12.1(a), (c), (d), (g) or (h), or (y) the liquidation of the Assets has begun or the Trustee has exercised any remedies of a Secured Party pursuant to Section 5.4(a)(iv) at the direction of a Majority of the Controlling Class.

(b)                                 If no Event of Default has occurred and is continuing and subject to Article XII hereof, the Trustee shall upon an Issuer Order (i) deliver any Pledged Obligation, and release or cause to be released such security from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Portfolio Manager.

(c)                                  Upon receiving actual notice of any Offer (as defined below) or any request for a waiver, consent, amendment or other modification with respect to any Collateral Obligation, the Trustee on behalf of the Issuer shall promptly notify the Portfolio Manager of any Collateral Obligation that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request.  Unless the Notes have been accelerated following an Event of Default, the Portfolio Manager shall have the exclusive right to direct in writing (upon which the Trustee may conclusively rely) (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification.  If the Notes have been accelerated following an Event of Default, the Majority of the Controlling Class shall have the exclusive right to direct in writing (upon which the Trustee may conclusively rely) (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment or modification; provided, that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request; provided further, that the acceptance of, or participation in, any Offer, and the consent to any such waiver, amendment or modification shall be deemed not to be an acquisition of a new Collateral Obligation.  During and after the Reinvestment Period, the Issuer (or the Portfolio Manager on the Issuer’s behalf) may vote in favor of a Maturity Amendment; provided that (A) during the Reinvestment Period, the Issuer (or the Portfolio Manager on the Issuer’s behalf) may not vote in favor of any Maturity Amendment that would extend the stated maturity date of such Collateral Obligation beyond the earliest Stated Maturity of the Notes; and (B) after the Reinvestment Period, the Issuer (or the Portfolio Manager on the Issuer’s behalf) may only vote in favor of any Maturity Amendment if (1) as determined by the Portfolio Manager after giving effect to such Maturity Amendment and any Aggregated Reinvestment, the Weighted Average Life Test will be satisfied or, if not satisfied, will be maintained or improved; provided that this clause (B)(1) shall be deemed to be satisfied with respect to any Maturity Amendment which is a Credit Amendment if immediately after giving effect to such Credit Amendment, the Aggregate Principal Balance of Collateral Obligations that have been subject to a Credit Amendment since the end of the Reinvestment Period will not exceed 10.0% of the Collateral Principal Amount, and (2) such Maturity Amendment would not extend the stated maturity date of the affected Collateral Obligation beyond the earliest Stated Maturity of the Notes.

(d)                                 As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of a Pledged Obligation in the applicable account under the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)                                  The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)                                   [Reserved].

(g)                                  Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b), (c), (e), (f) or (g) shall be released from the lien of this Indenture.

Section 10.9.                                            Reports by Independent Accountants. (a) Prior to the delivery of any reports of accountants required to be prepared pursuant to the terms hereof, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering any Accountants’ Reports required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Portfolio Manager.  The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes.  The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as an Administrative Expense. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures.

(b)                                 Upon the written request of the Trustee, or any Holder of an Interest, the Issuer shall cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Interests with all of the information required to be provided by the Issuer or pursuant to Section 7.16 or assist the Issuer in the preparation thereof.  With respect to any accountants appointed under this Indenture, the Trustee and the Collateral Administrator shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement and dissemination of any such report is subject to the consent of the accountants.  Neither the Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Portfolio Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however, that the Trustee and the Collateral Administrator shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee and the Collateral Administrator to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders, it being understood that the Trustee and the Collateral Administrator shall deliver such acknowledgement or agreement in conclusive reliance on the Issuer Order); provided, further, that notwithstanding the foregoing, in no event shall the Trustee or the Collateral Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee or the Collateral Administrator determines adversely affects it.

(c)                                  The Trustee shall not be liable for any claims, liabilities or expenses relating to the engagement of Independent certified public accountants pursuant to Section 10.9(a) or any report of such Independent certified public accountants issued in connection with such engagement, and the dissemination of any such report is subject to the consent of the Independent certified public accountants.

Section 10.10.                                     Reports to Rating Agencies.  In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide to each Rating Agency all information or reports delivered to the Trustee hereunder (including the Accountants’ Effective Date Comparison AUP Report but excluding any other Accountants’ Report), and such additional information as any Rating Agency may from time to time reasonably request (including, with respect to credit estimates, notification to S&P and Fitch of any material modification that would result in substantial changes to the terms of any loan document relating to a Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation) in accordance with Section 14.3(b) hereof.  The Issuer shall notify each Rating Agency of any termination, modification or amendment to the Portfolio Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement or any other agreement to which it is party in connection with any such agreement or this Indenture and shall notify each Rating Agency of any material breach by any party to any such agreement of which it has actual knowledge.

Section 10.11.                                     Procedures Relating to the Establishment of Accounts Controlled by the Trustee.  Notwithstanding anything else contained herein, with respect to each of the Accounts, the Trustee is hereby directed, and hereby agrees, to cause the Custodian establishing such Accounts to enter into the Securities Account Control Agreement and, if the Custodian is the Bank, to cause the Bank to comply with the provisions of such Securities Account Control Agreement.  The Trustee may open such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration.

ARTICLE XI

APPLICATION OF MONIES

Section 11.1.                                            Disbursements of Monies from Payment Account.  (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and the Bankruptcy Subordination Agreement, on each Distribution Date, the Trustee shall disburse amounts transferred, if any, from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Distributions”); provided that, except with respect to a Post-Acceleration Distribution Date or the Stated Maturity (x) amounts transferred, if any, from the Interest Collection Account shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred, if any, from the Principal Collection Account shall be applied solely in accordance with Section 11.1(a)(ii).

(i)                                     On each Distribution Date (other than the Stated Maturity or any Post-Acceleration Distribution Date), Interest Proceeds that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)                               (1) first, to the payment of taxes and governmental fees (including annual return fees and registered office fees) owing by the Issuer, (2) second, to the payment of the accrued and unpaid Administrative Expenses (in the order set forth in the definition of such term); provided that amounts paid pursuant to clause (2) and any Administrative Expenses paid from the Expense Reserve Account or from the Collection Account pursuant to Section 10.2(d)(ii) on or between Distribution Dates, collectively, may not exceed, in the aggregate, the Administrative Expense Cap and (3) third, on such Distribution Date, the Portfolio Manager may, in its discretion, direct the Trustee to deposit to the Ongoing Expense Smoothing Account an amount equal to the lesser of (x) the Ongoing Expense Smoothing Shortfall and (y) the Ongoing Expense Excess Amount;

(B)                               to the payment of any accrued and unpaid Base Management Fee (to the extent not deferred by the Portfolio Manager) due and payable, and unless further deferred by the Portfolio Manager by notice to the Trustee (such notice to be delivered no later than the related Determination Date), any previously deferred Base Management Fee, to the Portfolio Manager, except that any deferred Base Management Fee will be payable only to the extent that, after giving effect to such payment on a pro forma basis, all interest (including Deferred Interest) due and payable on each Class of Notes will be paid in full on such Distribution Date;

(C)                               to the payment pro rata of (1) any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial termination) of such Hedge Agreement and (2) any amounts due to a Hedge Counterparty under a Hedge Agreement pursuant to an early termination (or partial termination) of such Hedge Agreement as a result of a Priority Hedge Termination Event;

(D)                               to the payment of accrued and unpaid interest on the Class A-1A Notes and the Class A-1B Notes, pro rata, based on the respective amounts of accrued and unpaid interest on each such Class;

(E)                                to the payment of accrued and unpaid interest on the Class A-2 Notes;

(F)                                 if either of the Class A Coverage Tests (except in the case of the Interest Coverage Test, on any date of determination prior to the Interest Coverage Effective Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause both Class A Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (F);

(G)                               to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B Notes;

(H)                              if either of the Class B Coverage Tests (except in the case of the Interest Coverage Test, on any date of determination prior to the Interest Coverage Effective Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause both Class B Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (H);

(I)                                   to the payment of any Deferred Interest on the Class B Notes;

(J)                                   to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(K)                               if either of the Class C Coverage Tests (except in the case of the Interest Coverage Test, on any date of determination prior to the Interest

Coverage Effective Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause both Class C Coverage Tests to be met as of the related Determination Date after giving effect to any payments made through this clause (K);

(L)                                to the payment of any Deferred Interest on the Class C Notes;

(M)                            during the Reinvestment Period, if the Reinvestment Overcollateralization Test is not satisfied on the related Determination Date for deposit to the Collection Account as Principal Proceeds the lesser of (i) 50.0% of the remaining Interest Proceeds after application of Interest Proceeds pursuant to clauses (A) through (L) above and (ii) the amount necessary to cause the Reinvestment Overcollateralization Test to be satisfied as of such Determination Date after giving effect to any payments made through this clause (M), to be used at the election of the Portfolio Manager either (x) to purchase additional Collateral Obligations or (y) with the prior consent of the Issuer, to pay principal of the Notes in accordance with the Note Payment Sequence;

(N)                               to the distribution to the Portfolio Manager of any accrued and unpaid amounts in respect of the Subordinated Interest (after giving effect to any Current Deferred Interest in respect of such Distribution Date, but excluding interest on any Deferred Subordinated Interest);

(O)                               to the distribution of the following amounts in the following priority: (1) first, interest on any Deferred Subordinated Interest that remains accrued and unpaid with respect to any prior Distribution Date and (2) second, at the election of the Portfolio Manager, any accrued and unpaid Cumulative Deferred Interest;

(P)                                 to the payment of (1) first, any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitations contained therein (in the priority stated in clause (A)(2) above) and (2) second, pro rata based on amounts due, any amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (C) above;

(Q)                               if, with respect to any Distribution Date (other than the first Distribution Date) following the end of the Ramp-Up Period upon which an Effective Date Rating Failure has occurred and is continuing, (i) first, for application as Principal Proceeds pursuant to Section 11.1(a)(ii) at the direction of the Portfolio Manager to purchase additional Collateral Obligations or Eligible Investments on such Distribution Date in an amount sufficient to obtain Effective Date Ratings Confirmation, (ii) second, solely if amounts available for application pursuant to clause (i) above are not sufficient to obtain Effective Date Ratings Confirmation, to pay principal of the Notes in accordance with the Note Payment Sequence and, (iii) thereafter, at the election of the Portfolio Manager subject to the requirements described under Section 7.17(d), retained in the Interest Collection Account as Interest Proceeds; and

(R)                               any remaining Interest Proceeds shall be paid to the Issuer.

(ii)                                  On each Distribution Date (other than a Post-Acceleration Distribution Date or the Stated Maturity), the Principal Proceeds that are transferred to the Payment Account shall be applied in the following order of priority:

(A)                               to pay the amounts referred to in clauses (A) through (F), (H) and (K) of Section 11.1(a)(i) in the priority stated therein, but only to the extent applicable and not paid in full thereunder;

(B)                               (1) if the Notes are to be redeemed on such Distribution Date in connection with a Tax Event, a Clean-Up Call Redemption, a Special Redemption or an Optional Redemption, to the payment of the Redemption Price or Clean-Up Call Redemption Price, as applicable (without duplication of any payments received by any Class of Notes pursuant to Section 11.1(a)(i) above or under clause (A) of this Section 11.1(a)(ii)) in accordance with the Note Payment Sequence, or (2) on any Distribution Date on or after the Notes have been paid in full, at the direction of the Issuer, the remaining funds after payment of, or establishment of, a reasonable reserve for Administrative Expenses and for all amounts referred to in clauses (C) through (J) of this Section 11.1(a)(ii) shall be distributed to the Issuer;

(C)                               on any Distribution Date occurring during the Reinvestment Period, only and to the extent not paid pursuant to pursuant to Section 11.1(a)(i) above, to the payment of (i) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class B Notes, and (ii) second, if the Class B Notes constitute, or will become, the Controlling Class on such Distribution Date, any Deferred Interest on the Class B Notes; provided, that after giving effect to such payments, the Class B Coverage Tests will be satisfied on a pro forma basis;

(D)                               on any Distribution Date occurring during the Reinvestment Period, only and to the extent not paid pursuant to Section 11.1(a)(i) above, to the payment of (i) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes and (ii) second, if the Class C Notes constitute, or will become, the Controlling Class on such Distribution Date, any Deferred Interest on the Class C Notes; provided, that after giving effect to such payments, the Class C Coverage Tests will be satisfied on a pro forma basis;

(E)                                on any Distribution Date occurring during the Reinvestment Period, to the purchase of additional Collateral Obligations or Eligible Investments pending the purchase of such Collateral Obligations, and after the Reinvestment Period, to invest Principal Proceeds received prior to the end of the

Reinvestment Period but permitted to be used to settle pending purchases in accordance with Section 12.2(a);

(F)                                 on any Distribution Date occurring after the Reinvestment Period, for payment in accordance with the Note Payment Sequence after taking into account payments made pursuant to Section 11.1(a)(i) and clauses (A) through (B) of this Section 11.1(a)(ii);

(G)                               on any Distribution Date occurring after the Reinvestment Period, to the distribution to the Portfolio Manager the following amounts in the following priority:  (i) first, any accrued and unpaid Subordinated Interest (after giving effect to any Current Deferred Interest in respect of such Distribution Date, but excluding interest on any Deferred Subordinated Interest), (ii) second, interest on any Deferred Subordinated Interest that remains accrued and unpaid with respect to any prior Distribution Date, (iii) third, at the election of the Portfolio Manager, any accrued and unpaid Cumulative Deferred Interest and (iv) fourth, any other amounts payable or distributable to the Portfolio Manager under the Portfolio Management Agreement, in each case to the extent not paid pursuant to clause (N) or (O), as applicable, of Section 11.1(a)(i) above on such Distribution Date;

(H)                              on any Distribution Date occurring after the Reinvestment Period, to the payment of the Administrative Expenses of the Issuer in the order of priority set forth in clause (A) of Section 11.1(a)(i) above (without regard to the Administrative Expense Cap), but only to the extent not previously paid in full under clauses (A) and (P) of Section 11.1(a)(i) above and under clause (A) of this Section 11.1(a)(ii);

(I)                                   on any Distribution Date occurring after the Reinvestment Period, to the payment pro rata based on amounts due, of any amounts due to any Hedge Counterparty under any Hedge Agreement not previously paid in full under clauses (C) and (P) of Section 11.1(a)(i) above and under clause (A) of this Section 11.1(a)(ii); and

(J)                                   on any Distribution Date occurring after (i) the Reinvestment Period or (ii) the repayment of the Notes in full and payment in full of (and/or creation of a reserve for) all expenses of the Issuer, all remaining Principal Proceeds for payment to the Issuer as additional distributions thereto.

(iii)                               On each Post-Acceleration Distribution Date or on the Stated Maturity, all Interest Proceeds and all Principal Proceeds that are transferred to the Payment Account shall be applied in the following order of priority:

(A)                               to pay all amounts under clauses (A), (B) and (C) of Section 11.1(a)(i) in the priority and subject to the limitations stated therein; provided that the Administrative Expense Cap shall not apply to amounts payable (including indemnities) to the Trustee, the Bank in each of its other capacities under the Transaction Documents or the Collateral Administrator following commencement of the liquidation of assets as described in Article V;

(B)                               to the payment of accrued and unpaid interest on the Class A-1A Notes and the Class A-1B Notes, pro rata, based on the respective amounts of accrued and unpaid interest on each such Class, until such amounts have been paid in full;

(C)                               to the payment of principal of the Class A-1A Notes and the Class A-1B Notes, pro rata, based on their respective Aggregate Outstanding Amounts, until such amounts have been paid in full;

(D)                               to the payment of accrued and unpaid interest on the Class A-2 Notes until such amounts have been paid in full;

(E)                                to the payment of principal of the Class A-2 Notes until such amount has been paid in full;

(F)                                 to the payment of, first, accrued and unpaid interest and, then, any Deferred Interest on the Class B Notes until such amounts have been paid in full;

(G)                               to the payment of principal of the Class B Notes until such amount has been paid in full;

(H)                              to the payment of, first, accrued and unpaid interest and, then, any Deferred Interest on the Class C Notes until such amounts have been paid in full;

(I)                                   to the payment of principal of the Class C Notes until such amount has been paid in full;

(J)                                   to the payment of (1) first, any Administrative Expenses (in the priority stated therein) to the extent not paid pursuant to clause (A) above and (2) second, pro rata based on amounts due, any amounts due to any Hedge Counterparty under any Hedge Agreement pursuant to an early termination (or partial termination) of such Hedge Agreement not otherwise paid pursuant to clause (A) above;

(K)                               to the distribution to the Portfolio Manager the following amounts in the following priority:  (i) first, any accrued and unpaid amounts in respect of the Subordinated Interest (after giving effect to any Current Deferred Interest in respect of such Distribution Date, but excluding interest on any Deferred Subordinated Interest); (ii) second, interest on any Deferred Subordinated Interest that remains accrued and unpaid with respect to any prior Distribution Date; and (iii) third, at the election of the Portfolio Manager, any accrued and unpaid Cumulative Deferred Interest; and

(L)                                any remaining Interest Proceeds and Principal Proceeds to the Issuer.

(iv)                              On any date of a Partial Redemption by Refinancing or on any Re-Pricing Date, Refinancing Proceeds and/or the proceeds of Notes issued pursuant to a Re-Pricing, as the case may be, will be distributed in the following order of priority:  (A) to pay the Redemption Price, in accordance with the Note Payment Sequence, of the Notes being refinanced, without duplication of any payments received by any such Notes pursuant to Section 11.1(a)(i) or Section 11.1(a)(iii), and (B) any remaining amounts to the Collection Account as Principal Proceeds.

(b)                                 On the Stated Maturity of the Notes, the Trustee shall pay the amounts provided in Section 11.1(a)(iii)(K) and (L) to the Issuer.

(c)                                  If on any Distribution Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above to the extent funds are available therefor.

(d)                                 In connection with the application of funds to pay Administrative Expenses of the Issuer, in accordance with Sections 11.1(a)(i), (ii) and (iii), the Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions) delivered to the Trustee no later than the Business Day prior to each Distribution Date.

(e)                                  In the event that the Hedge Counterparty defaults in the payment of its obligations to the Issuer under any Hedge Agreement on the date on which any payment is due thereunder, the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date.  The Trustee shall give notice as soon as reasonably practicable to the Holders of Notes, the Portfolio Manager and each Rating Agency if such Hedge Counterparty continues to fail to perform its obligations for two (2) Business Days following a demand made by the Trustee on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed to be taken pursuant to Section 5.13.

(f)                                   To the extent the Base Management Fee is not paid or amounts in respect of the Subordinated Interest are not distributed on any Distribution Date when due, such amounts shall be deferred and shall be payable or distributable on subsequent Distribution Dates in accordance with the Priority of Distributions.  Accrued and unpaid Base Management Fees shall be deferred without interest, regardless of whether such amounts were unpaid due to the operation of the Priority of Distributions or otherwise.  For the avoidance of doubt, deferred Base Management Fees will be paid pursuant to Section 11.1(a)(i)(B) only to the extent such payment shall not result in the failure of the Interest Coverage Test applicable to any Class of Notes.  Any amounts in respect of the Subordinated Interest that are not distributed on a Distribution Date when due by reason of the operation of the Priority of Distributions (but not, for the avoidance of doubt, amounts deferred at the election of the Portfolio Manager pursuant to Section 11.1(h) (such amounts, the “Deferred Subordinated Interest”)) shall accrue interest at the per annum rate then applicable to the Class C Notes.

(g)                                  The Portfolio Manager may, in its sole discretion, by written notice to the Trustee delivered not later than the related Determination Date, elect to irrevocably waive payment of or distribution in respect of any or all of the Base Management Fee and/or the Subordinated Interest otherwise payable or distributable and available to be paid or distributed to it on any Distribution Date (including any deferred Base Management Fee or deferred amounts in respect of the Subordinated Interest from prior periods, as applicable) in accordance with the Priority of Distributions on any Distribution Date designated by the Portfolio Manager (the “Waived Interest”).  Any such Waived Interest shall not thereafter become due and payable and any claim of the Portfolio Manager therein shall be extinguished.

(h)                                 The Portfolio Manager may, in its sole discretion, elect to defer payment or distribution in respect of any or all of the Base Management Fee and/or the Subordinated Interest (other than any portion of any such fee or interest that the Portfolio Manager has previously designated as a Waived Interest) payable or distributable in accordance with the Priority of Distributions on any Distribution Date (with respect to the Subordinated Interest, only on or after the second Distribution Date). An amount equal to the Current Deferred Interest for any Distribution Date will be distributed as Interest Proceeds in accordance with the Priority of Distributions or, at the election of the Portfolio Manager, deposited into the Principal Collection Account as Principal Proceeds for investment in Collateral Obligations and/or Eligible Investments. The Cumulative Deferred Interest shall be payable or distributable on any subsequent Distribution Date at the election of the Portfolio Manager to the extent of funds available for such purpose in accordance with the Priority of Distributions. For the avoidance of doubt, any Base Management Fee and/or the Subordinated Interest deferred pursuant to this clause (h), shall be deferred without interest.

(i)                                     Any amounts to be paid to the Issuer pursuant to the terms hereof shall be paid by the Trustee or Paying Agent directly to an account of the Issuer designated in writing by the Issuer (which account shall initially be as set forth on Exhibit E hereof).

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1.                                            Sales of Collateral Obligations.  Subject to the satisfaction of the conditions specified in Section 12.3 and provided that no Event of Default has occurred and is continuing (except for sales pursuant to Sections 12.1(a), (c), (d), (g) or (h), unless liquidation of the Assets has begun or the Trustee has exercised any remedies of a Secured Party pursuant to Section 5.4(a)(iv) at the direction of a Supermajority of the Controlling Class), the Portfolio Manager on behalf of the Issuer may in writing direct the Trustee to sell and the Trustee (on behalf of the Issuer) shall sell in the manner directed by the Portfolio Manager any Collateral Obligation or Equity Security if, as certified by the Portfolio Manager (upon which certification the Trustee may rely in accordance with Section 6.1), to the best of its knowledge, such sale satisfies any one of paragraphs (a) through (g) of this Section 12.1.  For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)                                 Credit Risk Obligations.  The Portfolio Manager may direct the Trustee to sell any Credit Risk Obligation at any time during or after the Reinvestment Period without restriction.

(b)                                 Credit Improved Obligations.  The Portfolio Manager may direct the Trustee to sell any Credit Improved Obligation at any time during or after the Reinvestment Period without restriction.

(c)                                  Defaulted Obligations.  The Portfolio Manager may direct the Trustee to sell or otherwise dispose of any Defaulted Obligation or any other asset received by the Issuer in a workout, restructuring or similar transaction, or to consummate a Bankruptcy Exchange, at any time during or after the Reinvestment Period without restriction.

(d)                                 Equity Securities.  The Portfolio Manager may direct the Trustee to sell any Equity Security at any time during or after the Reinvestment Period without restriction, and the Portfolio Manager will use commercially reasonable efforts to sell each Equity Security within three years of the date on which the Issuer acquires such Equity Security.

(e)                                  Stated Maturity; Optional Redemption or Redemption following a Tax Event; Clean-Up Call Redemption.  After the Issuer has notified the Trustee of an Optional Redemption of the Notes in whole (unless such Optional Redemption is funded solely with Refinancing Proceeds), a redemption of the Notes in connection with a Tax Event in accordance with Section 9.2, a Clean-Up Call Redemption in accordance with Section 9.6 or otherwise in connection with the Stated Maturity, the Portfolio Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.2(d)) are satisfied.  If any such sale is made through participation, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months of the sale.

(f)                                   Discretionary Sales.  The Portfolio Manager may direct the Trustee to sell any Collateral Obligation (other than one being sold pursuant to clauses (a) through (e) above) (each such sale, a “Discretionary Sale”) at any time if (i) after giving effect to such Discretionary Sale, the Aggregate Principal Balance of all Collateral Obligations sold pursuant to Discretionary Sales during the same calendar year is not greater than 25.0% of the Collateral Principal Amount as of the beginning of such calendar year (or, in the case of the year 2018, the Aggregate Ramp-Up Par Amount); and (ii) either:

(A)                               at any time (1) the Sale Proceeds from such Discretionary Sale are at least sufficient to maintain or increase the Adjusted Collateral Principal Amount (as measured before such sale), or (2) after giving effect to such Discretionary Sale, the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligation being sold) and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of such sale) (x) is maintained or increased or (y) shall be equal to or greater than the Reinvestment Target Par Balance; or

(B)                               during the Reinvestment Period, the Portfolio Manager shall use its commercially reasonable efforts to purchase (on behalf of the Issuer) one or more additional Collateral Obligations in compliance with the Investment Criteria.

For purposes of determining the percentage of Collateral Obligations sold during any such period, the amount of any Collateral Obligations sold shall be reduced to the extent of any purchases (or irrevocable commitments to purchase) of Collateral Obligations of the same obligor (which are pari passu or senior to such sold Collateral Obligations) so long as any such Collateral Obligation was sold with the intention of purchasing a Collateral Obligation of the same obligor (which would be pari passu or senior to such sold Collateral Obligation).

(g)                                  Mandatory Sales.

(i)                                     The Portfolio Manager shall use commercially reasonable efforts to sell each Pledged Obligation that constitutes Margin Stock not later than forty-five (45) days after the later of (x) the date of the Issuer’s acquisition thereof and (y) the date such Pledged Obligation became Margin Stock.

(ii)                                  At any time that the Issuer holds Margin Stock with an aggregate Market Value in excess of 10% of the Collateral Principal Amount, the Portfolio Manager shall use commercially reasonable efforts to sell Margin Stock with an aggregate Market Value at least equal to such excess.

(iii)                               The Portfolio Manager (on behalf of the Issuer) shall use its commercially reasonable efforts to effect the sale or other disposition of any Asset (including, but not limited to Collateral Obligations and Eligible Investments) (other than a Senior Secured Loan) in a prompt manner if the Issuer’s continued ownership of such asset would, in the sole reasonable determination of the Portfolio Manager (based upon the advice of nationally recognized counsel experienced in such matters), cause the Issuer to be unable to comply with the loan securitization exclusion from the definition of “covered fund” under the Volcker Rule and, in the sole reasonable determination of the Portfolio Manager, the disposition of such asset would result in the Issuer no longer constituting a “covered fund” under the Volcker Rule. For the avoidance of doubt, as permitted under the Volcker Rule, any loans, securities or other assets received in connection with a workout or restructuring of a Collateral Obligation in lieu of debts previously contracted with respect to such Collateral Obligation previously held by the Issuer in compliance with the terms hereof will be excluded from any sale or other disposition provisions or requirements herein that might otherwise apply, as determined by the Portfolio Manager in good faith. For the avoidance of doubt, the Portfolio Manager will have no liability to any Holder or any other Person for any determination made by it pursuant to this paragraph unless the making of such determination constituted bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Portfolio Manager hereunder or under the Portfolio Management Agreement.

(h)                                 Unsalable Assets.  After the Reinvestment Period:

(i)                                     At the direction and discretion of the Portfolio Manager, the Trustee, at the expense of the Issuer, may conduct an auction of Unsalable Assets in accordance with the procedures described in clause (ii) below.

(ii)                                  Promptly after receipt of such direction, the Trustee shall provide notice (in such form as is prepared by the Portfolio Manager) to the Holders (and each Rating Agency then rating any Notes) of an auction, setting forth in reasonable detail a description of each Unsalable Asset and the following auction procedures:

(A)                               any Holder of Notes may submit a written bid to purchase one or more Unsalable Assets no later than the date specified in the auction notice (which shall be at least fifteen (15) Business Days after the date of such notice);

(B)                               each bid must include an offer to purchase for a specified amount of Cash on a proposed settlement date no later than twenty (20) Business Days after the date of the auction notice;

(C)                               if no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable, the Trustee shall provide notice thereof to each Holder and offer to deliver (at no cost to the Holders or the Trustee) a pro rata portion of each unsold Unsalable Asset to the Holders of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to any transfer restrictions (including minimum denominations).  To the extent that minimum denominations do not permit a pro rata distribution, the Portfolio Manager shall identify and the Trustee shall distribute the Unsalable Assets on a pro rata basis to the extent possible and the Portfolio Manager shall select by lottery the Holder to whom the remaining amount shall be delivered. The Trustee shall use commercially reasonable efforts to effect delivery of such interests.  For the avoidance of doubt, any such delivery to the Holders of Notes shall not operate to reduce the principal amount of the related Class of Notes held by such Holders; and

(D)                               if no such Holder provides delivery instructions to the Trustee, the Trustee shall promptly notify the Portfolio Manager and offer to deliver (at no cost to the Trustee) the Unsalable Asset to the Portfolio Manager.  If the Portfolio Manager declines such offer, the Trustee shall take such action as directed by the Portfolio Manager (on behalf of the Issuer) to dispose of the Unsalable Asset, which may be by donation to a charity, abandonment or other means.

Section 12.2.                                            Purchase of Additional Collateral Obligations.  On any date during the Reinvestment Period, the Portfolio Manager, on behalf of the Issuer, may, but shall not be required to, direct the Trustee to invest Principal Proceeds received by the Issuer prior to the end of the Reinvestment Period (together with accrued interest received with respect to any Collateral Obligations to the extent used to pay for accrued interest on additional Collateral Obligations) in additional Collateral Obligations, and the Trustee shall invest such proceeds, if, as certified by the Portfolio Manager, to the best of its knowledge, each of the conditions specified in this Section 12.2 and Section 12.3 are met. After the Reinvestment Period, the

Portfolio Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer; provided that the Portfolio Manager, on behalf of the Issuer, may (but shall not be required to) direct the Trustee to (x) invest cash on deposit in any Account (other than the Payment Account) in Eligible Investments following the Reinvestment Period and (y) settle pending purchases made but that have not settled prior to the end of the Reinvestment Period with Principal Proceeds received prior to the end of the Reinvestment Period pursuant to Section 11.1(a)(ii)(E) on the last Distribution Date of the Reinvestment Period if the Portfolio Manager reasonably expects that such pending purchase will settle no later than 90 days after the end of the Reinvestment Period.

(a)                                 Investment Criteria.  No Collateral Obligation may be purchased during the Reinvestment Period unless the Portfolio Manager reasonably believes each of the following conditions are satisfied as of the date it commits on behalf of the Issuer to make such purchase or on the date of such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (iii) through (v) below need only be satisfied with respect to purchases of Collateral Obligations occurring after the end of the Ramp-Up Period:

(i)                                     such obligation is a Collateral Obligation;

(ii)                                  each Coverage Test shall be satisfied or, if not satisfied, such Coverage Test shall be maintained or improved;

(iii)                               in the case of additional Collateral Obligations purchased with the proceeds from the sale of a Credit Improved Obligation or a Discretionary Sale, after giving effect to such purchases and sales either (A) the Aggregate Principal Balance of the Collateral Obligations (including the Collateral Obligation being purchased but excluding the Collateral Obligation being sold) and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of the same), will be maintained or increased (by comparison to the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments constituting Principal Proceeds immediately prior to such sale or payment) or following such purchase will be greater than or equal to the Reinvestment Target Par Balance or (B) the Adjusted Collateral Principal Amount, as measured both before such sale or receipt of such proceeds, as applicable, and after giving effect to the reinvestment, will be maintained or increased;

(iv)                              other than in connection with a Bankruptcy Exchange, in the case of additional Collateral Obligations purchased with the proceeds from the sale of a Credit Risk Obligation or Defaulted Obligation sold at the discretion of the Portfolio Manager, after giving effect to such purchases either (A) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the related Sale Proceeds, or (B) the Aggregate Principal Balance of the Collateral Obligations (including the Collateral Obligation(s) being purchased but excluding the Collateral Obligation being sold) and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of such sale) (x) is maintained or increased (by comparison to the Aggregate Principal Balance of the

Collateral Obligations and Eligible Investments constituting Principal Proceeds immediately prior to such sale or payment) or (y) will be greater than or equal to the Reinvestment Target Par Balance; and

(v)                                 either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the S&P CDO Monitor Test) shall be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such reinvestment, such requirement or test shall be maintained or improved after giving effect to the reinvestment;

provided that clauses (ii) through (v) above need not be satisfied with respect to one single reinvestment if they are satisfied on an aggregate basis in accordance with an Aggregated Reinvestment; provided, further, that clause (ii) and the Collateral Quality Test in clause (v) above need not be satisfied with respect to any Defaulted Obligation acquired in a Bankruptcy Exchange.

During the Reinvestment Period, the Issuer shall not enter into a commitment to purchase any Collateral Obligation the settlement date for which the Portfolio Manager reasonably expects will occur after the end of the Reinvestment Period unless (x) to the extent such Collateral Obligation would be purchased using Principal Proceeds, only that portion of such Principal Proceeds that the Portfolio Manager reasonably expects will be received prior to the end of the Reinvestment Period may be used to effect such purchase and such Collateral Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria and (y) in the reasonable determination of the Portfolio Manager there will be sufficient proceeds (including Principal Proceeds on deposit in the Collection Account at the time of the proposed purchase, Principal Proceeds permitted to be used in accordance with the preceding clause (x), Eligible Investments constituting Principal Proceeds on deposit in the Collection Account and any Sale Proceeds to be received from any sales committed to during the Reinvestment Period) to settle such proposed purchase.

(b)                                 Exercise of Warrants.  At any time during or after the Reinvestment Period, at the direction of the Portfolio Manager (with the prior consent of the Issuer), the Issuer may direct the payment from amounts on deposit in the Interest Collection Account any amount required to exercise a warrant held in the Assets to the extent (x) the Reinvestment Overcollateralization Test is satisfied and (y) such payment would not result in insufficient Interest Proceeds being available for the payment in full of interest on the Class A-1 Notes, the Class A-2 Notes and the Class B Notes on the immediately following Distribution Date; provided that either (i) the Portfolio Manager determines based on the advice of counsel that such security or interest acquired as a result of exercising such warrant constitutes a security received in lieu of debts previously contracted with respect to one or more Collateral Obligations for purposes of the Volcker Rule or (ii) any such security or interest so acquired will be sold prior to the Issuer’s receipt of such security or interest (unless such sale or other disposition is prohibited by applicable law or an applicable contractual restriction in the related Underlying Instrument, in which case the Portfolio Manager will sell such security or interest as soon as such sale or disposition is permitted by applicable law and not prohibited by such contractual restriction).

(c)                                  Bankruptcy Exchanges; Permitted Uses.  At any time during or after the Reinvestment Period, the Portfolio Manager may direct the Trustee to enter into a Bankruptcy Exchange or apply amounts on deposit in the Contribution Account (as directed by the related Contributor or, if no such direction is given by the Contributor, as directed by the Portfolio Manager in its sole discretion) to one or more Permitted Uses.

(d)                                 Investment in Eligible Investments.  Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

Section 12.3.                                            Conditions Applicable to All Sale and Purchase Transactions.  (a)  Any transaction effected under this Article XII or in connection with the acquisition of additional Collateral Obligations during the Ramp-Up Period shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Portfolio Manager, shall be effected in accordance with the requirements of Section 9 of the Portfolio Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that in the case of any Collateral Obligation sold or otherwise transferred to a Person so Affiliated, the Portfolio Manager shall obtain either (x) bids for such Collateral Obligation from three unaffiliated loan market participants (or, if the Portfolio Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Portfolio Manager can obtain bids using efforts consistent with the Portfolio Manager Standard), or (y) if the Portfolio Manager is unable to obtain any bids for such Collateral Obligation from an unaffiliated loan market participant, a Valuation of the Collateral Obligation (the highest bid provided by an unaffiliated loan market participant described in clause (x) or the fair market value established by the Valuation described in clause (y), (the “Applicable Qualified Valuation”)), and such Affiliate shall acquire such Collateral Obligation for a price equal to the price established by such Applicable Qualified Valuation; provided further that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Transferor pursuant hereto at a price greater than the Applicable Qualified Valuation, but no greater than the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination (and to the extent such outstanding principal balance and accrued interest for such Collateral Obligation exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Transferor to the Issuer); provided, further, that the aggregate amount of Collateral Obligations sold to the Transferor or its affiliates may not exceed 20% of the Net Purchased Loan Balance.  The Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)                                 Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Pledged Obligation or Pledged Obligations shall be Granted to the Trustee pursuant to this Indenture, such Pledged Obligations shall be Delivered to the Trustee.  The Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(a)(x); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by an Authorized Officer of the Portfolio Manager.

(c)                                  Notwithstanding anything contained in this Article XII to the contrary, the Issuer shall have the right to effect any sale of any Pledged Obligation or purchase of any Collateral Obligation (provided in the case of a purchase of a Collateral Obligation, such purchase complies with the applicable requirements of the Portfolio Management Agreement) (x) that has been consented to by Holders evidencing at least a Supermajority of the Aggregate Outstanding Amount of each Class of Notes and (y) of which the Trustee and each Rating Agency has been notified.

Section 12.4.                                            Exchange Transactions.

(a)                                 Notwithstanding Section 12.2 to the contrary, prior to the end of the Reinvestment Period, a Defaulted Obligation (a “Purchased Defaulted Obligation”) may be purchased with all or a portion of the Sale Proceeds of another Defaulted Obligation (an “Exchanged Defaulted Obligation”) (each such exchange referred to as an “Exchange Transaction”), if:

(i)                                     when compared to the Exchanged Defaulted Obligation, the Purchased Defaulted Obligation (A) is issued by a different obligor, (B) but for the fact that such debt obligation is a Defaulted Obligation, such Purchased Defaulted Obligation would otherwise qualify as a Collateral Obligation and (C) the expected recovery rate of such Purchased Defaulted Obligation, as determined by the Portfolio Manager in good faith, is no less than the expected recovery rate of the Exchanged Defaulted Obligation;

(ii)                                  the Portfolio Manager has certified in writing to the Trustee that:

(A)                               at the time of the purchase, (i) the Purchased Defaulted Obligation is no less senior in right of payment vis-à-vis its related obligor’s outstanding indebtedness than the seniority of the Exchanged Defaulted Obligation and (ii) the S&P Rating and/or Fitch Rating, if any, of the Purchased Defaulted Obligation is the same or better respective rating (as applicable), if any, of the Exchanged Defaulted Obligation;

(B)                               after giving effect to the purchase, (i) each of the Coverage Tests is satisfied and (ii) the Collateral Principal Amount shall not be reduced;

(C)                               both prior to and after giving effect to such purchase, the Concentration Limitations were and will be satisfied or, if any Concentration Limitation was not satisfied prior to such purchase, such Concentration Limitation will be maintained or improved;

(D)                               the period for which the Issuer held the Exchanged Defaulted Obligation will be included for all purposes in this Indenture when determining the period for which the Issuer holds the Purchased Defaulted Obligation;

(E)                                the Exchanged Defaulted Obligation was not previously a Purchased Defaulted Obligation acquired in a transaction pursuant to this Section 12.4; and

(F)                                 the Restricted Trading Period is not in effect; and

(iii)                               such purchase of the Purchased Defaulted Obligation will not, (A) when taken together with all other Purchased Defaulted Obligations then held by the Issuer, cause the Aggregate Principal Balance of all of Purchased Defaulted Obligations then held by Issuer to exceed 1.0% of the Aggregate Collateral Balance and (B) will not cause the Aggregate Principal Balance of all Purchased Defaulted Obligations purchased pursuant to an Exchange Transaction, measured cumulatively since the Closing Date, to exceed 5.0% of the Aggregate Ramp-Up Par Amount.

For the avoidance of doubt, Exchange Transactions may occur by separate purchase and sale transactions.  If, at any time, a Purchased Defaulted Obligation no longer satisfies the definition of Defaulted Obligation, it shall no longer be considered a Purchased Defaulted Obligation.

ARTICLE XIII

NOTEHOLDERS’ RELATIONS

Section 13.1.                                            Subordination.  (a) Anything in this Indenture or the Notes to the contrary notwithstanding (except subject in all cases to Section 5.4(e)), the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in Article XI of this Indenture.  On any Post-Acceleration Distribution Date or on the Stated Maturity, all accrued and unpaid interest on and outstanding principal of each Priority Class shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of the Holders of each Class of Notes consents, other than in Cash, before any further payment or distribution is made on account of any Junior Class with respect thereto, to the extent and in the manner provided in Section 11.1(a)(iii).

(b)                                 On or after a Post-Acceleration Distribution Date or on the Stated Maturity, in the event that notwithstanding the provisions of this Indenture, any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of each Class of Notes consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)                                  Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class of Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided, however, that after all accrued and unpaid interest on and outstanding principal of a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class.  Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d)                                 The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer until the payment in full of the Notes and not before one year and a day, or if longer, the applicable preference period then in effect, has elapsed since such payment.

(e)                                  Notwithstanding anything in this Indenture to the contrary, this Section 13.1 shall be subject in all respects to Section 5.4(e).

Section 13.2.                                            Standard of Conduct.  In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1.                                            Form of Documents Delivered to the Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Portfolio Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Officer of the Issuer or the Portfolio Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Portfolio Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, , the Portfolio Manager or such other Person, unless such Officer of the Issuer or the Portfolio Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Issuer stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2.                                            Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” or “Act of Holders” signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                                  The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3.                                            Notices, etc., to the Trustee, the Issuer, the Collateral Administrator, the Portfolio Manager, the Initial Purchaser, the Hedge Counterparty, the Paying Agent and each Rating Agency.  (a) Any request, demand, authorization, direction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)                                     the Trustee and the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and made, given, furnished or filed to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Trustee or Collateral Administrator, as applicable, addressed to it at its Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee;

(ii)                                  the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Bain Capital Specialty Finance, Inc., John Hancock Tower, 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Michael Boyle, facsimile no. (617) 516-2010, or at any other address previously furnished in writing to the other parties hereto by the Issuer with a copy to the Portfolio Manager at its address below;

(iii)                               the Portfolio Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Portfolio Manager addressed to it at c/o Bain Capital Specialty Finance, Inc., John Hancock Tower, 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Telephone: (617) 516-2000, Facsimile: (617) 516-2010, Attention: BCC Middle Market CLO 2018-1, LLC, or at any other address previously furnished in writing to the other parties hereto;

(iv)                              Citigroup Global Markets Inc., as Initial Purchaser, shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Citigroup Global Markets Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Managing Director, Structured Credit Products Group, or at any other address previously furnished in writing to the Issuer and the Trustee by the Initial Purchaser; and

(v)                                 a Hedge Counterparty shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service or by facsimile in legible form to such Hedge Counterparty addressed to it at the address specified in the relevant Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by such Hedge Counterparty.

(b)                                 The parties hereto agree that all 17g-5 Information provided to any of the Rating Agencies, or any of their respective officers, directors or employees, be given or provided to such Rating Agencies pursuant to, in connection with or related, directly or indirectly, to this Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, any transaction document relating hereto, the Assets or the Notes, shall be in each case furnished directly to the Rating Agencies at the address set forth in the following paragraph with a prior electronic copy to the Issuer or the Information Agent, as provided in Section 2A of the Collateral Administration Agreement (for forwarding to the 17g-5 Website in accordance with the Collateral Administration Agreement).  The Issuer also shall furnish such other information regarding the Issuer or the Assets as may be reasonably requested by the Rating Agencies to the extent the Issuer has or can obtain such information without unreasonable effort or expense.  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Indenture.  Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Any request, demand, authorization, direction, order, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture, including the 17g-5 Information, to be made upon, given or furnished to, or filed with the Rating Agencies shall be given in accordance with, and subject to, the provisions of Section 14.16 hereof and Section 2A of the Collateral Administration Agreement and shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing to each Rating Agency addressed to it at (i) in the case of S&P, 55 Water Street, 41st Floor, New York, New York, 10041-0003 or by email to CDO_Surveillance@spglobal.com; provided, that (x) in respect of any request to S&P for a confirmation of its Initial Ratings of each Class of Notes pursuant to Section 7.17(c), such request must be submitted by email to CDOEffectiveDatePortfolios@spglobal.com, (y) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com and (z) in respect of any request to S&P for S&P CDO Monitor, such request must be submitted by email to CDOMonitor@spglobal.com and (ii) in the case of Fitch, by email to cdo.surveillance@fitchratings.com.

(c)                                  In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(d)                                 Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information.

(e)                                  The Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Indenture or any other document executed in connection therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing.  If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling.  The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction.  Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties, and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.4.                                            Notices to Holders; Waiver.  Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)                                 such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register or, as applicable, in accordance with the procedures at DTC, as soon as reasonably practicable but in any case not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)                                 such notice shall be in the English language.

Such notices shall be deemed to have been given on the date of such mailing.

Where this Indenture provides for notice to holders of Interests, such notice shall be sufficiently given if in writing and mailed, first class postage prepaid, or by overnight delivery service to Issuer, or by electronic mail transmission, at the Issuer’s address pursuant to Section 14.3 hereof with a copy to the Portfolio Manager. The Issuer (or the Portfolio Manager on its behalf) shall forward all notices received pursuant to the preceding sentence to the holders of Interests.  The Issuer (or the Portfolio Manager on its behalf) shall provide notice and a consent solicitation package to each holder of an Interest to the extent that such holder’s consent or approval is required hereunder.  The Issuer (or the Portfolio Manager on its behalf) shall provide written notice to the Trustee confirming any such approval or consent obtained from the requisite holders of the Interests.

The Trustee shall deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer.

The Trustee shall deliver to any Holder of Notes or any Person that has certified to the Trustee in a writing substantially in the form of Exhibit D to this Indenture that it is the owner of a beneficial interest in a Global Note, any information or notice requested to be so delivered by a Holder or a Person that has made such certification that is reasonably available to the Trustee and all related costs will be borne by the requesting Holder or Person.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5.                                            Effect of Headings and Table of Contents.  The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.                                            Successors and Assigns.  All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

Section 14.7.                                            Separability.  Except to the extent prohibited by applicable law, in case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8.                                            Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Portfolio Manager, the Holders of the Notes, the Collateral Administrator and (to the extent provided herein) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9.                                            Legal Holidays.  In the event that the date of any Distribution Date or Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Distribution Date, Redemption Date or Stated Maturity date, as the case may be, and except as provided in the definition of “Interest Accrual Period” no interest shall accrue on such payment for the period from and after any such nominal date.

Section 14.10.                                     Governing Law.  THIS INDENTURE AND EACH NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT OR IN TORT) BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS.

Section 14.11.                                     Submission to Jurisdiction.  With respect to any Proceeding relating to this Indenture or any matter between the parties arising under or in connection with this Indenture, each party irrevocably:  (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any

Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12.                                     Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.13.                                     Acts of Issuer.  Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Portfolio Manager on the Issuer’s behalf.

Section 14.14.                                     Confidential Information.  (a) The Trustee, the Collateral Administrator and each Holder of Notes shall maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Issuer or such Holder in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to:  (i) such Person’s directors, trustees, officers, auditors, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) with the consent of the Issuer and the Portfolio Manager, such Person’s financial advisors and other professional advisors (including auditors and attorneys) who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.14 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.6 hereof to which such Person sells or offers to sell any such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (v) with the consent of the Issuer and the Portfolio Manager, any other Person from which such former Person offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.14); (vi) any Federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.14; (viii) S&P or Fitch; (ix) any other Person with the written consent of the Issuer and the Portfolio Manager; (x) any other disclosure that is permitted or required under this Indenture or the Collateral Administration Agreement; or (xi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture; and provided, further, however, that delivery to Holders by the Trustee or the Collateral Administrator of any report or information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.14.  Each Holder of a Note agrees, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.14.  In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.  Each Holder of a Note, by its acceptance of a Note shall be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.14.  Notwithstanding the foregoing, the Trustee, the Collateral Administrator, the Holders and beneficial owners of the Notes (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local income tax treatment of the Issuer and the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. federal, state and local income tax treatment.

(b)                                 For the purposes of this Section 14.14, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided, that such term does not include (A) information that (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer; or (B) to the extent disclosed by a Holder to a Person of the type that would be, to such Holder’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.6 hereof and to which such Holder sells or offers to sell any such Note or any part thereof, (i) any report delivered to a Holder by the Trustee or the Collateral Administrator in accordance with this Indenture, (ii) any Transaction Document or (iii) the Offering Circular.

(c)                                  Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may

disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.15.                                     [Reserved].

Section 14.16.                                     17g-5 Information.  (a) The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by the Issuer or the Issuer’s agent(s) posting on the 17g-5 Website, no later than the time such information (which shall not include any reports from the Issuer’s Independent accountants appointed pursuant to Section 10.9) is provided to the Rating Agencies, all information that the Issuer or other parties on their behalf, including the Trustee and the Portfolio Manager, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”).  At all times while any Notes are rated by any Rating Agency or any other NRSRO, the Issuer shall engage a third party to forward 17g-5 Information to the Issuer’s Posting Email (as defined in the Collateral Administration Agreement) for forwarding to the 17g-5 Website.  On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to forward 17g-5 Information it receives from the Issuer, the Trustee or the Portfolio Manager to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(b)                                 To the extent any of the Issuer, the Trustee or the Portfolio Manager are engaged in oral communications with any Rating Agency, for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, the party communicating with such Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for posting to the 17g-5 Website.

(c)                                  Notwithstanding the requirements herein, neither the Trustee nor the Collateral Administrator shall have any obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with any Rating Agency or any of their respective officers, directors or employees.

(d)                                 Neither the Trustee nor the Collateral Administrator shall be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation.  In no event shall the Trustee nor the Collateral Administrator be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other law or regulation.

(e)                                  Neither the Trustee nor the Collateral Administrator shall be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agencies, the NRSROs, any of their agents or any other party.  Neither the Trustee nor the Collateral Administrator shall be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agencies, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(f)                                   Notwithstanding anything herein to the contrary, the maintenance by the Trustee of the website described in Section 10.7(h) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(g)                                  Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.16 shall not constitute a Default or Event of Default.

(h)                                 For the avoidance of doubt, no reports of the Issuer’s Independent accountants appointed pursuant to Section 10.9 shall be posted to the 17g-5 Website.

Section 14.17.                                     Rating Agency Conditions.  (a) Notwithstanding the terms of the Portfolio Management Agreement, any Hedge Agreement or other provisions of this Indenture, if any action under the Portfolio Management Agreement, any Hedge Agreement or this Indenture requires satisfaction of the S&P Rating Condition or the Global Rating Agency Condition (each, a “Rating Agency Condition”) as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain satisfaction of such Rating Agency Condition has made a request to any Rating Agency for satisfaction of such Rating Agency Condition and, within ten (10) Business Days of the request for satisfaction of such Rating Agency Condition being posted to the 17g-5 Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for satisfaction of such Rating Agency Condition, then such Requesting Party shall be required to confirm that the applicable Rating Agency has received the request, and, if it has, promptly (but in no event later than one Business Day thereafter) request satisfaction of the related Rating Agency Condition again.

(b)                                 Any request for satisfaction of any Rating Agency Condition made by the Issuer or Trustee, as applicable, pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of such Rating Agency Condition, and shall contain all back-up material necessary for the applicable Rating Agency to process such request.  Such written request for satisfaction of such Rating Agency Condition shall be provided in electronic format to the Information Agent for posting on the 17g-5 Website in accordance with Section 14.16 hereof and Section 2A of the Collateral Administration Agreement, and after receiving confirmation of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Issuer or Trustee, as applicable, shall send the request for satisfaction of such Rating Agency Condition to the Rating Agencies in accordance with the delivery instructions set forth in Section 14.3(b).

Section 14.18.                                     Waiver of Jury Trial.  THE TRUSTEE, HOLDERS (BY THEIR ACCEPTANCE OF NOTES) AND THE ISSUER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, THE NOTES OR ANY OTHER RELATED DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE TRUSTEE, HOLDERS OR OF THE ISSUER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE ISSUER TO ENTER INTO THIS INDENTURE.

Section 14.19.                                     Escheat.

In the absence of a written request from the Issuer to return unclaimed funds to the Issuer, the Trustee may from time to time following the final Distribution Date with respect to the Notes deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee and subject to applicable escheatment laws.  Any unclaimed funds held by the Trustee pursuant to this Section 14.19 shall be held uninvested and without any liability for interest.

Section 14.20.                                     Records.

For the term of the Notes, copies of the Issuer Limited Liability Company Agreement of the Issuer and this Indenture shall be available for inspection by the Holders of the Notes in electronic form at the office of the Trustee upon prior written request and during normal business hours of the Trustee.

ARTICLE XV

ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT

Section 15.1.                                            Assignment of Portfolio Management Agreement.  (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Portfolio Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Portfolio Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that except as otherwise expressly set forth in this Indenture, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.  From and after the occurrence and continuance of an Event of Default, the Portfolio Manager shall continue to perform and be bound by the provisions of the Portfolio Management Agreement and this Indenture.  The Trustee shall be entitled to rely and be protected in relying upon all actions and omissions to act of the Portfolio Manager thereafter as fully as if no Event of Default had occurred.

(b)                                 The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Portfolio Management Agreement, or increase, impair or alter the rights and obligations of the Portfolio Manager under the Portfolio Management Agreement, nor shall any of the obligations contained in the Portfolio Management Agreement be imposed on the Trustee.

(c)                                  Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Distributions and the release of the Assets from the lien of this

Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Holders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Portfolio Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)                                 The Issuer represents that the Issuer has not executed any other assignment of the Portfolio Management Agreement.

(e)                                  The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith.  The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify.

(f)                                   The Issuer hereby agrees that the Issuer shall not enter into any agreement amending, modifying or terminating the Portfolio Management Agreement except in accordance with the terms of the Portfolio Management Agreement.

(g)                                  The Trustee shall have no obligations under the Portfolio Management Agreement.

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1.                                            Hedge Agreements.  (a) The Issuer may enter into Hedge Agreements from time to time on and after the Closing Date solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and making payments on, the Notes.  The Issuer shall promptly provide notice of entry into any Hedge Agreement to the Trustee.  Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Portfolio Manager on behalf of the Issuer) shall not enter into any Hedge Agreement unless (i) either (1) the Portfolio Manager is registered as a commodity pool operator with the CFTC or (2) the Portfolio Manager is exempt from registration with the CFTC as a commodity pool operator, (ii) the Global Rating Agency Condition has been satisfied with respect thereto, (iii) the consent of a Majority the Interests and a Majority of the Controlling Class is obtained, (iv) such Hedge Agreement is an interest rate or foreign exchange derivative and the terms of such derivative relate to the loans and reduce the interest rate or foreign exchange risks related to the loans and (v) the Issuer receives written advice of counsel that the Issuer entering into such Hedge Agreement will not, in and of itself, cause the Issuer to become a “covered fund” as defined for purposes of the Volcker Rule.  The Issuer shall provide a copy of each Hedge Agreement to the Trustee and each Rating Agency.

Each Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 2.8(i) and Section 5.4(d).  Each Hedge Counterparty shall be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the Required Hedge Counterparty Ratings unless the applicable Rating Agency Condition is satisfied or credit support is provided as set forth in the Hedge

Agreement. Payments with respect to Hedge Agreements shall be subject to Article XI.  Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI of this Indenture.

(b)                                 In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each as defined in the Hedge Agreements), (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Portfolio Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Portfolio Manager under the terminated Hedge Agreement.

(c)                                  The Issuer (or the Portfolio Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(d)                                 Each Hedge Agreement shall, at a minimum, permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) if such Hedge Counterparty fails to do any of the following as and when applicable.

If any S&P rating or any Fitch rating of the Hedge Counterparty (or its guarantor under the Hedge Agreement) no longer meets the Required Hedge Counterparty Rating of S&P or Fitch, as applicable, such Hedge Counterparty must, at its own cost, assign the Hedge Agreement to a Hedge Counterparty within sixty (60) Business Days, and if such assignment has not been accomplished within ten (10) days, provide Hedge Counterparty Credit Support pending such assignment.

(e)                                  The Issuer shall give prompt notice to each Rating Agency of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty Credit Support.  Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(f)                                   If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, the Portfolio Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Portfolio Manager, demanding payment by the close of business on such date (or by such time on the next succeeding Business Day if such knowledge is obtained after 11:30 a.m., New York time).

(g)                                  Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Assets has commenced.

[Signature page follows]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

BCC MIDDLE MARKET CLO 2018-1, LLC, as Issuer

By: Bain Capital Specialty Finance, Inc.,
its designated manager

By:	/s/ Michael Ewald
Name: Michael Ewald
Title: Managing Director

Signature Page to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ José M. Rodriguez
Name:	José M. Rodriguez
Title:	Vice President

Signature Page to Indenture

Annex A

DEFINITIONS

Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes of this Indenture:

“17g-5 Information”:  The meaning specified in Section 14.16(a).

“17g-5 Website”:  A password-protected internet website which shall initially be located at https://www.structuredfn.com.  Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Trustee, the Collateral Administrator, the Portfolio Manager and the Rating Agencies setting the date of change and new location of the 17g-5 Website.

“Accepted Purchase Request”: The meaning specified in Section 9.8(c).

“Accountants’ Effective Date AUP Reports”: Collectively the Accountants’ Effective Date Comparison AUP Report and Accountants’ Effective Date Recalculation AUP Report.

“Accountants’ Effective Date Comparison AUP Report”:  An agreed-upon procedures report of the Independent certified public accountants appointed by the Issuer pursuant to Section 10.9(a) delivered pursuant to Section 7.17(c)(x)(i).

“Accountants’ Effective Date Recalculation AUP Report”:  An agreed-upon procedures report of the Independent certified public accountants appointed by the Issuer pursuant to Section 10.9(a) delivered pursuant to Section 7.17(c)(x)(ii).

“Accountants’ Report”:  A report regarding the application of agreed upon procedures provided by accountants appointed by the Issuer pursuant to Section 10.9(a), which may be the firm of accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Portfolio Manager.

“Accounts”:  Each of (i) the Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Reserve Account, (vii) the Custodial Account, (viii) the Ongoing Expense Smoothing Account, (ix) the Contribution Account and (x) each Hedge Counterparty Collateral Account (if any).

“Act” and “Act of Holders”:  The respective meanings specified in Section 14.2.

“Additional Notes”:  Any Notes issued pursuant to Section 2.4.

“Additional Notes Closing Date”:  The closing date for the issuance of any Additional Notes pursuant to Section 2.4 as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1.

“Adjusted Collateral Principal Amount”:  As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations, including the funded and unfunded balance on any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, but excluding Defaulted Obligations, Discount Obligations, Long-Dated Obligations and Closing Date Participation Interests; plus (b) without duplication, the amounts on deposit in the Collection Account representing Principal Proceeds and in the Ramp-Up Account (including Eligible Investments therein); plus (c) for all Defaulted Obligations that have been Defaulted Obligations for (x) less than three years, the S&P Collateral Value of all such Defaulted Obligations or (y) three years or longer, zero; plus (d) 70.0% of the Aggregate Principal Balance of any Long-Dated Obligation; plus (e) with respect to each Discount Obligation, the product of (i) the Principal Balance of such Discount Obligation as of such date, multiplied by (ii) the purchase price of such Discount Obligation (expressed as a percentage of par), excluding accrued interest and any syndication or upfront fees paid to the Issuer, but including, at the discretion of the Portfolio Manager, the amount of any related transaction costs (including assignment fees) paid by the Issuer to the seller of the Collateral Obligations or its agent; plus (f) if such date of determination is on or after the Effective Date, the aggregate, for each Closing Date Participation Interest, of the S&P Recovery Amount thereof; minus (f) the Excess CCC Adjustment Amount; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions under clauses (c) through (f) above will, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administrative Expense Cap”:  An amount equal on any Distribution Date (when taken together with any Administrative Expenses paid in the order of priority contained in the definition thereof during the period since the preceding Distribution Date or, in the case of the first Distribution Date, the Closing Date) to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Basis Amount on the Determination Date relating to the immediately preceding Distribution Date (or, for purposes of calculating this clause (a) in connection with the first Distribution Date, on the Closing Date) and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year comprised of twelve 30-day months); provided that, if the amount of Administrative Expenses paid pursuant to Section 11.1(a)(i)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Distribution Dates or during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Distribution Dates, the excess may be applied to the Administrative Expense Cap with respect to the then-current Distribution Date; provided, further, that in respect of each of the first three Distribution Dates from the Closing Date, such excess amount shall be calculated based on the Distribution Dates, if any, preceding such Distribution Date.

“Administrative Expenses”:  The fees, expenses, indemnities (including, but not limited to, attorneys’ fees and expenses, including attorneys’ fees and expenses incurred in connection with any action, suit or proceeding brought by the party seeking indemnity to enforce any indemnification by, or other obligation of, the indemnifying party, and the costs of defending or prosecuting any claim) and other amounts due or accrued with respect to any Distribution Date and payable in the following order by the Issuer:  first, to the Trustee in each of its capacities pursuant hereto, second, to the Bank in each of its other capacities pursuant to the Transaction Documents, including as Collateral Administrator, for its fees, expenses and indemnities under the Transaction Documents and, third, on a pro rata basis to (i) the Independent accountants, agents (other than the Portfolio Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agencies for fees and expenses (including surveillance fees) in connection with any rating of the Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Portfolio Manager under this Indenture and the Portfolio Management Agreement, including without limitation reasonable third-party expenses of the Portfolio Manager (including (x) actual fees incurred and paid by the Portfolio Manager for its accountants, agents, counsel and administration and (y) out-of-pocket travel and other miscellaneous expenses incurred and paid by the Portfolio Manager in connection with the Portfolio Manager’s management of the Collateral Obligations (including without limitation expenses related to the workout of Collateral Obligations), which shall be allocated among the Issuer and other clients of the Portfolio Manager to the extent such expenses are incurred in connection with the Portfolio Manager’s activities on behalf of the Issuer and such other clients) actually incurred and paid in connection with the purchase or sale of any Collateral Obligations, any other expenses actually incurred and paid in connection with the Collateral Obligations and amounts payable pursuant to Section 5 of the Portfolio Management Agreement but excluding the Portfolio Manager Interest; (iv) the Independent Manager of the Issuer for fees and expenses; and (v) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including expenses incurred in connection with complying with tax laws, fees and expenses incurred in connection with a Refinancing or Re-Pricing, the payment of facility rating fees and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations, including any Excepted Advances) and the Notes, including but not limited to, any amounts due in respect of the listing of the Notes on any stock exchange or trading system and any costs associated with producing Certificated Notes; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d), (y) for the avoidance of doubt, amounts that are specified as payable under the Priority of Distributions that are not specifically identified therein as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes and amounts owing to Hedge Counterparties) shall not constitute Administrative Expenses and (z) the Portfolio Manager may direct the payment of Rating Agency fees (only out of amounts available pursuant to clause (b) of the definition of “Administrative Expense Cap”) other than in the order required above if, in the Portfolio Manager’s commercially reasonable judgment, such payments are necessary to avoid the withdrawal of any currently assigned rating on any outstanding Class of Notes.

“Affiliate” or “Affiliated”:  With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that no special purpose company to which the Portfolio Manager provides investment advisory services shall be considered an Affiliate of the Portfolio Manager. For the avoidance of doubt, (A) for the purposes of calculating compliance with clause (ix) of the Concentration Limitations, an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (B) Obligors in respect of Collateral Obligations shall be deemed not to be Affiliates if they have distinct corporate family ratings and/or distinct issuer credit ratings.

“Agent Members”:  Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying:

(a)           the amount equal to LIBOR applicable to the Notes during the Interest Accrual Period (or portion thereof, in the case of the first Interest Accrual Period) in which such Measurement Date occurs; by

(b)           the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations (excluding any Defaulted Obligations) as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of:

(a)           in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over a London interbank offered rate-based index, (i) the stated interest rate spread (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and

(b)           in the case of each floating rate Collateral Obligation (excluding any Defaulted Obligation) that bears interest at a spread over an index other than a London interbank offered rate-based index, (i) the excess of the sum of such spread and such index (excluding any Deferrable Security to the extent of any non-cash interest and the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) over LIBOR as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation; provided that, for purposes of both clauses (a) and (b) of this definition, the interest rate spread with respect to any floating rate Collateral Obligation that has a floor based on the London interbank offer rate will be deemed to be the stated interest rate spread plus, if positive, (x) the value of such floor minus (y) LIBOR as of the immediately preceding Interest Determination Date.

“Aggregate Outstanding Amount”:  With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.

“Aggregate Principal Balance”:  When used with respect to all or a portion of the Collateral Obligations or the Pledged Obligations, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Pledged Obligations, respectively.

“Aggregate Ramp-Up Par Amount”:  An amount equal to U.S.$450,000,000.

“Aggregate Ramp-Up Par Condition”:  A condition satisfied as of the end of the Ramp-Up Period if the Issuer has purchased, or entered into binding commitments to purchase, Collateral Obligations, including Collateral Obligations acquired by the Issuer on or prior to the Closing Date and together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date, having an Aggregate Principal Balance (provided that the Principal Balance of any Defaulted Obligation shall be its S&P Collateral Value) that in the aggregate equals or exceeds the Aggregate Ramp-Up Par Amount, without duplication and without regard to sales; provided, further, that sales may only be disregarded to the extent that such sales account for less than or equal to (i) the product of 5.0% multiplied by the Aggregate Ramp-Up Par Amount (the “ARUP Sale Amount”) less (ii) the positive difference, if any, between the Issuer’s purchase price of the Collateral Obligations sold as part of the ARUP Sale Amount and the sales price thereof.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation, the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Aggregated Reinvestment”:  A series of reinvestments occurring within an up to ten (10) Business Day period including the date of such reinvestment and ending no later than the end of the current Collection Period with respect to which (x) the Portfolio Manager notes in its records that the sales and purchases constituting such series are subject to the terms of this Indenture with respect to Aggregated Reinvestments, and (y) the Portfolio Manager reasonably believes that the criteria specified in this Indenture applicable to each reinvestment in such series will be satisfied on an aggregate basis for such series of reinvestments; provided that (i) the aggregate principal amount of any one Aggregated Reinvestment may not exceed 5.0% of the Collateral Principal Amount; (ii) if the criteria specified in this Indenture applicable to each reinvestment in an Aggregated Reinvestment are not satisfied on an aggregate basis within such ten (10) Business Day period, the Portfolio Manager will provide notice to each Rating Agency; (iii) with respect to Discount Obligations, no calculation or evaluation may be made using the weighted average price of any Collateral Obligation or any group of Collateral Obligations; and (iv) in no event may there be more than one outstanding Aggregated Reinvestment at any time; provided, further, that (i) in connection with calculating the compliance with the Investment Criteria in connection with any Aggregated Reinvestment, the Portfolio Manager, at its discretion, may exclude any Credit Risk Obligations sold during the Aggregated Reinvestment period from such calculations, (ii) in the event that any Aggregated Reinvestment fails to comply with the Investment Criteria, the Issuer may not enter into a subsequent Aggregated Reinvestment without satisfying the S&P Rating Condition and (iii) the Portfolio Manager may modify any Aggregated Reinvestment during any such ten Business Day period if it determines that, but for the occurrence of an Intervening Event, the Investment Criteria would have been satisfied by the original Aggregated Reinvestment.

“AI”:  An Accredited Investor meeting the requirements of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act.

“AIFMD Level 2 Regulation”:  The meaning specified in the definition of “EU Retention Requirements”.

“AI/QP”:  Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both an AI and a Qualified Purchaser.

“Alternative Rate”:  The meaning specified in the definition of “LIBOR.”

“Assets”:  The meaning assigned in the Granting Clause hereof.

“Assumed Reinvestment Rate”:  The then-current rate of interest being paid by the Bank on time deposits in the Bank having a scheduled maturity of the date prior to the next Distribution Date (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Distribution Date or the Closing Date, as applicable).

“Authenticating Agent”:  With respect to the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14.

“Authorized Denominations”:  The meaning specified in Section 2.3.

“Authorized Officer”:  With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer, in matters relating to, and binding upon, the Issuer and, for the avoidance of doubt, shall include any duly appointed attorney-in-fact of the Issuer.  With respect to the Portfolio Manager, any Officer, employee, member or agent of the Portfolio Manager who is authorized to act for the Portfolio Manager in matters relating to, and binding upon, the Portfolio Manager with respect to the subject matter of the request, certificate or order in question.  With respect to the Collateral Administrator, any Officer, employee or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request or certificate in question.  With respect to the Trustee (or any other bank or trust company acting as trustee of an express trust or as custodian), a Trust Officer.  Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Average Life”:  On any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Balance”:  On any date, with respect to Cash or Eligible Investments in any Account, the aggregate (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”:  Wells Fargo Bank, National Association, in its individual capacity and not as Trustee and any successor thereto.

“Bankruptcy Code”:  The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Exchange”:  The exchange of a Defaulted Obligation (without the payment of any additional funds other than reasonable and customary transfer costs) for another debt obligation issued by another Obligor which, but for the fact that such debt obligation is a Defaulted Obligation or a Credit Risk Obligation, would otherwise qualify as a Collateral Obligation and (i) in the Portfolio Manager’s reasonable business judgment, at the time of the exchange, such debt obligation received on exchange has a better likelihood of recovery than the Defaulted Obligation to be exchanged, (ii) as determined by the Portfolio Manager, at the time of the exchange, the debt obligation received on exchange is not less senior in right of payment vis-à-vis such Obligor’s other outstanding indebtedness than the Defaulted Obligation to be exchanged vis-à-vis its Obligor’s other outstanding indebtedness, (iii) as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, each of the Coverage Tests is satisfied or, if any Coverage Test was not satisfied prior to such exchange, the coverage ratio relating to such test shall be at least as close to being satisfied after giving effect to such exchange as it was before giving effect to such exchange, (iv) as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, not more than 10.0% of the Collateral Principal Amount consists of obligations received in a Bankruptcy Exchange, (v) the period for which the Issuer held the Defaulted Obligation to be exchanged shall be included for all purposes in this Indenture when determining the period for which the Issuer holds the debt obligation received on exchange, (vi) the Bankruptcy Exchange Test is satisfied and (vii) the aggregate principal balance of the obligations received in Bankruptcy Exchanges since the Closing Date is not more than 15.0% of the Aggregate Ramp-Up Par Amount.

“Bankruptcy Exchange Test”: A test that is satisfied if, in the Portfolio Manager’s reasonable business judgment, the projected internal rate of return of the obligation obtained as a result of a Bankruptcy Exchange is greater than the projected internal rate of return of the Defaulted Obligation exchanged in a Bankruptcy Exchange, calculated by the Portfolio Manager by aggregating all Cash and the Market Value of any Collateral Obligation subject to a Bankruptcy Exchange at the time of each Bankruptcy Exchange; provided that the foregoing calculation shall not be required for any Bankruptcy Exchange prior to and including the occurrence of the third Bankruptcy Exchange.

“Bankruptcy Filing”:  The institution against, or joining any other Person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws.

“Bankruptcy Subordinated Class”:  The meaning specified in Section 5.4(e).

“Bankruptcy Subordination Agreement”:  The meaning specified in Section 5.4(e).

“Base Management Fee”:  The fee payable to the Portfolio Manager in arrears on each Distribution Date in an amount (as certified by the Portfolio Manager to the Trustee) equal to 0.15% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the applicable Collection Period) of the Basis Amount at the beginning of the Collection Period with respect to such Distribution Date.

“Basis Amount”:  As of any date of determination, the Collateral Principal Amount.

“Benefit Plan Investor”:  (a) Any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include “plan assets” (within the meaning of the Plan Asset Regulations) by reason of any such employee benefit plan’s or plan’s investment in the entity pursuant to the Plan Asset Regulations or otherwise.

“Bridge Loan”:  Any obligation or debt security incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a person or entity, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions shall have provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of the Bridge Loan and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof); provided that any Bridge Loan acquired by the Issuer must have an explicit obligation rating from S&P (which rating may be public or private).

“Business Day”:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the principal Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”:  The meaning specified in Section 7.15(a).

“Cash”:  Such money (as defined in Article 1 of the UCC) or funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Deferring Security or Defaulted Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”:  The excess, if any, of (a) the Aggregate Principal Balance of all CCC Collateral Obligations over (b) 17.5% of the Collateral Principal Amount as of the current Determination Date; provided that in determining which of the Collateral Obligations will be included in the CCC Excess, the Collateral Obligations with the lowest Market Value expressed as a percentage of par will be deemed to constitute such CCC Excess.

“Certificate of Authentication”:  The meaning specified in Section 2.1.

“Certificated Note”:  Any note issued in definitive, fully registered form without interest coupons.

“Certificated Securities”:  The meaning specified in Article 8 of the UCC.

“Certifying Person”:  Any Person that certifies that it is the owner of a beneficial interest in a Global Note substantially in the form of Exhibit D.

“CFTC”:  the U.S. Commodity Futures Trading Commission.

“Class”:  In the case of the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, such Notes having the same Interest Rate, Stated Maturity and designation.

“Class A Coverage Tests”:  The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to the Class A Notes (in the aggregate and not separately by Class).

“Class A Notes”: The Class A-1 Notes and the Class A-2 Notes.

“Class A-1 Notes”: The Class A-1A Notes and the Class A-1B Notes.

“Class A-1A Notes”:  The Class A-1A Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-1B Notes”:  The Class A-1B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2 Notes”:  The Class A-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to the Class B Notes.

“Class B Notes”: The Class B Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-Even Default Rate”: With respect to the Highest Ranking S&P Class, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, as determined by S&P through application of the applicable S&P CDO Monitor chosen by the Portfolio Manager in accordance with the definition of “S&P CDO Monitor” that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Distributions, will result in sufficient funds remaining for the payment of such Class or Classes of Notes in full. From time to time after the Effective Date, S&P will provide the Portfolio Manager and the Collateral Administrator with the Class Break-Even Default Rates for each S&P CDO Monitor determined by the Portfolio Manager (with notice to the Collateral Administrator) pursuant to the definition of “S&P CDO Monitor.”

“Class C Coverage Tests”:  The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to the Class C Notes.

“Class C Notes”:  The Class C Mezzanine Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to the Highest Ranking S&P Class, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Notes from the Class Break-Even Default Rate for such Class of Notes at such time.

“Class Scenario Default Rate”:  With respect to the Highest Ranking S&P Class, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of such Class of Notes, determined by application by the Portfolio Manager of the S&P CDO Monitor at such time.

“Clean-Up Call Redemption”:  A redemption of the Notes in accordance with Section 9.6(a).

“Clean-Up Call Redemption Date”:  The meaning specified in Section 9.6(a).

“Clean-Up Call Redemption Price”:  A purchase price in Cash at least equal to the sum of (a) the Aggregate Outstanding Amount of the Notes, plus (b) all unpaid interest on the Notes accrued to the date of such redemption (including any interest accrued on Deferred Interest), plus (c) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Distributions prior to distributions to the Issuer, including any amounts payable in respect of any Hedge Agreement and all expenses incurred in connection with effecting the Clean-Up Call Redemption; provided that, in connection with any Clean-Up Call Redemption of the Notes, Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Clean-Up Call Redemption Price that would otherwise be payable to the Holders of such Class of Notes.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”:  Each of (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Article 8 of the UCC.

“Clearing Corporation Security”:  Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”:  Clearstream Banking, société anonyme.

“Closing Date”:   September 28, 2018.

“Closing Date Certificate”:  Any certificate of an Authorized Officer of the Issuer delivered under Section 3.1.

“Closing Date Participation Interests”:  Any Participation Interest in an asset conveyed to the Issuer on the Closing Date pursuant to the Loan Sale Agreement until elevated by assignment, which may be settled directly into the Issuer pursuant to the Master Participation Agreement; provided that, for purposes of this Indenture, any such Participation Interest shall be deemed to be a Closing Date Participation Interest until the 120th day following the Closing Date, unless such Participation Interest has been elevated to an assignment on or before such day.  For the avoidance of doubt, the failure to elevate any Closing Date Participation Interest shall not result or be deemed to result in a default or Event of Default under this Indenture or any other Transaction Document.

“Code”:  The United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral Administration Agreement”:  An agreement dated as of the Closing Date among the Issuer, the Portfolio Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”:  The Bank, in its capacity as such under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”:  As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations, Deferrable Securities and Partial Deferrable Securities, but including (x) Interest Proceeds actually received from Defaulted Obligations (in accordance with the definition of “Interest Proceeds”) and Deferrable Securities (in accordance with the definition of “Interest Proceeds”) and (y) Interest Proceeds expected to be received of the type described in clause (i) of the definition of “Partial Deferrable Security”), in each case during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs (or after such Collection Period but on or prior to the related Distribution Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Obligation”:  An obligation that is a Senior Secured Loan, a Second Lien Loan or a Senior Unsecured Loan, or a Participation Interest therein that, in each case, as of the date of acquisition by the Issuer (or the date the Issuer commits to acquire such asset):

(i)                                     is U.S. Dollar denominated and is not convertible by (a) the Issuer or (b) the Obligor of such Collateral Obligation into any other currency, with any payments under such Collateral Obligation to be made only in U.S. Dollars;

(ii)                                  is not a Defaulted Obligation (unless such obligation is a Purchased Defaulted Obligation or is being acquired in connection with a Bankruptcy Exchange);

(iii)                               is not a lease;

(iv)                              is not a Synthetic Security;

(v)                                 if (x) a Deferrable Security, is not currently deferring payment of any accrued and unpaid interest which would have otherwise been due and continues to remain unpaid, or (y) a Partial Deferrable Security, is not currently in default with respect to the portion of the interest due thereon to be paid in Cash on each payment date with respect thereto (in each case, unless such obligation is a Purchased Defaulted Obligation or is being acquired in connection with a Bankruptcy Exchange); provided that, nothing in this clause (v) shall be construed to prohibit the acquisition of a Purchased Defaulted Obligation pursuant to Section 12.4;

(vi)                              provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vii)                           does not constitute Margin Stock;

(viii)                        provides for payments that do not, at the time the obligation is acquired, subject the Issuer to withholding tax or other tax, other than withholding tax as to which the Obligor or issuer is required to make “gross-up” payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(ix)                              has an S&P Rating higher than or equal to “CCC-” or a Fitch Rating higher than or equal to “CCC-” (in each case, unless such obligation is a Purchased Defaulted Obligation or is being acquired in a Bankruptcy Exchange);

(x)                                 is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Portfolio Manager;

(xi)                              is not a Letter of Credit and does not include or support a Letter of Credit;

(xii)                           except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments, other than Excepted Advances, to the borrower or the obligor thereof may be required to be made by the Issuer;

(xiii)                        does not have an “f”, “p”, “pi”, “sf” or “t” subscript from S&P or an “sf” subscript from Moody’s;

(xiv)                       will not require the Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xv)                          is not subject to an Offer for a price less than its purchase price plus all accrued and unpaid interest;

(xvi)                       is not issued by an Emerging Market Obligor;

(xvii)                    is not a Step-Up Obligation or a Step-Down Obligation;

(xviii)                 is not a commodity forward contract, a bond, a Structured Finance Obligation or a note or any debt obligation that is not a Loan;

(xix)                       does not mature after the earliest Stated Maturity of the Notes;

(xx)                          is scheduled to pay interest annually or more frequently;

(xxi)                       is not a Zero-Coupon Security;

(xxii)                    is not an interest in a grantor trust;

(xxiii)                 is not a Bridge Loan;

(xxiv)                is not an Equity Security or attached with a warrant to purchase Equity Securities and is not by its terms convertible into or exchangeable for an Equity Security;

(xxv)                   is purchased at a price at least equal to 65.0% of its principal balance;

(xxvi)                is registered for U.S. federal income tax purposes; and

(xxvii)             is not issued by an Obligor with an EBITDA of less than $10,000,000 at the time of the Issuer’s acquisition of, or commitment to acquire, such obligation;

provided that (1) any debt obligation or security received in exchange for a Collateral Obligation pursuant to the terms of this Indenture shall be deemed to be a “Collateral Obligation” and (2) if any such obligation is a security, the Issuer may only acquire such obligation if it would be considered “received in lieu of debts previously contracted with respect to the Collateral Obligation” under the Volcker Rule.

“Collateral Principal Amount”:  As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations, including without duplication the funded and unfunded balance on any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, and (b) without duplication, the amounts on deposit in the Collection

Account representing Principal Proceeds and the Ramp-Up Account (including Eligible Investments therein).

“Collateral Quality Test”:  A test satisfied if, as of any date on which a determination is required hereunder at, or subsequent to, the end of the Ramp-Up Period, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, unless otherwise explicitly provided for in Section 12.2(a), if any such test is not satisfied, the results of such test are maintained or improved), calculated in each case as required by Section 1.2:

(i)                                     the Minimum Fixed Coupon Test;

(ii)                                  the Minimum Floating Spread Test;

(iii)                               the S&P CDO Monitor Test;

(iv)                              the Weighted Average Life Test;

(v)                                 the S&P Minimum Weighted Average Recovery Rate Test;

(vi)                              the Maximum Fitch Rating Factor Test;

(vii)                           the Minimum Weighted Average Fitch Recovery Rate Test; and

(viii)                        the Minimum Fitch Floating Spread Test.

“Collection Account”:  Collectively, the Interest Collection Account and the Principal Collection Account.

“Collection Period”:  With respect to any Distribution Date, the period commencing immediately following the prior Collection Period (or on the Closing Date, in the case of the Collection Period relating to the first Distribution Date) and ending on (but excluding) the later of (x) the day that is nine (9) Business Days prior to such Distribution Date and (y) the date immediately following the first Business Day of the month in which such Distribution Date occurs; provided that (i) the final Collection Period preceding the latest Stated Maturity of any Class of Notes shall commence immediately following the prior Collection Period and end on the day preceding such Stated Maturity, (ii) the final Collection Period preceding an Optional Redemption or Clean-Up Call Redemption of the Notes shall commence immediately following the prior Collection Period and end on the day preceding the applicable Redemption Date and (iii) the final Collection Period preceding the Refinancing of any Class of Notes shall commence immediately following the prior Collection Period and end on the day preceding the applicable Redemption Date.

“Concentration Limitations”:  Limitations satisfied if, as of any date of determination at or subsequent to, the end of the Ramp-Up Period, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or, if not in compliance at the time of reinvestment, the relevant requirements must be maintained or improved), calculated in each case as required by Section 1.2.

(i)                                     no more than the percentage listed below of the Collateral Principal Amount may be issued by obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
10.0%	All countries (in the aggregate) other than the United States;
10.0%	All Group Countries in the aggregate;
10.0%	Canada;
7.5%	All Tax Advantaged Jurisdictions in the aggregate;
10.0%	All Group I Countries in the aggregate;
5.0%	Any individual Group I Country;
5.0%	All Group II Countries in the aggregate;
2.5%	Any individual Group II Country;
0%	All Group III Countries in the aggregate;
0%	Any individual Group III Country; and
0%	Any of Spain, Greece, Italy or Portugal;

(ii)                                  unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations may not be more than 10.0% of the Collateral Principal Amount;

(iii)                               not less than 95.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Senior Secured Loans (assuming for purposes of these calculations that Eligible Investments representing Principal Proceeds are Senior Secured Loans);

(iv)                              not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Second Lien Loans (including, for the avoidance of doubt, First-Lien Last-Out Loans) or Senior Unsecured Loans;

(v)                                 not more than 5.0% of the Collateral Principal Amount may consist of fixed rate Collateral Obligations;

(vi)                              not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests; provided that, Closing Date Participation Interests shall be excluded for purposes of this clause (vi) for the first 120 days following the Closing Date;

(vii)                           not more than 2.5% of the Collateral Principal Amount in the aggregate may consist of Deferrable Securities and Partial Deferrable Securities;

(viii)                        not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(ix)                              (A) not more than 2.5% of the Collateral Principal Amount may consist of obligations issued by a single obligor (including its Affiliates), except that obligations issued by up to five obligors and their Affiliates in respect of Collateral Obligations (other than DIP Collateral Obligations) may each constitute up to 3.0% of the Collateral Principal Amount and (B) not more than 1.5% of the Collateral Principal Amount may consist of obligations issued by a single obligor that are not Senior Secured Loans;

(x)                                 not more than 12.0% of the Collateral Principal Amount may consist of obligations in the same S&P Industry Classification group, except that, without duplication (a) obligations in the largest S&P Industry Classification group may represent up to 20.0% of the Collateral Principal Amount, (b) Collateral Obligations in up to two S&P Industry Classification groups may each constitute up to 17.5% of the Collateral Principal Amount and (c) Collateral Obligations in one S&P Industry Classification group may constitute up to 15.0% of the Collateral Principal Amount;

(xi)                              not more than 17.5% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(xii)                           [reserved];

(xiii)                        not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are required to pay interest less frequently than quarterly;

(xiv)                       (A) not more than 15.0% of the Collateral Principal Amount may consist of Cov-Lite Loans, (B) not more than 10.0% of the Collateral Principal Amount may consist of Cov-Lite Loans issued by Obligors of which had an EBITDA of less than $50,000,000 at the time of the Issuer’s acquisition of, or commitment to acquire, such Collateral Obligation and (C) not more than 2.5% of the Collateral Principal Amount may consist of Cov-Lite Loans that are not Senior Secured Loans;

(xv)                          not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations; and

(xvi)                       not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(a) of the definition of the term “S&P Rating”.

“Confidential Information”:  The meaning specified in Section 14.14(b).

“Consenting Holder”:  The meaning specified in Section 9.8(c).

“Contribution”:  The meaning specified in Section 10.3(f).

“Contribution Account”:  The account established pursuant to Section 10.3(f) and designated as the “Contribution Account.”

“Contributor”:  The meaning specified in Section 10.3(f).

“Controlling Class”:  The Class A-1 Notes so long as any Class A-1 Notes are Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Issuer if no Notes are Outstanding.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person.  For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with, the Person, and “control” with respect to a Person other than an individual means the power to exercise a controlling influence over the management or policies of such Person.

“Corporate Trust Office”:  The designated corporate trust office of the Corporate Trust Services division of the Trustee, currently located at (a) for Paying Agent and Note transfer purposes, Wells Fargo Bank, National Association, Corporate Trust Services Division, Wells Fargo Center, 600 S. Fourth Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — BCC Middle Market CLO 2018-1, LLC and (b) for all other purposes, Wells Fargo Bank, National Association, Corporate Trust Services Division, 9062 Old Annapolis Road, Columbia, Maryland 21045-1954, Attention: CDO Trust Services — BCC Middle Market CLO 2018-1, LLC, or in each case such other address as the Trustee may designate from time to time by notice to the Holders, the Portfolio Manager, the Issuer and each Rating Agency, or the corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A loan, the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that, except for purposes of determining the S&P Recovery Rate of the applicable loan, a loan which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the same underlying obligor that requires such underlying obligor to comply with a Maintenance Covenant shall be deemed not to be a Cov-Lite Loan.  For the avoidance of doubt, a loan that is capable of being described under clause (i) or (ii) above only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, shall be deemed not to be a Cov-Lite Loan.

“Coverage Tests”:  The Class A Coverage Tests, the Class B Coverage Tests and the Class C Coverage Tests.

“Credit Amendment”:  Any Maturity Amendment proposed to be entered into (i) in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor of the related Collateral Obligation, or (ii) that in the Portfolio Manager’s commercially reasonable judgment is necessary or desirable (x) to prevent the related Collateral Obligation from becoming a Defaulted Obligation, (y) to minimize material losses on the related Collateral Obligation, due to the materially adverse financial condition of the related Obligor or (z) because the related Collateral Obligation will have a greater market value after giving effect to such Maturity Amendment.

“Credit Improved Obligation”:  (a) So long as a Restricted Trading Period is not in effect, any Collateral Obligation that in the Portfolio Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase which judgment may (but need not) be based on one or more of the following facts:

(i)                                     it has a market price that is greater than the price that is warranted by its terms and credit characteristics, or improved in credit quality since its acquisition by the Issuer;

(ii)                                  the issuer of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer;

(iii)                               the obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such obligor; or

(iv)                              with respect to which one or more of the following criteria applies:  (A) such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by any of the applicable Rating Agencies since the date on which such Collateral Obligation was acquired by the Issuer; (B) if such Collateral Obligation is a loan, the Disposition Proceeds (excluding Disposition Proceeds that constitute Interest Proceeds) of such loan would be at least 100.75% of its purchase price; (C) if such Collateral Obligation is a loan, the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the underlying Collateral Obligation since the date of acquisition; (D) with respect to fixed-rate Collateral Obligations, there has been a decrease in the difference between its yield compared to the yield on the relevant United States Treasury security of more than 7.5% since the date of purchase; or (E) it has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Portfolio Manager) of the underlying borrower or other obligor of such Collateral Obligation that is expected to be more than 1.15 times the current year’s projected cash flow interest coverage ratio; or

(b)                                 if a Restricted Trading Period is in effect, any Collateral Obligation:

(i)                                     that in the Portfolio Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase and with respect to which one or more of the criteria referred to in clause (a)(iv) above applies, or

(ii)                                  with respect to which a Majority of the Controlling Class vote to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Obligation”:  Any Collateral Obligation that in the Portfolio Manager’s commercially reasonable business judgment has a significant risk of declining in credit quality and, with a lapse of time, becoming a Defaulted Obligation and if a Restricted Trading Period is in effect:

(a)                                 any Collateral Obligation as to which one or more of the following criteria applies:

(i)                                     such Collateral Obligation has been downgraded or put on a watch list for possible downgrade or on negative outlook by any of the applicable Rating Agencies since the date on which such Collateral Obligation was acquired by the Issuer;

(ii)                                  if such Collateral Obligation is a loan, the Market Value of such Collateral Obligation has decreased by at least 0.75% of the price paid by the Issuer for such Collateral Obligation;

(iii)                               if such Collateral Obligation is a loan, the spread over the applicable reference rate for such Collateral Obligation has been increased in accordance with the underlying Collateral Obligation since the date of acquisition;

(iv)                              such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Portfolio Manager) of the underlying borrower or other obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year’s projected cash flow interest coverage ratio; or

(v)                                 with respect to fixed-rate Collateral Obligations, an increase since the date of purchase of more than 7.5% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security; or

(b)                                 with respect to which a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“CRR”:  The meaning specified in the definition of “EU Retention Requirements.”

“Cumulative Deferred Interest”: The cumulative amount of the Base Management Fee and/or the Subordinated Interest that the Portfolio Manager has elected to defer on prior Distribution Dates and has not yet been paid or distributed.

“Cure Contribution”: A Contribution (or portion thereof), in an amount as directed and set forth in the associated notice of such Contribution by the applicable Contributor, that shall be used as Principal Proceeds or Interest Proceeds (i) to cause a failing Coverage Test to be satisfied and/or (ii) with respect to any Coverage Test that, as of the next Distribution Date, is expected to fail to be satisfied as reasonably determined by the applicable Contributor, to cause such Coverage Test to continue to be satisfied; provided that the amount of any Cure Contribution may not exceed the amount that, on a pro forma basis after giving effect to such Cure Contribution, would cause the applicable Coverage Test to be satisfied by more than 1.0% over the applicable Required Coverage Ratio.

“Current Deferred Interest”:  All or any portion of the Base Management Fee and/or the Subordinated Interest deferred by the Portfolio Manager in its sole discretion payable in accordance with the Priority of Distributions on any Distribution Date.

“Current Pay Obligation”:  Any Collateral Obligation (other than a DIP Collateral Obligation) that (i) would otherwise be a Defaulted Obligation but for the exclusion of Current Pay Obligations from the definition of Defaulted Obligation pursuant to the proviso at the end of such definition; (ii) (a) if the issuer of such Collateral Obligation is subject to a bankruptcy proceeding, the relevant court has authorized the issuer to make payments of principal and interest on such Collateral Obligation and no such payments that are due and payable are unpaid (and no other payments authorized by the court that are due and payable are unpaid), and (b) otherwise, no payments, including interest payments or scheduled principal payments, are due and payable that are unpaid and (iii) has a Market Value of at least 80% of its par value.

“Current Portfolio”:  At any time, the portfolio of Collateral Obligations and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.2 to the extent applicable), then held by the Issuer.

“Custodial Account”:  The custodial account established pursuant to Section 10.3(b) and designated as the “Custodial Account”.

“Custodian”:  The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”:  The meaning specified in the Loan Sale Agreement.

“Default”:  Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”:  Any Collateral Obligation included in the Assets as to which:

(a)                                 a default as to the payment of principal and/or interest has occurred and is continuing with respect to such debt obligation (without regard to any grace period applicable thereto, or waiver thereof, after the passage (in the case of a default that in the Portfolio Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five (5) Business Days or seven calendar days, whichever is greater);

(b)                                 a default known to the Portfolio Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such debt obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, except that, in the case of a default that in the Portfolio Manager’s judgment is not due to credit-related causes, such default shall be subject to a grace period of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto); provided that, (x) such Collateral Obligation shall constitute a Defaulted Obligation under this clause (b) only until such acceleration has been rescinded and (y) both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral;

(c)                                  the issuer or others have instituted proceedings to have the issuer of such Collateral Obligation adjudicated as bankrupt or insolvent or placed into receivership or winding up and such proceedings have not been stayed or dismissed for a period of 60 consecutive days of filing or such issuer has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)                                 such Collateral Obligation has (x) an S&P Rating of “SD” or “CC” or lower or (y) a Fitch Rating of “D” or “RD” or, in each case, had such ratings before they were withdrawn by S&P or Fitch, as applicable;

(e)                                  such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer that would constitute a Defaulted Obligation under clause (d) above were such other debt obligation  owned by the Issuer (provided, that both the debt obligation and such other debt obligation are full recourse obligations of the applicable issuer);

(f)                                   the Portfolio Manager has received written notice or has knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired such that the holders of such Collateral Obligation may accelerate the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g)                                  the Portfolio Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h)                                 such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in the performance of any of its payment obligations under the Participation Interest (except to the extent such defaults were cured within the applicable grace period under the Underlying Instruments of the obligor thereof);

(i)                                     such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Obligation” (other than under this clause (i)) or with respect to which the Selling Institution has an S&P Rating of “SD” or “CC” or lower or had such ratings before they were withdrawn by S&P;

(j)                                    a Distressed Exchange has occurred in connection with such Collateral Obligation; or

(k)                                 such Collateral Obligation is a Deferring Security;

provided that a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (a) through (k) above if: (x) such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan, Second Lien Loan or Senior Unsecured Loan) is a Current Pay Obligation, or (y) in the case of clauses (b), (c) and (e), such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan, Second Lien Loan or Senior Unsecured Loan) is a DIP Collateral Obligation.

“Deferrable Security”:  A Collateral Obligation (excluding a Partial Deferrable Security) which by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.

“Deferred Interest”:  With respect to any specified Class of Deferred Interest Notes, the meaning specified in Section 2.8(a).

“Deferred Interest Notes”:  The Notes specified as such in Section 2.3.

“Deferred Subordinated Interest”: The meaning specified in Section 11.1(f).

“Deferring Security”:  A Deferrable Security that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB-,” for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below, for six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash; provided, that such Deferrable Security will cease to be a Deferring Security at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in cash all accrued and unpaid interest and (c) commences payment of all current interest in cash.

“Delayed Drawdown Collateral Obligation”:  A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; provided that any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or reduced to zero.

“Deliver” or “Delivered” or “Delivery”:  The taking of the following steps:

(a)                                 in the case of each Certificated Security (other than a Clearing Corporation Security) or Instrument,

(i)                                     causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee;

(ii)                                  causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account; and

(iii)                               causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(b)                                 in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(i)                                     causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(ii)                                  causing the Custodian to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c)                                  in the case of each Clearing Corporation Security,

(i)                                     causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian at such Clearing Corporation, and

(ii)                                  causing the Custodian to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Account;

(d)                                 in the case of any Financial Asset that is maintained in book-entry form on the records of a Federal Reserve Bank (“FRB”),

(i)                                     causing the continuous crediting of such Financial Asset to a securities account of the Custodian at any FRB, and

(ii)                                  causing the Custodian to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e)                                  in the case of Cash or Money,

(i)                                     causing the deposit of such Cash or Money with the Custodian;

(ii)                                  causing the Custodian to agree to treat such Cash or Money as a Financial Asset; and

(iii)                               causing the Custodian to continuously identify on its books and records that such Cash or Money is credited to the relevant Account;

(f)                                   in the case of each Financial Asset not covered by the foregoing clauses (a) through (e) above,

(i)                                     causing the transfer of such Financial Asset to the Custodian in accordance with applicable law and regulation; and

(ii)                                  causing the Custodian to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(g)                                  in the case of each general intangible (including any participation interest in a loan that is not, or the debt underlying which is not, evidenced by a Certificated Security or an Instrument), notifying the obligor thereunder, if any, of the Grant to the Trustee (unless no applicable law requires such notice);

(h)                                 in the case of each participation interest in a loan as to which the underlying debt is represented by a Certificated Security or an Instrument, obtaining the acknowledgement of the Person in possession of such Certificated Security or Instrument (which may not be the Issuer) that it holds the Issuer’s interest in such Certificated Security or Instrument solely on behalf and for the benefit of the Trustee; and

(i)                                     in all cases, filing an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Designated Amounts”:  An amount equal to the sum of (a) all amounts distributed to the Issuer from the Ramp-Up Account pursuant to Section 10.3(c), (b) all amounts deposited into the Interest Collection Account from the Ramp-Up Account pursuant to Section 10.2(a), (c) all amounts deposited into the Interest Collection Account from the Principal Collection Account pursuant to Section 10.2(a), and (d) all amounts distributed to the Issuer from the Principal Collection Account pursuant to Section 10.2(a).

“Designated Excess Par”:  The meaning specified in Section 9.4(g).

“Determination Date”:  The last day of each Collection Period.

“Diminished Distressed Exchange Obligation”:  A Collateral Obligation received in connection with a Distressed Exchange, which has a principal amount that is less than the principal amount of the obligation for which it was exchanged.

“DIP Collateral Obligation”:  Any interest in a loan or financing facility that has a public or private facility rating from S&P and is purchased directly or by way of assignment (a) which is an obligation of (i) a debtor-in-possession as described in §1107 of the Bankruptcy Code or (ii) a trustee if appointment of such trustee has been ordered pursuant to §1104 of the Bankruptcy Code (in either such case, a “Debtor”) organized under the laws of the United States or any state therein, or (b) on which the related obligor is required to pay interest on a current basis and, with respect to either clause (a) or (b) above, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that:  (i) (A) such DIP Collateral Obligation is fully secured by liens on the Debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or (B) such DIP Collateral Obligation is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code and (ii) such DIP Collateral Obligation is fully secured based upon a current valuation or appraisal report.  Notwithstanding the foregoing, such a loan will not be deemed to be a DIP Collateral Obligation following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

“Discount Obligation”:  Any Loan or Participation Interest in a Loan (other than a Swapped Non-Discount Obligation or a Defaulted Obligation) that the Portfolio Manager determines at the time of acquisition or commitment to acquire by the Issuer, that either: (i) has an S&P Rating of “B-” or above and that is acquired by the Issuer at a price that is lower than 80.0% of par or (ii) has an S&P Rating below “B-” and that is acquired by the Issuer at a price that is lower than 85.0% of par; provided, that such Collateral Obligation will cease to be a Discount Obligation at such time as (1) if such Collateral Obligation is a Senior Secured Loan, the Market Value (expressed as a percentage of par) of such Collateral Obligation, for any period of thirty (30) consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90.0% of the principal balance of such Collateral Obligation, or (2) if such Collateral Obligation is not a Senior Secured Loan, the Market Value (expressed as a percentage of par) of such Collateral Obligation, for any period of thirty (30) consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 85.0% of the principal balance of such Collateral Obligation.

“Discretionary Sale”:  The meaning specified in Section 12.1(f).

“Disposition Proceeds”:  Proceeds received with respect to sales of Collateral Obligations, Eligible Investments and Equity Securities and the termination of any Hedge Agreement, in each case, net of reasonable out-of-pocket expenses and disposition costs in connection with such sales.

“Distressed Exchange”:  In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Portfolio Manager, pursuant to which the issuer or obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or package of securities or obligations that, in the sole judgment of the Portfolio Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring meet the definition of “Collateral Obligation.”

“Distribution Date”:  Subject to Section 14.9, the 20th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in January 2019 and each Redemption Date (other than with respect to a Partial Redemption by Refinancing), Clean-Up Call Redemption Date and Special Redemption Date; provided that, following the redemption or repayment in full of the Notes, the Issuer may receive payments (including in respect of an Optional Redemption) on any dates designated by the Portfolio Manager (which dates may or may not be the dates stated above) upon two (2) Business Days’ prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee shall promptly forward to the Holders of the Interests) and such dates shall thereafter constitute “Distribution Dates.”

“Distribution Report”:  The meaning specified in Section 10.7(b).

“Domicile” or “Domiciled”:  With respect to any issuer of or obligor with respect to a Collateral Obligation:  (a) except as provided in clause (b) and (c) below, its country of organization; or (b) if it is organized in a Tax Advantaged Jurisdiction, each of such jurisdiction and the country in which a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries; or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States, then the United States.

“DTC”:  The Depository Trust Company, its nominees, and their respective successors.

“Due Date”:  Each date on which any payment is due on a Pledged Obligation in accordance with its terms.

“Effective Date”: The earlier to occur of (i) the Determination Date relating to the first Distribution Date and (ii) the first date on which the Portfolio Manager certifies to the Trustee and the Collateral Administrator that the Aggregate Ramp-Up Par Condition has been satisfied.

“Effective Date Rating Failure”:  The meaning specified in Section 7.17(d).

“Effective Date Ratings Confirmation”:  The Issuer has (x) provided, or caused the Collateral Administrator to provide, to each Rating Agency the reports required to be delivered under this Indenture in connection with the end of the Ramp-Up Period and (y) received confirmation (deemed or otherwise) from S&P of its initial ratings of each Class of Notes.

“Effective Date Report”: The meaning specified in Section 7.17(c).

“Effective Date Requirements”:  The requirements set forth in Section 7.17(c).

“Effective Spread”: With respect to any floating rate Collateral Obligation, the current per annum rate at which it pays interest minus LIBOR or, if such floating rate Collateral Obligation bears interest based on a floating rate index other than a London interbank offered rate-based index, the Effective Spread shall be the then-current base rate applicable to such floating rate Collateral Obligation plus the rate at which such floating rate Collateral Obligation pays interest in excess of such base rate minus three-month LIBOR; provided, that (i) with respect to any unfunded commitment of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the Effective Spread means the commitment fee payable with respect to such unfunded commitment, (ii) with respect to the funded portion of any commitment under any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the Effective Spread means the current per annum rate at which it pays interest minus LIBOR or, if such funded portion bears interest based on a floating rate index other than a London interbank offered rate-based index, the Effective Spread will be the then-current base rate applicable to such funded portion plus the rate at which such funded portion pays interest in excess of such base rate minus three-month LIBOR; (iii) with respect to any Libor Floor Obligation, the Effective Spread for such Collateral Obligation shall be equal to the sum of (a) the applicable spread over LIBOR and (b) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over LIBOR calculated for the Notes for the immediately preceding Interest Determination Date; and (iv) the Effective Spread of any floating rate Collateral Obligation shall (x) be deemed to be zero, to the extent that the Issuer or the Portfolio Manager has actual knowledge that no payment of cash interest on such floating rate Collateral Obligation will be made by the obligor thereof during the applicable due period, and (y) not include any non-cash interest or, with respect to any Partial Deferrable Security, any interest in excess of the portion of the interest due thereon that is required to be paid in cash on each payment date and is not permitted to be deferred or capitalized.  For purposes of this definition, “LIBOR” shall have the meaning specified in clause (i) of the definition thereof.

“Eligible Investment Required Ratings”:  (a) “A-1” or higher (or, in the absence of a short-term credit rating, “A+” or higher) from S&P and (b) for securities with maturities up to 365 days, a long-term credit rating not less than “AA-” from Fitch and a short-term rating not less than “F1+” from Fitch.

“Eligible Investments”:  (a) Cash or (b) any United States dollar investment that, at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)                                     direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by (x) the United States of America or (y) any agency or instrumentality of the United States of America the obligations of which agency or instrumentality have the Eligible Investment Required Rating and are expressly backed by the full faith and credit of the United States of America;

(ii)                                  demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 60 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings or such demand or time deposits are covered by an extended Federal Deposit Insurance Corporation (the “FDIC”) insurance program where 100% of the deposits are insured by the FDIC, which is backed by the full faith and credit of the United States (and, if a Class of Notes then outstanding is rated by S&P, the United States meets the Eligible Investment Required Ratings);

(iii)                               commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 60 days from their date of issuance; provided that this clause (iii) will not include extendible commercial paper or asset backed commercial paper; and

(iv)                              money market funds domiciled outside of the United States which funds have, at all times, credit ratings of (a) “AAAm” by S&P and (b) either the highest credit rating assigned by Fitch (“AAAmmf”) to the extent rated by Fitch or otherwise the highest credit rating assigned by another NRSRO (excluding S&P);

provided, however, that Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, and mature

(or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Distribution Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution in which case such Eligible Investments may mature on such Distribution Date); provided, further, that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “p”, “pi”, “t” or “sf” subscript assigned by S&P or an “sf” subscript assigned by Moody’s, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments on such obligation or security is, at the time such obligation is acquired, subject to withholding tax unless the issuer of the security is required to make “gross-up” payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation invests in or constitutes a Structured Finance Obligation or (g) in the Portfolio Manager’s sole judgment, such obligation or security is subject to material non-credit related risks.  Eligible Investments may include, without limitation, those investments for which the Trustee or an Affiliate of the Trustee is the obligor or depository institution, or provides services and receives compensation.  Notwithstanding the foregoing clauses, Eligible Investments may only include obligations or securities that in the sole determination of the Portfolio Manager constitute cash equivalents for purposes of the rights and assets in paragraph 10(c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.  For the avoidance of doubt, the Portfolio Manager shall have no liability to any Holder or any other Person for any determination made by it pursuant to this paragraph unless the making of such determination constituted bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the obligations of the Portfolio Manager hereunder or under the Portfolio Management Agreement.

“Emerging Market Obligor”:  Any obligor Domiciled in a country (other than the United States of America) (i) the foreign currency issuer credit rating of which is not, at the time of acquisition of the relevant Collateral Obligation, at least “AA” by S&P and (ii) to the extent such country is rated by Fitch, that does not have a sovereign rating of at least “AA” by Fitch (other than any country referenced in clause (i) of the definition of “Concentration Limitations”).

“Entitlement Holder”:  The meaning specified in Article 8 of the UCC.

“Entitlement Order”:  The meaning specified in Article 8 of the UCC.

“Equity Security”:  Any security or debt obligation (other than any security received in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof (other than common stock)) which at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment.  The Issuer may only acquire Equity Securities and securities received in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof that in the commercially reasonable judgment of the Portfolio Manager (not to be called into question as a result of subsequent events), would be considered “received in lieu of debts previously contracted” with respect to the Collateral Obligation under the Volcker Rule.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Retention Holder”:  On the Closing Date, Bain Capital Specialty Finance, Inc., as an originator, and thereafter any successor, assignee or transferee thereof permitted under the EU Retention Requirements.

“EU Retention Requirements”:  Collectively, (i) Articles 404-410 of the EU Capital Requirements Regulation (Regulation (EU) 575/2013) as published on June 27, 2013 (the “CRR”), as supplemented by Commission Delegated Regulation (EU) No. 625/2014, together with any final guidance and other technical standards published in relation thereto and the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority which continue to apply to the provisions of the CRR, (ii) Articles 50-56 of the European Union Commission Delegated Regulation (EU) 231/2013 implementing Article 17 of European Union Directive 2011/61/EU on Alternative Investment Fund Manager (the “AIFMD Level 2 Regulation”), together with any applicable guidance, other technical standards and related documents published by any European regulator in relation thereto, and (iii) Article 254-257 of European Union Commission Delegated Regulation (EU) 2015/35 implementing Article 135(2) of European Union Directive 2009/138/EC on the taking-up and pursuit of the business of Insurance and Reinsurance, as amended by EU Directive 2014/51/EU of 16 April 2014 (and as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) 2015/35) (the “Solvency II Level 2 Regulation”), together with any applicable guidelines, technical standards, delegated regulations and related documents published by the European Commission and/or any European Supervisory Authority (jointly or individually) in relation thereto.

“Euroclear”:  Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default”:  The meaning specified in Section 5.1.

“Exchange Transaction”:  The meaning specified in Section 12.4(a).

“Exchanged Defaulted Obligation”:  The meaning specified in Section 12.4(a).

“Excepted Advances”:  Customary advances made to protect or preserve rights against the borrower of or obligor under a Collateral Obligation or to indemnify an agent or representative for lenders pursuant to the Underlying Instrument.

“Excepted Property”:  The meaning specified in the Granting Clause.

“Excess CCC Adjustment Amount”:  As of any date of determination, an amount equal to the excess, if any, of:

(i)                                     the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess; over

(ii)                                  the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Par Amount”: An amount, as of any date of determination, equal to the greater of (a) zero and (b) (i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance.

“Excess Weighted Average Fixed Coupon”: As of any date of determination, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Fixed Coupon over the Minimum Fixed Coupon by (b) the number obtained by dividing (i) the Aggregate Principal Balance of all fixed rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security) by (ii) the Aggregate Principal Balance of all floating rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security).

“Excess Weighted Average Floating Spread”:  As of any date of determination, a percentage equal to the product obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing (i) the Aggregate Principal Balance of all floating rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security) by (ii) the Aggregate Principal Balance of all fixed rate Collateral Obligations (excluding any Defaulted Obligation and, to the extent of any non-cash interest, any Deferrable Security).

“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended from time to time.

“Expense Reserve Account”:  The trust account established pursuant to Section 10.3(d) and designated as the “Expense Reserve Account.”

“FATCA”:  Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Reserve Board”:  The Board of Governors of the Federal Reserve System.

“Fiduciary”:  Any fiduciary or other person making the decision to invest the assets of the Benefit Plan Investor.

“Filing Holder”:  The meaning specified in Section 5.4(e).

“Financial Asset”:  The meaning specified in Article 8 of the UCC.

“Financing Statements”:  The meaning specified in Article 9 of the UCC.

“Financing Subsidiary”:  BCSF I, LLC, in its capacity as financing subsidiary under the Master Participation Agreement.

“First LIBOR Period End Date”:  October 20, 2018.

“First-Lien Last-Out Loan”: A loan that would be a Senior Secured Loan, except that, prior to a default with respect such loan, is entitled to receive payments pari passu with other Senior Secured Loans of the same obligor, but following a default becomes fully subordinated to other Senior Secured Loans of the same obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Fitch”:  Fitch Ratings, Inc. and any successor thereto.

“Fitch Rating”:  With respect to any Collateral Obligation, the rating determined pursuant to Schedule 5.

“Fitch Rating Factor”:  In respect of any Collateral Obligation, the number set forth in the table below opposite the Fitch Rating in respect of such Collateral Obligation:

Fitch Rating	Fitch Rating Factor
AAA	0.19
AA+	0.35
AA	0.64
AA-	0.86
A+	1.17
A	1.58
A-	2.25
BBB+	3.19
BBB	4.54
BBB-	7.13
BB+	12.19
BB	17.43
BB-	22.80
B+	27.80
B	32.18
B-	40.60
CCC+	62.80
CCC	62.80
CCC-	62.80
CC	100.00
C	100.00
D	100.00

“Fitch Recovery Rate”: The meaning specified in Schedule 5 hereto.

“Fitch Test Matrix”: The meaning specified in Schedule 5 hereto.

“Fitch Weighted Average Rating Factor”: The number determined by (a) summing the products of (i) the Principal Balance of each Collateral Obligation multiplied by (ii) its Fitch Rating Factor, (b) dividing such sum by the Aggregate Principal Balance of all such Collateral

Obligations and (c) rounding the result down to the nearest two decimal places.  For the purposes of determining the Principal Balance and Aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.

“Floating Rate Notes”: The Notes.

“Flow-Through Investment Vehicle”: An investor if it is an entity (i) that would be an investment company but for the exception in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and the amount of whose investment in the Notes (including in all Classes of the Notes) exceeds 40% of its total assets (determined on a consolidated basis with its subsidiaries), (ii) as to which any Person owning any equity or similar interest in the entity (other than holders of membership interests with only nominal economic value that do not entitle the holders thereof to any rights of payment, voting or other indicia of ownership of the Notes held by such Flow-Through Investment Vehicle, which holders are either Qualified Purchasers or Knowledgeable Employees) has the ability to control any investment decision of such entity or to determine, on an investment-by-investment basis, the amount of such Person’s contribution to any investment made by such entity, (iii) that was organized or reorganized for the specific purpose of acquiring a Note or (iv) as to which any Person owning an equity or similar interest in such entity (other than holders of membership interests with only nominal economic value that do not entitle the holders thereof to any rights of payment, voting or other indicia of ownership of the Notes held by such Flow-Through Investment Vehicle, which holders are either Qualified Purchasers or Knowledgeable Employees) was specifically solicited to make additional capital or similar contributions for the purpose of enabling such entity to purchase a Note.

“GAAP”:  The meaning specified in Section 6.3(j).

“Global Notes”:  Any Regulation S Global Notes or Rule 144A Global Notes.

“Global Rating Agency Condition”:  With respect to any action taken or to be taken by or on behalf of the Issuer, the delivery of prior written notice of such action to Fitch within five (5) Business Days of taking such action and the satisfaction of the S&P Rating Condition; provided, that Fitch may waive such applicable notice requirement and S&P may waive the requirement to satisfy the S&P Rating Condition and to the extent Fitch or S&P waives its respective requirements, the Global Rating Agency Condition will be deemed satisfied with respect to such Rating Agency.

“Governmental Authority”:  Whether U.S. or non-U.S., (i) any national, state, county, municipal or regional government or quasi-governmental authority or political subdivision thereof; (ii) any agency, regulator, arbitrator, board, body, branch, bureau, commission, corporation, department, master, mediator, panel, referee, system or instrumentality of any such government or quasi-government entity, or political subdivision thereof; and (iii) any court.

“Grant” or “Granted”:  To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm.  A Grant of the Pledged Obligations, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged Obligations, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group Country”:  Any Group I Country, Group II Country or Group III Country.

“Group I Country”:  Australia, Canada, The Netherlands, New Zealand and the United Kingdom (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).

“Group II Country”:  Germany, Ireland, Sweden and Switzerland (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).

“Group III Country”:  Austria, Belgium, Denmark, Finland, France, Hong Kong, Iceland, Liechtenstein, Luxembourg, Norway and Singapore (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).

“Hedge Agreements”:  Any interest rate swap, floor and/or cap agreements, including, without limitation, one or more interest rate basis swap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into pursuant to Section 16.1.

“Hedge Counterparty”:  Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that satisfies the Required Hedge Counterparty Rating that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.

“Hedge Counterparty Collateral Account”:  The account established pursuant to Section 10.5.

“Hedge Counterparty Credit Support”:  As of any date of determination, any Cash or Cash equivalents on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account in an amount required to satisfy the then-current Rating Agency criteria.

“Highest Ranking S&P Class”:  As of any date of determination, the Outstanding Class of Notes that is rated by S&P on such date and ranks higher in right of payment than each other Class of Notes in the Note Payment Sequence.

“Holder”:  With respect to any Note, the Person(s) whose name(s) appear on the Register as the registered holder(s) of such Note or the holder of a beneficial interest in (i.e., a beneficial owner of) such Note except as otherwise provided herein or, with respect to any Interest, the Person whose name appears on the books and records of the Issuer as the owner of such Interest.

“Holder Proposed Re-Pricing Rate”:  The meaning specified in Section 9.8(b).

“Holder Purchase Request”:  The meaning specified in Section 9.8(b).

“Incurrence Covenant”: A covenant by the underlying obligor under a loan to comply with one or more financial covenants only upon the occurrence of certain actions of the underlying obligor or certain events relating to the underlying obligor, including, but not limited to, a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture, unless, as of any date of determination, such action was taken or such event has occurred, in each case the effect of which causes such covenant to meet the criteria of a Maintenance Covenant.

“Indenture”:  This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”:  As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions.  “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer and the Portfolio Manager; provided, however, that Dechert LLP shall be deemed for all purposes of this Indenture to be “Independent” with respect to the Issuer and the Portfolio Manager.

“Independent Manager”:  A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not:  (i) an employee, director, member, manager, or officer or direct or indirect legal or beneficial owner (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer or any of its Affiliates (other than his or her service as an independent special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a substantial customer, consultant, creditor, contractor or supplier (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than an Independent Manager provided by a nationally recognized company that provides independent special members, independent managers and other corporate services in the ordinary course of its business); or (iii) any member of the immediate family of a person described in (i) or (ii) (other than with respect to clause (i), or (ii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent special member or independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an independent special member, independent director or independent manager for a trust, corporation or limited liability company whose charter documents required the unanimous consent of all independent special members, independent directors or independent managers thereof before such trust, corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Agent”:  The meaning specified in Section 14.16(a).

“Initial Purchaser”:  Citigroup Global Markets Inc., in its capacity as initial purchaser of the Notes.

“Initial Rating”:  With respect to any Class of Notes, the rating or ratings, if any, indicated in Section 2.3.

“Instrument”:  The meaning specified in Article 9 of the UCC.

“Interest Accrual Period”:  The period from and including the Closing Date to but excluding the first Distribution Date, and each succeeding period from and including each Distribution Date to but excluding the following Distribution Date until the principal of the Notes is paid or made available for payment.

“Interest Collection Account”:  The account established pursuant to Section 10.2(a) and designated as the “Interest Collection Account”.

“Interest Coverage Ratio”:  With respect to any designated Class or Classes of Notes, as of any date of determination on or after the Determination Date immediately preceding the second Distribution Date, the percentage derived from dividing:

(a)                                 the sum of (i) the Collateral Interest Amount as of such date of determination minus (ii) amounts payable (or expected as of the date of determination to be payable) on the following Distribution Date as set forth in clauses (A), (B) and (C) of Section 11.1(a)(i); by

(b)                                 interest due and payable on the Notes of such Class or Classes, each Priority Class of Notes and each pari passu Class of Notes (excluding Deferred Interest but including any interest on Deferred Interest with respect to any such Class or Classes) on such Distribution Date.

For the avoidance of doubt, deferred Base Management Fees will be included in clause (a)(ii) as an amount payable pursuant to Section 11.1(a)(i)(B) only to the extent such amount (or portion thereof) may be payable on such Distribution Date pursuant to the Priority of Distributions.

“Interest Coverage Effective Date”:  The Determination Date immediately preceding the second Distribution Date.

“Interest Coverage Test”:  A test that is satisfied with respect to any Class or Classes of the Notes if, as of the Interest Coverage Effective Date, and at any date of determination occurring thereafter, (i) the Interest Coverage Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class of Notes is no longer Outstanding.

“Interest Determination Date”:  With respect to (a) the first Interest Accrual Period, each Notional Determination Date and (b) each Interest Accrual Period thereafter, the second London Banking Day preceding the first day of such Interest Accrual Period.

“Interest Proceeds”:  With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)                                     all payments of interest and other income received (other than any interest due on any Partial Deferrable Security that has been deferred or capitalized at the time of acquisition) by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest (other than any Principal Financed Accrued Interest described in clause (i) of the definition thereof that the Portfolio Manager elects to treat as Interest Proceeds as long as, after giving effect to such treatment, the Aggregate Principal Balance of the (a) Collateral Obligations and (b) Eligible Investments representing Principal Proceeds equals or exceeds the Aggregate Ramp-Up Par Amount);

(ii)                                  all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)                               all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with the reduction of the par of the related Collateral Obligation as determined by the Portfolio Manager in its discretion (with notice to the Trustee and the Collateral Administrator);

(iv)                              commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)                                 any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment received as a result of the termination of any Hedge Agreement to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement (for purposes of this subclause (v), any such payment received or to be received on or before 10:00 a.m. New York time on the last day of the Collection Period in respect of such Distribution Date will be deemed received in respect of the preceding Collection Period and included in the calculation of Interest Proceeds received in such Collection Period);

(vi)                              any amounts deposited in the Interest Collection Account from the Ramp-Up Account at the direction of the Portfolio Manager pursuant to Section 10.3(c);

(vii)                           any payments received as repayment for Excepted Advances;

(viii)                        any amounts deposited in the Interest Collection Account from the Expense Reserve Account, the Principal Collection Account or the Reserve Account, in each case that may be permitted to be deposited therein pursuant to Section 10.3 in respect of the related Determination Date;

(ix)                              any amounts deposited in the Interest Collection Account from the Contribution Account, at the direction of the related Contributor (or, if no direction is given by the Contributor, at the direction of the Portfolio Manager in its reasonable discretion);

(x)                                 any Designated Excess Par; and

(xi)                              any Current Deferred Interest designated as Interest Proceeds by the Portfolio Manager;

provided that (1) any amounts received in respect of any Defaulted Obligation shall constitute (A) Principal Proceeds (and not Interest Proceeds) until the aggregate of all recoveries in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding Principal Balance of such Collateral Obligation when it became a Defaulted Obligation, and then (B) Interest Proceeds thereafter and (2) any amounts received in respect of a Diminished Distressed Exchange Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Diminished Distressed Exchange Obligation since it was received in connection with a Distressed Exchange equals the principal amount of the obligation for which it was exchanged and such Diminished Distressed Exchange Obligation no longer constitutes a diminished financial obligation; provided, further, that amounts that would otherwise constitute Interest Proceeds may be designated as Principal Proceeds pursuant to Section 7.17(d) with notice to the Collateral Administrator.  Notwithstanding the foregoing, in the Portfolio Manager’s sole discretion (to be exercised on or before the related Determination Date), on any date after the first Distribution Date, Interest Proceeds in any Collection Period may be deemed to be Principal Proceeds; provided that such designation would not result in an interest deferral on any Class of Notes. Under no circumstances shall Interest Proceeds include the Excepted Property or any interest earned thereon.

“Interest Rate”:  With respect to any specified Class of Notes, (i) unless a Re-Pricing has occurred with respect to such Class of Notes, the per annum stated interest rate payable on the Notes of such Class with respect to each Interest Accrual Period equal to LIBOR for such Interest Accrual Period plus the spread specified in Section 2.3 with respect to such Notes and (ii) upon the occurrence of a Re-Pricing with respect to such Class of Notes, a per annum stated interest rate equal to (x) the applicable Re-Pricing Rate plus (y) in the case of a floating rate of interest, LIBOR.

“Intervening Event”: With respect to any Aggregated Reinvestment, the prepayment of any Collateral Obligation included in such Aggregated Reinvestment or any change in any characteristic of any Collateral Obligation (or the obligor thereof) relevant to any Investment

Criteria, in each case to the extent beyond the Issuer’s or the Portfolio Manager’s control, so long as no other Collateral Obligation (or obligor thereof) included in such Aggregated Reinvestment had any change in any characteristic relevant to any Investment Criteria since the first day of the related ten Business Day period.

“Interests”:  The Interests issued by the Issuer on or prior to the Closing Date and any additional Interests issued pursuant to the Issuer Limited Liability Company Agreement and in compliance with the terms of this Indenture.

“Investment Advisers Act”:  The Investment Advisers Act of 1940, as amended from time to time.

“Investment Company Act”:  The Investment Company Act of 1940, as amended.

“Investment Criteria”:  The criteria specified in Section 12.2.

“IRS”:  The United States Internal Revenue Service

“Issuer”:  BCC Middle Market CLO 2018-1, LLC, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Limited Liability Company Agreement”:  The Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Closing Date.

“Issuer Order”:  A written order dated and signed in the name of the Issuer (which written order may be a standing order) by an Authorized Officer of the Issuer or, to the extent permitted herein, by the Portfolio Manager by an Authorized Officer thereof, on behalf of the Issuer.

“Junior Class”:  With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“Junior Mezzanine Notes”:  The meaning specified in Section 2.4.

“Letter of Credit”:   A facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) in the event that the LC is drawn upon and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees it receives for providing the LC to the lender/participant.  The lender/participant may or may not be obligated to collateralize its funding obligations to the LOC Agent Bank.

“LIBOR”:  (i) With respect to the Notes, the meaning set forth in Exhibit C and (ii) with respect to a Collateral Obligation, the “libor” rate determined in accordance with the terms of such Collateral Obligation.

“Libor Floor Obligation”:  As of any date, a floating rate Collateral Obligation (a) for which the related Underlying Instruments allow a libor rate option, (b) that provides that such libor rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such libor rate option, but only if as of such date the London interbank offered rate for the applicable interest period is less than such floor rate.

“Loan”:  Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or similar credit agreement.

“Loan Sale Agreement”:  The loan sale agreement, dated as of the Closing Date, as amended from time to time in accordance with the terms thereof, by and between the Transferor and the Issuer.

“London Banking Day”:  A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Long-Dated Obligation”:  An obligation that has a scheduled maturity later than the earliest Stated Maturity of the Notes.

“Maintenance Covenant”:  A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies to a related loan when specified amounts are outstanding under such loan shall be a Maintenance Covenant.

“Majority”:  With respect to any Class of Notes, the Holders of more than 50.0% of the Aggregate Outstanding Amount of the Notes of such Class.

“Margin Stock”:  “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”:  With respect to any loans or other assets, the amount (determined by the Portfolio Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)                                     the quote determined by any of Loan Pricing Corporation, MarkIt Group Limited, LoanX Inc., Houlihan Lokey (with respect to enterprise valuations of an Obligor only) or any other nationally recognized pricing service selected by the Portfolio Manager; or

(ii)                                  if such quote described in clause (i) is not available or the Portfolio Manager determines in accordance with the Portfolio Manager Standard that such price does not reflect the value of such asset,

(A)                               the average of the bid-side quotes determined by three broker-dealers active in the trading of such asset that are Independent (with respect to each other and the Issuer and the Portfolio Manager); or

(B)                               if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or

(C)                               if only one such bid can be obtained, such bid; provided that this subclause (C) shall not apply at any time at which neither the Portfolio Manager nor BCSF Advisors, LP is a registered investment adviser (or relying adviser) under the Investment Advisers Act; or

(iii)                               if such quote or bid described in clause (i) or (ii) cannot be obtained by the Portfolio Manager exercising reasonable efforts, the value determined as the bid side market value of such asset as determined by the Portfolio Manager exercising reasonable commercial judgment, consistent with the Portfolio Manager Standard and certified by the Portfolio Manager to the Trustee; provided, however, that, if the Portfolio Manager is not a registered investment adviser (or relying adviser) under the Investment Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (iii) for more than thirty days; or

(iv)                              if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (i) or (ii) above.

“Master Participation Agreement”: The participation agreement, dated as of the Closing Date, between the Issuer and the Financing Subsidiary.

“Maturity”:  With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”:  With respect to any Collateral Obligation, an amendment (other than in connection with an insolvency, bankruptcy, debt restructuring or workout of the Obligor thereof) to the Underlying Instruments governing such Collateral Obligations that would extend the stated maturity date of such Collateral Obligation.  For the avoidance of doubt, an amendment that would extend the stated maturity date of any tranche of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Maximum Fitch Rating Factor Test”:  A test that will be satisfied on any date of determination if the Fitch Weighted Average Rating Factor as of such date is less than or equal to the applicable level in the Fitch Test Matrix.

“Measurement Date”:  (i) Any day on which the Issuer purchases, or enters into a commitment to purchase, a Collateral Obligation or the day on which a default of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five (5) Business Days prior notice, any Business Day requested by any Rating Agency and (v) the last day of the Ramp-Up Period; provided that, in the case of (i) through (iv), no “Measurement Date” shall occur prior to the last day of the Ramp-Up Period.

“Merging Entity”: The meaning specified in Section 7.10.

“Minimum Fitch Floating Spread”:  As of any date of determination, the weighted average spread (expressed as a percentage) applicable to the current Fitch Test Matrix selected by the Portfolio Manager.

“Minimum Fitch Floating Spread Test”:  A test that will be satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Fixed Coupon equals or exceeds the Minimum Fitch Floating Spread.

“Minimum Fixed Coupon”: (i) If any of the Collateral Obligations are fixed rate Collateral Obligations, 6.5% and (ii) otherwise, 0%.

“Minimum Fixed Coupon Test”:  A test that will be satisfied on any date of determination if the Weighted Average Fixed Coupon equals or exceeds the Minimum Fixed Coupon.

“Minimum Floating Spread”:  The greater of (i) the applicable percentage set forth in the definition of “S&P CDO Monitor” upon the option chosen by the Portfolio Manager in accordance with Part II of Schedule 3 and (ii) 2%.

“Minimum Floating Spread Test”:  A test that will be satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Fixed Coupon equals or exceeds the Minimum Floating Spread.

“Minimum Weighted Average Fitch Recovery Rate Test”:  A test that will be satisfied on any date of determination if the Weighted Average Fitch Recovery Rate is greater than or equal to the applicable level in the Fitch Test Matrix.

“Money” or “Monies”:  The meaning specified in Article 1 of the UCC.

“Monthly Report”:  The meaning specified in Section 10.7(a).

“Moody’s”:  Moody’s Investors Service, Inc. and any successor thereto.

“Net Purchased Loan Balance”:  As of any date of determination, an amount equal to the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Portfolio Manager to the Issuer under the Loan Sale Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than directly or indirectly from the Portfolio Manager prior to such date.

“Non-Call Period”:  The period from the Closing Date to but excluding the Distribution Date in October 2020.

“Non-Consenting Holder”:  The meaning specified in Section 9.8(b).

“Non-Permitted ERISA Holder”:  A Person that is or becomes the beneficial owner of any interest in any Note who has made or is deemed to have made a prohibited transaction representation or a Benefit Plan Investor, Controlling Person or Similar Laws representation required by this Indenture that is subsequently shown to be false or misleading.

“Non-Permitted Holder”:  The meaning specified in Section 2.12(b).

“Note Interest Amount”:  With respect to any specified Class of Notes and any Distribution Date, the amount of interest for the next Interest Accrual Period payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Notes.

“Note Payment Sequence”:  With respect to the application, in accordance with the Priority of Distributions, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)                                     to the payment of accrued and unpaid interest on the Class A-1A Notes and the Class A-1B Notes, pro rata, based on the respective amounts of accrued and unpaid interest on each such Class, until such amounts have been paid in full;

(ii)                                  to the payment of principal of the Class A-1A Notes and the Class A-1B Notes, pro rata, based on their respective Aggregate Outstanding Amounts, until the Class A-1A Notes and the Class A-1B Notes have been paid in full;

(iii)                               to the payment of accrued and unpaid interest on the Class A-2 Notes until such amount has been paid in full;

(iv)                              to the payment of principal of the Class A-2 Notes until such amount has been paid in full;

(v)                                 to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class B Notes until such amounts have been paid in full;

(vi)                              to the payment of principal of the Class B Notes until such amount has been paid in full;

(vii)                           to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class C Notes until such amounts have been paid in full; and

(viii)                        to the payment of principal of the Class C Notes until such amounts have been paid in full.

“Notes”:  The Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes.

“Notional Accrual Period”:  Each of (i) the period from and including the Closing Date to but excluding the First LIBOR Period End Date and (ii) thereafter, the period from and including the First LIBOR Period End Date to but excluding the first Distribution Date.

“Notional Determination Date”:  The second London Banking Day preceding the first day of each Notional Accrual Period.

“NRSRO”:  Any nationally recognized statistical rating organization, other than any Rating Agency.

“Obligor”:  The obligor or guarantor under a loan, as the case may be.

“Offer”:  The meaning specified in Section 10.8(c).

“Offering”:  The offering of the Notes pursuant to the Offering Circular.

“Offering Circular”:  The offering circular, dated September 26, 2018 relating to the Notes, including any supplements thereto.

“Officer”:  (a) With respect to the Issuer and any limited liability company, any managing member or manager thereof or any Person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; (b) with respect to any corporation, any director, the chairman of the board of directors, the president, any vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer of such entity or any Person authorized by such entity; (c) with respect to any partnership, any general partner thereof or any Person authorized by such entity; and (d) with respect to the Trustee, any Trust Officer.

“offshore transaction”:  The meaning specified in Regulation S.

“Ongoing Expense Excess Amount”:  On any Distribution Date, an amount equal to the excess, if any, of (i) the Administrative Expense Cap over (ii) the sum of (without duplication) (x) all amounts paid pursuant to clause (A)(2) of Section 11.1(a)(i) on such Distribution Date (excluding all amounts being deposited on such Distribution Date to the Ongoing Expense Smoothing Account) plus (y) any Administrative Expenses paid from the Expense Reserve Account or from the Collection Account pursuant to Section 10.2(d)(ii) on such Distribution Date or between such Distribution Date and the immediately preceding Distribution Date.

“Ongoing Expense Smoothing Account”:  The meaning specified in Section 10.3(g).

“Ongoing Expense Smoothing Shortfall”:  On any Distribution Date, the excess, if any, of $100,000 over the amount then on deposit in the Ongoing Expense Smoothing Account without giving effect to any deposit thereto on such Distribution Date pursuant to clause (A) of Section 11.1(a)(i).

“Opinion of Counsel”:  A written opinion addressed to the Trustee and, if required by the terms hereof, each Rating Agency, as applicable, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, each Rating Agency, as applicable), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, each Rating Agency, as applicable) or shall state that the Trustee (and, if required by the terms hereof, each Rating Agency, as applicable) shall be entitled to rely thereon.

“Optional Redemption”:  A redemption of the Notes in accordance with Section 9.2.

“Outstanding”:  With respect to the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)                                     subject to Section 2.10, Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date the Trustee provides notice to Holders pursuant to Section 4.1 that this Indenture has been discharged;

(ii)                                  Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(i); provided, that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)                               Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a Protected Purchaser;

(iv)                              Notes alleged to have been mutilated, defaced, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.7; and

(v)                                 Repurchased Notes and Surrendered Notes that have been cancelled by the Trustee; provided that for purposes of calculation of the Overcollateralization Ratio, any Repurchased Notes and any Surrendered Notes shall be deemed to remain Outstanding until all Notes of the applicable Class and each Class that is senior in right of payment thereto in the Note Payment Sequence have been retired or redeemed, having an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of surrender, reduced proportionately with, and to the extent of, any payments of principal on Notes of the same Class thereafter;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under the Portfolio Management Agreement, (I) any Notes owned by (x) the Issuer or any other obligor upon the Notes or any Affiliate thereof or (y) any Portfolio Manager Securities (solely to the extent provided under Section 11(e) and Section 12 of the Portfolio Management Agreement) shall each be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes a Trust Officer of the Trustee has actual knowledge (or has been provided written notice of) to be so owned shall be so disregarded; provided that no such Notes shall be disregarded for any period of time during which the right to control the voting of such Notes has been assigned to (i) another person not controlled by the Portfolio Manager or (ii) an advisory board or other independent committee of the governing body of the Portfolio Manager or its Affiliate, and (II) Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor (or the Portfolio Manager, any Affiliate of the Portfolio Manager or any account or investment fund over which the Portfolio Manager or any Affiliate has discretionary voting authority).

“Overcollateralization Ratio”:  With respect to any specified Class or Classes of Notes as of the last day of the Ramp-Up Period or any Measurement Date thereafter, the percentage derived from dividing:  (a) the Adjusted Collateral Principal Amount by (b) the sum of the Aggregate Outstanding Amounts (including the aggregate outstanding and unpaid Deferred Interest (if any) with respect to such Class or Classes and each Priority Class of Notes) of the Notes of such Class or Classes, each Priority Class of Notes and each pari passu Class of Notes.

“Overcollateralization Ratio Test”:  A test that is satisfied with respect to any Class or Classes of Notes as of any date of determination at, or subsequent to, the last day of the Ramp-Up Period, if (i) the Overcollateralization Ratio for such Class or Classes is at least equal to the applicable Required Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Notes is no longer Outstanding.

“Partial Deferrable Security”:  Any Collateral Obligation with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in Cash on each payment date therefor and is not permitted to be deferred or capitalized (which portion shall at least be equal to LIBOR or the applicable index with respect to which interest on such Collateral Obligation is calculated (or, in the case of a fixed rate Collateral Obligation, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Collateral Obligation)) and (ii) the issuer thereof or obligor thereon may defer or capitalize the remaining portion of the interest due thereon.

“Partial Redemption by Refinancing”:  The meaning specified in Section 9.3.

“Partial Redemption Interest Proceeds”: In connection with a Partial Redemption by Refinancing, Interest Proceeds in an amount equal to the sum of (i) the lesser of (a) the amount of accrued interest on the Classes being refinanced (after giving effect to payments under Section 11.1(a)(i) if the Redemption Date would have been a Distribution Date without regard to the Partial Redemption by Refinancing) and (b) the amount the Portfolio Manager reasonably determines would have been available for distribution under the Priority of Distributions for the payment of accrued interest on the Classes being refinanced on the next subsequent Distribution Date (or, if the Redemption Date is otherwise a Distribution Date, such Distribution Date) if such Notes had not been refinanced plus (ii) if the Redemption Date is not otherwise a Distribution Date, an amount equal to (a) the amount the Portfolio Manager reasonably determines would have been available for distribution under the Priority of Distributions for the payment of Administrative Expenses with respect to such Partial Redemption by Refinancing on the next subsequent Distribution Date plus (b) the amount of any reserve established by the Issuer with respect to such Partial Redemption by Refinancing.

“Participation Interest”:  An interest in a loan acquired indirectly from a Selling Institution by way of participation that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria:

(i)                                     the loan underlying such participation would constitute a Collateral Obligation were it acquired directly;

(ii)                                  the Selling Institution is a lender on the loan;

(iii)                               the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan;

(iv)                              such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation;

(v)                                 the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan);

(vi)                              the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation; and

(vii)                           such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants;

provided that, for the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Paying Agent”:  Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”:  The payment account of the Trustee established pursuant to Section 10.3(a).

“PBGC”:  The United States Pension Benefit Guaranty Corporation.

“Permitted Use”:  With respect to any Contribution received into the Contribution Account, any of the following uses as determined by the Portfolio Manager: (i) the transfer of the applicable portion of such amount to the Interest Collection Account for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Principal Collection Account for application as Principal Proceeds (so long as the Issuer has consented thereto); (iii) the repurchase of Notes of any Class through a tender offer, in the open market, or in privately negotiated transactions (in each case, subject to applicable law and so long as the Issuer has consented thereto); (iv) the payment of any transaction costs (including fees) in connection with a repurchase of Notes of any Class, any Refinancing, Re-Pricing or an additional issuance of Notes (in each case, so long as the Issuer has consented thereto); and (v) to make payments in connection with the exercise of an option, warrant, right of conversion, preemptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation (so long as the asset received in connection with such payment would be considered “received in lieu of debts previously contracted for” with respect to the Collateral Obligation under the Volcker Rule), in each case, subject to the limitations set forth in Section 12.1(g) of this Indenture.

“Person”:  An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan Asset Regulations”: U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledged Obligations”:  As of any date of determination, the Collateral Obligations, the Eligible Investments and any Equity Security which forms part of the Assets that have been Granted to the Trustee.

“Portfolio Management Agreement”:  The Portfolio Management Agreement, dated as of the Closing Date, between the Issuer and the Portfolio Manager, as amended from time to time.

“Portfolio Manager”:  Bain Capital Specialty Finance, Inc., a Delaware corporation with its principal offices located in Boston, Massachusetts, until a successor Person shall have become the Portfolio Manager pursuant to the provisions of the Portfolio Management Agreement, and thereafter “Portfolio Manager” shall mean such successor Person.

“Portfolio Manager Interest”:  The Base Management Fee, the Subordinated Interest and, without duplication, any Cumulative Deferred Interest.

“Portfolio Manager Securities”:  Any Notes held by the Portfolio Manager, any of its Affiliates or any account or collector vehicle or investment fund for which the Portfolio Manager or any Affiliate thereof acts as investment advisor (and for which the Portfolio Manager or such Affiliate has discretionary voting authority), except (i) in the case of an Affiliate that is a collector vehicle or investment fund owned directly or indirectly in whole or in part by persons other than the Portfolio Manager or its Affiliates to the extent the vote of such collector vehicle or investment fund is determined by reference to voting decisions made by the direct or indirect owners of such collector vehicle or investment fund who are not the Portfolio Manager or an Affiliate thereof and (ii) in the case of an account for which the Portfolio Manager or any Affiliate thereof acts as investment advisor (and for which the Portfolio Manager or such Affiliate has discretionary voting authority) if the vote of such account is directed by an owner of such account (or an owner of the owner of such account) that is not the Portfolio Manager or an Affiliate thereof.

“Portfolio Manager Standard”:  The meaning specified in the Portfolio Management Agreement.

“Post-Acceleration Distribution Date”:  Any Distribution Date after the principal of the Notes has been declared to be or has otherwise become immediately due and payable pursuant to Section 5.2; provided that such declaration has not been rescinded or annulled.

“Principal Balance”:  Subject to Section 1.2, with respect to (a) any Pledged Obligation other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Pledged Obligation and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that, for all purposes (i) the Principal Balance of any Equity Security shall be deemed to be zero, (ii) the Principal Balance of any Collateral Obligation that, at the time of its purchase by the Issuer, was subject to an Offer for a price of less than its par amount, shall be, until the expiration of such Offer in accordance with its terms, the Offer price (expressed as a dollar amount) of such Collateral Obligation and (iii) the Principal Balance of a Deferrable Security or Partial Deferrable Security (x) shall not include any deferred interest that has been added to principal since its acquisition and remains unpaid and (y) shall only include interest that has accrued or has been deferred or capitalized at the time of acquisition if, in the Portfolio Manager’s commercially reasonable business judgment, such interest remains unpaid other than due to the related obligor’s ability to repay such amounts.

“Principal Collection Account”:  The account established pursuant to Section 10.2(a) and designated as the “Principal Collection Account”.

“Principal Financed Accrued Interest”:  With respect to:  (i) any Collateral Obligation owned or purchased by the Issuer on the Closing Date, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date and (ii) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation; provided, however, in the case of this clause (ii), Principal Financed Accrued Interest shall not include any accrued interest purchased with Interest Proceeds deemed to be Principal Proceeds as set forth in the definition of “Interest Proceeds.”

“Principal Proceeds”:  With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest

Proceeds, other than Refinancing Proceeds (except for any Refinancing Proceeds not applied in a Partial Redemption by Refinancing to redeem the Notes being refinanced or to pay expenses in connection with such Refinancing, which will be Principal Proceeds); provided that, for the avoidance of doubt, Principal Proceeds shall not under any circumstances include the Excepted Property.

“Priority Class”:  With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

“Priority Hedge Termination Event”:  The occurrence of (i) the Issuer’s failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (iii)  an irrevocable order to liquidate the Assets due to an Event of Default under this Indenture, (iv) a change in law after the Closing Date which makes it unlawful for the Issuer to perform its obligations under a Hedge Agreement, or (v)  any termination of a Hedge Agreement as a result of actions taken by the Trustee in response to a reduction in the Collateral Principal Amount with respect to which the Issuer is the sole Defaulting Party or Affected Party (as defined in the relevant Hedge Agreement).

“Priority of Distributions”:  The meaning specified in Section 11.1(a).

“Proceeding”:  Any suit in equity, action at law or other judicial or non-judicial enforcement or administrative proceeding.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Protected Purchaser”:  The meaning specified in Article 8 of the UCC.

“Purchase Agreement”:  The note purchase agreement dated as of the Closing Date by and between the Issuer and the Initial Purchaser, as amended from time to time.

“Purchased Defaulted Obligation”:  The meaning specified in Section 12.4(a).

“Purchaser”:  Each purchaser of Notes (including transferees and each beneficial owner of an account on whose behalf Notes are being purchased).

“QIB/AI/non-U.S. person”:  The meaning specified in Section 10.7(f).

“QIB/QP”:  Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Institutional Buyer”:  The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”:  The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 under the Investment Company Act.

“Ramp-Up Account”:  The account established pursuant to Section 10.3(c) and designated as the “Ramp-Up Account”.

“Ramp-Up Period”:  The period commencing on the Closing Date and ending upon the earlier of (a) December 7, 2018 and (b) the date selected by the Portfolio Manager in its sole discretion on or after which the Aggregate Ramp-Up Par Condition has been satisfied.

“Rating”:  The S&P Rating and/or Fitch Rating, as applicable.

“Rating Agency”:  Each of S&P and Fitch, in each case only for so long as Notes rated by such entity on the Closing Date are Outstanding and rated by such entity.

“Rating Agency Condition”:  The meaning specified in Section 14.17(a).

“Record Date”:  As to any applicable Distribution Date, the day which is (x) with respect to Certificated Notes, fifteen (15) days prior to such Distribution Date and (y) with respect to Global Notes, the Business Day prior to the next scheduled payment date.

“Redemption Date”:  Any date specified for a redemption of Notes pursuant to Sections 9.2 (Optional Redemption or Redemption Following a Tax Event), 9.3 (Partial Redemption by Refinancing), 9.4 (Redemption Procedures), 9.5 (Notes Payable on Redemption Date) or 9.6 (Clean-Up Call Redemption).

“Redemption Price”:  When used with respect to (i) any Class of Notes, (a) an amount equal to 100% of the Aggregate Outstanding Amount thereof (including any Deferred Interest previously added to the principal amount of any Class of Deferred Interest Notes that remains unpaid) plus (b) accrued and unpaid interest thereon, to the Redemption Date; provided that any Holder of a Note may in its sole discretion elect, by written notice to the Issuer, the Trustee, the Paying Agent and the Portfolio Manager, to receive in full payment for the redemption of its Note an amount equal to less than 100% of the Outstanding principal amount of such Note plus accrued and unpaid interest thereon, which lesser amount shall be deemed to be the “Redemption Price” of such Note.

“Reference Banks”:  The meaning specified in Exhibit C.

“Refinancing”:  The meaning specified in Section 9.2(b).

“Refinancing Proceeds”:  With respect to any Refinancing, the Cash proceeds received by the Issuer therefrom.

“Register” and “Registrar”:  The respective meanings specified in Section 2.6(a).

“Regulation D”:  Regulation D, as amended, under the Securities Act.

“Regulation S”:  Regulation S, as amended, under the Securities Act.

“Regulation S Global Note”:  Any Note sold to a non-”U.S. person” that is a Qualified Purchaser in an “offshore transaction” (each as defined in Regulation S) in reliance on Regulation S and issued in the form of (i) a permanent global note or (ii) a Temporary Global Note.

“Reinvestment Overcollateralization Test”:  A test that applies only on or after the last day of the Ramp-Up Period and during the Reinvestment Period, which test will be satisfied as of any Measurement Date if the Overcollateralization Ratio with respect to the Class C Notes as of such Measurement Date is at least equal to 118.1%.

“Reinvestment Period”:  The period from and including the Closing Date to and including the earliest of (i) the October 20, 2022, (ii) the date of the acceleration of the Maturity of the Notes pursuant to Section 5.2, provided that, if any such acceleration is rescinded in accordance with the terms of this Indenture and notice is provided to the Rating Agencies, the Reinvestment Period may be reinstated by the Issuer (as directed by the Portfolio Manager), (iii) the end of the Collection Period related to a Redemption Date in connection with an Optional Redemption (other than in connection with a Refinancing or Partial Redemption by Refinancing) and (iv) the date on which the Portfolio Manager reasonably determines and notifies the Issuer, the Rating Agencies, the Trustee and the Collateral Administrator that it can no longer reinvest in additional Collateral Obligations in accordance with Section 12.2 or the Portfolio Management Agreement for a period of not less than 30 days.

“Reinvestment Target Par Balance”:  As of any date of determination, an amount equal to the Aggregate Ramp-Up Par Amount minus (x) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the Priority of Distributions plus (y) the aggregate amount of Principal Proceeds that result from the issuance of any Additional Notes (after giving effect to such issuance of any Additional Notes).

“Re-Pricing Amendment”:  The meaning specified in Section 8.6.

“Re-Priced Class”: The meaning specified in Section 9.8(a).

“Re-Pricing”: The meaning specified in Section 9.8(a).

“Re-Pricing Date”: The meaning specified in Section 9.8(b).

“Re-Pricing Eligible Notes”:  With respect to any Class of Notes, the Notes specified as such in Section 2.3.

“Re-Pricing Intermediary”: The meaning specified in Section 9.8(a).

“Re-Pricing Rate”: The meaning specified in Section 9.8(b).

“Re-Pricing Replacement Notes”: Notes issued in connection with a Re-Pricing that have terms identical to the Re-Priced Class (after giving effect to the Re-Pricing) and are issued in an aggregate principal amount such that the Re-Priced Class will have the same aggregate principal amount after giving effect to the Re-Pricing as it did before the Re-Pricing.

“Repurchased Notes”:  The meaning specified in Section 2.10.

“Requesting Party”:  The meaning specified in Section 14.17(a).

“Required Coverage Ratio”:  With respect to a specified Class of Notes and the related Interest Coverage Test or Overcollateralization Ratio Test as the case may be, as of any date of determination, the applicable percentage indicated below opposite such specified Class:

Class	Overcollateralization Ratio Test	Interest Coverage Ratio Test
A	137.1%	120.0%
B	126.2%	115.0%
C	117.1%	110.0%

 “Required Hedge Counterparty Rating”: With respect to any Hedge Counterparty (or its guarantor under a guarantee satisfying the then-current Rating Agency criteria with respect to guarantees), (i) a long-term rating of at least “A” and a short-term rating of at least “A-1” by S&P or, if it does not have both of these specified ratings by S&P, then a long-term rating of at least “A+” by S&P and in each case such required rating is not then on credit watch for possible downgrade by S&P, and (ii) a short-term issuer default rating by Fitch of not less than “F1” and a long-term issuer default rating of not less than “A,” except in each case to the extent that S&P or Fitch, as applicable, provides written confirmation that one or more of such ratings from such Rating Agency is not required to be satisfied.

“Reserve Account”:  The trust account established pursuant to Section 10.3(e).

“Restricted Period”:  The meaning specified in Section 2.2(b)(i).

“Resolution”:  The minutes of a meeting of the board of directors of the designated manager of the Issuer.

“Restricted Period”:  The meaning specified in Section 2.2(b)(i).

“Restricted Trading Period”: Each day during which (a) (1) while any Class A-1A Notes or Class A-1B Notes are Outstanding, the S&P rating or the Fitch rating of the Class A-1A Notes or the Class A-1B Notes, as applicable, is one or more subcategories below its initial rating thereof or has been withdrawn and not reinstated or (2) while any Class A-2 Notes, Class B Notes or Class C Notes are Outstanding, as applicable, the S&P rating of the Class A-2 Notes, the Class B Notes or the Class C Notes, as applicable, is two or more subcategories below its initial rating of such Class of Notes or has been withdrawn and not reinstated and (b) after giving effect to any sale (and any related reinvestment) or purchase of the relevant Collateral Obligations, either (x) the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligation being sold but including any related reinvestment) and Eligible Investments constituting Principal Proceeds (including, without duplication, the related reinvestment or any remaining net proceeds of such sale) will be less than the Reinvestment Target Par Balance or (y) any Coverage Test will not be satisfied; provided that (A) the withdrawal of a rating of any Class of Notes because such Class is no longer outstanding will not result in a Restricted Trading Period and (B) so long as the Collateral Quality Test is satisfied, such period will not be a Restricted Trading Period upon the direction of a Majority of the Controlling Class, which direction by a Majority of the Controlling Class will remain in effect until the earlier of (i) a subsequent direction by a Majority of the Controlling Class to declare the beginning of a Restricted Trading Period or (ii) a further downgrade or withdrawal of the S&P or Fitch rating, as applicable, of any applicable Class of Notes Outstanding that notwithstanding such direction would cause the conditions set forth in clauses (1) and (2) to be true (unless such direction is reaffirmed by a Majority of the Controlling Class following such further downgrade or withdrawal).

“Retention Deficiency”:  A failure by the EU Retention Holder to hold the Retention Interest as required by the Retention Undertaking Letter.

“Retention Holder”:  As of the Closing Date, Bain Capital Specialty Finance, Inc., in its respective capacities as EU Retention Holder and U.S. Retention Holder, as applicable, together with its successors and assigns.

“Retention Interest”:  With respect to the Issuer, an interest in the first loss tranche within the meaning of paragraph (d) of Article 405(1) of the CRR, paragraph (d) of Article 51(1) of the AIFMD Level 2 Regulation and paragraph 2(d) of Article 254 of Solvency II Level 2 Regulation in effect as of the Closing Date, by way of holding, subject to the provisions of the Retention Undertaking Letter, at least the minimum amount of Interests currently required by the applicable EU Retention Requirements, being an amount equal to 5% (or such lower amount, including 0%, if such lower amount is required or allowed under the then-applicable EU Retention Requirements as a result of amendment, repeal or otherwise and in no event an amount in excess of 5%) of the nominal value of the Collateral Obligations and Eligible Investments representing Principal Proceeds.

“Retention Undertaking Letter”:   The letter from the Portfolio Manager and the EU Retention Holder, dated as of the Closing Date, and addressed to the Issuer, the Initial Purchaser and the Trustee pursuant to which the Portfolio Manager and the EU Retention Holder, as applicable, will make certain undertakings and agreements in respect of the EU Retention Requirements.

“Revolver Funding Account”:  The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”:  Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan that by its terms may require one or more future advances to be made to the borrower by the Issuer (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans); provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Issuance”:  An additional issuance of Notes solely for the purpose of enabling the Portfolio Manager or the U.S. Retention Holder to comply with the U.S. Risk Retention Rules or otherwise to cure any Retention Deficiency.

“Risk Retention Regulations”:  The U.S. Risk Retention Rules, the EU Retention Requirements or any other rule, regulation or judicial ruling as in effect from time to time that would require the Portfolio Manager or any Affiliate thereof to purchase any portion of notes issued by the Issuer, post any additional capital in connection with any issuance by the Issuer or any refinancing or otherwise adversely effects the Portfolio Manager (as determined by the Portfolio Manager based on advice of counsel).

“Rule 17g-5”:  The meaning specified in Section 14.16(a).

“Rule 144A”:  Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Note”:  Any Note sold in reliance on Rule 144A and issued in the form of a permanent global security in definitive, fully registered form without interest coupons.

“Rule 144A Information”:  The meaning specified in Section 7.14.

“S&P”:  S&P Global Ratings, and any successor thereto.

“S&P CDO Monitor”: Each dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee and the Collateral Administrator.  Each S&P CDO Monitor will be chosen by the Portfolio Manager (with notice to the Collateral Administrator) and associated with either (x) an S&P Weighted Average Recovery Rate, a Weighted Average Life and a Weighted Average Floating Spread (in each case from Part II of Schedule 3 hereto) or (y) an S&P Weighted Average Recovery Rate, a Weighted Average Life and a Weighted Average Floating Spread confirmed by S&P; provided that as of any Measurement Date, (i) the S&P Weighted Average Recovery Rate for the Highest Ranking S&P Class equals or exceeds the S&P Weighted Average Recovery Rate chosen by the Portfolio Manager, (ii) the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Portfolio Manager and (iii) solely for the purposes of selecting a S&P CDO Monitor, the Weighted Average Floating Spread will be determined using an Aggregate Excess Funded Spread deemed to be zero.

“S&P CDO Monitor Formula Election Date”: The date designated by the Portfolio Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the S&P CDO Monitor Adjusted BDR; provided that an S&P CDO Monitor Formula Election Date may only occur once.

“S&P CDO Monitor Formula Election Period”: (a) If an S&P CDO Monitor Formula Election Date does not occur in connection with the Effective Date, the period from and including the S&P CDO Monitor Formula Election Date (if any) and (b) if an S&P CDO Monitor Formula Election Date occurs in connection with the Effective Date, the period from and including the Effective Date to but excluding the S&P CDO Monitor Model Election Date (if any).

“S&P CDO Monitor Model Election Date”: The date designated by the Portfolio Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the S&P CDO Monitor; provided that an S&P CDO Monitor Model Election Date may only occur once.

“S&P CDO Monitor Model Election Period”: (a) If an S&P CDO Monitor Formula Election Date does not occur in connection with the Effective Date, the period from and including the Effective Date to but excluding the S&P CDO Monitor Formula Election Date (if any) and (b) if an S&P CDO Monitor Formula Election Date does occur in connection with the Effective Date, the period from and including the S&P CDO Monitor Model Election Date.

“S&P CDO Monitor Test”:  A test that will be satisfied on any date of determination on or after the end of the Ramp-Up Period and during the Reinvestment Period if, after giving effect to the purchase of a Collateral Obligation, (a) during an S&P CDO Monitor Model Election Period, following receipt by the Issuer and the Collateral Administrator of the applicable input file to the S&P CDO Monitor, the Class Default Differential of the Proposed Portfolio is positive or (b) during an S&P CDO Monitor Formula Election Period (if any), the S&P CDO Monitor Adjusted BDR is equal to or greater than the S&P CDO Monitor SDR.  During an S&P CDO Monitor Model Election Period or an S&P CDO Monitor Formula Election Period, the S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio is greater than the Class Default Differential of the Current Portfolio.  During an S&P CDO Monitor Formula Election Period, (x) the definitions in Schedule 4 hereto will apply and (y) in connection with the end of the Ramp-Up Period, the S&P Effective Date Adjustments set forth in Schedule 4 hereto will apply.

“S&P Collateral Value”: With respect to any Defaulted Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation as of the relevant date of determination and (ii) the Market Value of such Defaulted Obligation as of the relevant date of determination.

“S&P Effective Date Condition”: A condition satisfied in connection with the Effective Date if an S&P CDO Monitor Formula Election Date is designated by the Portfolio Manager and the Portfolio Manager on behalf of the Issuer certifies to S&P that (a) the Effective Date Requirements have been satisfied, (b) the S&P CDO Monitor Test is satisfied, (c) the S&P Effective Date Adjustments have been made and (d) the Issuer or the Collateral Administrator on behalf of the Issuer has provided to S&P the Effective Date Report and the Excel Default Model Input File used to determine that the S&P CDO Monitor Test is satisfied.

“S&P Minimum Weighted Average Recovery Rate Test”:  A test that will be satisfied on any date of determination if the S&P Weighted Average Recovery Rate equals or exceeds 35%.

“S&P Rating”:  The meaning specified in Schedule 3.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has, upon request of the Portfolio Manager or the Issuer, confirmed in writing (including by means of electronic message, facsimile transmission, press release, posting to its internet website, or any other means implemented by S&P), or has waived the review of such action by such means, to the Issuer, the Trustee, the

Collateral Administrator and the Portfolio Manager that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Notes will occur as a result of such action; provided that the S&P Rating Condition will (i) be satisfied if any Class of Notes that receives a solicited rating from S&P are not Outstanding or rated by S&P or (ii) not be required if (a) S&P makes a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition in this Indenture for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of obligations rated by it; (b) S&P communicates to the Issuer, the Portfolio Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Notes; or (c) with respect to amendments requiring unanimous consent of all Holders of Notes, such Holders have been advised prior to consenting that the current ratings of the Notes may be reduced or withdrawn as a result of such amendment.

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to:

(a)           the applicable S&P Recovery Rate; multiplied by

(b)           the outstanding principal balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Schedule 3 using the initial rating of the most senior Class of Notes Outstanding at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 3 hereto.

“S&P Weighted Average Recovery Rate”:  As of any date of determination, the number, expressed as a percentage, obtained by summing the product of the S&P Recovery Rate on such date of determination of each Collateral Obligation (excluding any Defaulted Obligation) and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding to the nearest tenth of a percent.

“Sale”:  The meaning specified in Section 5.17.

“Sale Proceeds”:  All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets less any reasonable expenses incurred by the Portfolio Manager, the Trustee or the Collateral Administrator (other than amounts payable as Administrative Expenses) in connection with such sales.

“Scheduled Distribution”:  With respect to any Pledged Obligation, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Pledged Obligation, determined in accordance with the assumptions specified in Section 1.2 or in the case of Collateral Obligations added after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“Schedule of Collateral Obligations”:  The schedule of Collateral Obligations attached as Annex B hereto, which schedule shall include the obligor and Principal Balance of each Collateral Obligation included therein, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Second Lien Loan”:  Any First-Lien Last-Out Loan and any assignment of or Participation Interest in or other interest in a Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the obligor of the Loan other than a Senior Secured Loan with respect to the liquidation of such obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected security interest or lien to or on specified collateral securing the obligor’s obligations under the Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral.

“Secured Parties”:  The meaning specified in the Granting Clause.

“Securities Account Control Agreement”:  The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and Wells Fargo Bank, National Association, as Custodian.

“Securities Act”:  The United States Securities Act of 1933, as amended from time to time.

“Securities Intermediary”:  The meaning specified in Article 8 of the UCC.

“Security Entitlement”:  The meaning specified in Article 8 of the UCC.

“Selling Institution”:  The entity obligated to make payments to the Issuer under the terms of a Participation Interest (other than a Closing Date Participation Interest).

“Senior Secured Loan”:  Any assignment of, Participation Interest in or other interest in a Loan (other than a First-Lien Last-Out Loan) that (i) is secured by a first priority perfected security interest or lien on specified collateral (subject to customary exemptions for permitted liens, including, without limitation, any tax liens), (ii) has the most senior pre-petition priority (including pari passu with other obligations of the obligor) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings and (iii) by its terms is not permitted to become subordinate in right of payment to any other obligation of the obligor thereof.

“Senior Unsecured Loan”:  Any assignment of or Participation Interest in or other interest in an unsecured Loan that is not subordinated to any other unsecured indebtedness of the obligor.

“Similar Law”:  Any local, state, federal or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“Solvency II Level 2 Regulation”:  The meaning specified in the definition of “EU Retention Requirements”.

“Special Redemption”:  The meaning specified in Section 9.7.

“Special Redemption Amount”:  The meaning specified in Section 9.7.

“Special Redemption Date”:  The meaning specified in Section 9.7.

“Specified DIP Amendment”: The meaning specified in Schedule 3.

“Specified Test Items”: The meaning specified in Section 7.17(c).

“Standby Directed Investment”:  Wells Fargo Institutional Money Market Account (IMMA) (CUSIP 992925917).

“Stated Maturity”:  With respect to any security, the maturity date specified in such security or applicable Underlying Instrument and, with respect to the Notes of any Class, the date specified as such in Section 2.3.

“Step-Down Obligation”:  Any obligation (other than a Libor Floor Obligation) the Underlying Instruments of which contractually mandate decreases in coupon payments or spread over time (in each case other than decreases that are conditioned upon an improvement in the creditworthiness of the obligor or changes in a pricing grid or based on improvements in financial ratios or other similar coupon or spread-reset features).

“Step-Up Obligation”:  Any obligation which provides for an increase, in the case of an obligation which bears interest at a fixed rate, in the per annum interest rate on such obligation or, in the case of an obligation which bears interest at a floating rate, in the spread over that applicable index or benchmark rate, solely as a function of the passage of time.

“Structured Finance Obligation”:  Any obligation of a special purpose vehicle (other than the Notes or any other security or obligation issued by the Issuer) secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets.

“Subordinated Interest”:  An economic interest in the Issuer held by the Portfolio Manager, with respect to which interest amounts shall be distributed on each Distribution Date commencing with the second Distribution Date in arrears pursuant to Section 7 of the Portfolio Management Agreement and the Priority of Distributions, in an amount equal to 0.35% per annum (calculated on the basis of a 360 day year and the actual number of days elapsed during the applicable Collection Period) of the Basis Amount at the beginning of the Collection Period relating to such Distribution Date.

“Successor Entity”:  The meaning specified in Section 7.10(a).

“Supermajority”:  With respect to any Class of Notes, the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Notes of such Class.

“Surrendered Notes”:  Any Notes or beneficial interests in Notes tendered by any Holder or beneficial owner, respectively, for cancellation by the Trustee in accordance with Section 2.10 without receiving any payment.

“Swapped Non-Discount Obligation”: Any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, will not be considered a Discount Obligation so long as such purchased Collateral Obligation (a) is purchased or committed to be purchased within fifteen (15) days of such sale, (b) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65.0% of its principal balance, (c) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation and (d) has a stated maturity equal to or shorter than the stated maturity of the sold Collateral Obligation; provided that, the Aggregate Principal Balance of all Collateral Obligations to which this definition (x) has been applied since the Closing Date may not exceed a cumulative limit of 10.0% of the Collateral Principal Amount and (y) applies as of the date of determination may not exceed 5.0% of the Collateral Principal Amount; provided, further, that such Collateral Obligation will cease to be a Swapped Non-Discount Obligation at such time as such Swapped Non-Discount Obligation would no longer otherwise be considered a Discount Obligation.

“Synthetic Security”:  A security or swap transaction other than a Letter of Credit or a Participation Interest that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Tax”:  Any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority other than a stamp, registration, documentation or similar tax.

“Tax Advantaged Jurisdiction”:  (a) A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including but not limited to the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Singapore, the Netherlands Antilles, St. Maarten, Curacao or the U.S. Virgin Islands) or (b) any other jurisdiction as may be designated a Tax Advantaged Jurisdiction by the Portfolio Manager with notice to S&P from time to time.

“Tax Advice”: Written advice from Dechert LLP or Cadwalader, Wickersham & Taft LLP, or an opinion from tax counsel of nationally recognized standing in the United States experienced in transactions of the type being addressed that (i) is based on knowledge by the Person giving the advice of all relevant facts and circumstances of the Issuer and proposed action (which are described in the advice or in a written description referred to in the advice which may be provided by the Issuer or Portfolio Manager) and (ii) is intended by the Person rendering the advice to be relied upon by the Issuer in determining whether to take such action.

“Tax Event”:  (i)(x) Any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer (including, for this purpose, any withholding tax liability imposed under Section 1446 of the Code) in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

“Temporary Global Note”:  Any Note sold outside the United States to a non-”U.S. person” (as defined in Regulation S) that is a Qualified Purchaser in reliance on Regulation S and issued in the form of a temporary global security in definitive, fully registered form without interest coupons.

“Transaction Documents”:  Collectively, this Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, the Placement Agreement, the Loan Sale Agreement, the Master Participation Agreement, the Retention Undertaking Letter and the Securities Account Control Agreement.

“Transaction Parties”: The Issuer, the Portfolio Manager, the Initial Purchaser, the Retention Holder, the Transferor, the Trustee and the Collateral Administrator.

“Transfer Agent”:  The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Certificate”:  A duly executed certificate substantially in the form of the applicable Exhibit B.

“Transferor”: Bain Capital Specialty Finance, Inc., in its capacity as transferor under the Loan Sale Agreement.

“Treasury”:  The United States Department of the Treasury.

“Trust Officer”:  When used with respect to the Trustee or the Collateral Administrator, as applicable, any officer within the Corporate Trust Office (or any successor group of the Trustee or the Collateral Administrator) authorized to act for and on behalf of the Trustee or the Collateral Administrator, including any vice president, assistant vice president or officer of the Trustee or the Collateral Administrator customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Indenture.

“Trustee”:  As defined in the first sentence of this Indenture.

“UCC”:  The Uniform Commercial Code as in effect from time to time in the State of New York.

“Uncertificated Security”:  The meaning specified in Article 8 of the UCC.

“Underlying Instrument”:  The credit agreement or other agreement pursuant to which a Collateral Obligation has been created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Unregistered Securities”:  The meaning specified in Section 5.17(c).

“Unsalable Asset”: (a) (i) A Defaulted Obligation, (ii) an Equity Security, (iii) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, or (iv) any other exchange or any other security or debt obligation that is part of the Assets, in the case of (i), (ii) or (iii) in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any Pledged Obligation identified in the certificate of the Portfolio Manager as having a Market Value of less than $1,000, in each case of (a) and (b) with respect to which the Portfolio Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Pledged Obligation for at least 90 days and (y) in its commercially reasonable judgment such Pledged Obligation is not expected to be saleable for the foreseeable future.

“Unscheduled Principal Payments”: Any principal payments received with respect to a Collateral Obligation during and after the Reinvestment Period as a result of optional redemptions, exchange offers, tender offers, consents or other payments or prepayments made at the option of the issuer thereof.

“U.S. Dollar” or “$”:  A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“U.S. person”:  The meaning specified in Regulation S.

“U.S. Retention Holder”:  On the Closing Date, Bain Capital Specialty Finance, Inc., and thereafter any successor, assignee or transferee thereof permitted under the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

“U.S. Tax Person”:  The meaning specified in Section 7701(a)(30) of the Code.

“Valuation”: With respect to any Collateral Obligation, a recent (as determined by the Portfolio Manager in its commercially reasonable business judgment in accordance with the Portfolio Manager Standard) valuation of the fair market value of such Collateral Obligation established by (a) reference to the “bid side” price listed on a third-party pricing service such as LoanX or LPC or other service selected by the Portfolio Manager in accordance with the Portfolio Manager Standard; provided that if a fair market value is available from more than one pricing service, the highest such “bid side” value so obtained shall be used, or (b) if data for such Collateral Obligation is not available from such a pricing service, an analysis performed by a nationally recognized valuation firm to establish a fair market value of such Collateral

Obligation which reflects the “bid side” price that would be paid by a willing buyer to a willing seller of such Collateral Obligation in an expedited sale on an arm’s-length basis.

“Volcker Rule”:  The final rules implementing Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act, as such rules may be amended from time to time.

“Waived Interest”:  The meaning specified in Section 11.1(g).

“Weighted Average Fitch Recovery Rate”: As of any date of determination, the rate (expressed as a percentage) determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by the Fitch Recovery Rate in relation thereto and dividing such sum by the aggregate principal balance of all Collateral Obligations and rounding up to the nearest 0.1 percent.  For the purposes of determining the Principal Balance and aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.

“Weighted Average Fixed Coupon”:  As of any Measurement Date, an amount equal to the number, expressed as a percentage, obtained by dividing:

(a)           the sum of (i) in the case of each fixed rate Collateral Obligation (excluding any Deferrable Security and any Partial Deferrable Security to the extent of any non-cash interest), the stated annual interest coupon on such Collateral Obligation times the Principal Balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation); plus (ii) to the extent that the amount obtained in clause (a) is insufficient to satisfy the Minimum Fixed Coupon Test, the Excess Weighted Average Floating Spread (if any); by

(b)           an amount equal to the lesser of (i) the Reinvestment Target Par Balance minus the Aggregate Principal Balance of all floating rate Collateral Obligations as of such Measurement Date and (ii) the Aggregate Principal Balance of all such fixed rate Collateral Obligations as of such Measurement Date (excluding (1) any Deferrable Security or Partial Deferrable Security to the extent of any non-cash interest and (2) the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation that are fixed rate Collateral Obligations); provided, that solely for purposes of the S&P CDO Monitor Test, the amount shall equal the Aggregate Principal Balance of all such fixed rate Collateral Obligations as of such Measurement Date (excluding (1) any Deferrable Security or Partial Deferrable Security to the extent of any non-cash interest and (2) the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation that are fixed rate Collateral Obligations).

“Weighted Average Floating Spread”:  As of any Measurement Date, the number obtained by dividing (a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread plus (iii) the Aggregate Excess Funded Spread; by (b) an amount equal to the lesser of (i) the Reinvestment Target Par Balance minus the Aggregate Principal Balance of all fixed rate Collateral Obligations as of such Measurement Date and (ii) the Aggregate Principal Balance of all such floating rate Collateral Obligations as of such Measurement Date; provided, that solely for purposes of the S&P CDO Monitor Test, the amount shall equal the Aggregate Principal Balance of all such floating rate Collateral Obligations as of such Measurement Date; provided, further, that Defaulted Obligations will not be included in the calculation of the Weighted Average Floating Spread.

“Weighted Average Life”:  On any Measurement Date with respect to the Collateral Obligations (other than Defaulted Obligations) the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Obligation by (b) the outstanding Principal Balance of such Collateral Obligation and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Obligations (excluding any Defaulted Obligation).

“Weighted Average Life Test”:  A test that will be satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations is less than or equal to (i)(A) 8.0 minus (B) the product of (x) 0.25 and (y) the number of calendar quarters that have occurred since the Closing Date through the earlier of such date of determination.

“Zero-Coupon Security”:  Any obligation that at the time of purchase does not by its terms provide for the payment of cash interest; provided, that if, after such purchase such obligation provides for the payment of cash interest, it shall cease to be a Zero-Coupon Security.

SCHEDULE 1

S&P INDUSTRY CLASSIFICATIONS

Industry Code	Description	Industry Code	Description
0	Zero Default Risk	5220000	Personal products
1020000	Energy equipment and services	6020000	Healthcare equipment and supplies
1030000	Oil, gas and consumable fuels	6030000	Healthcare providers and services
2020000	Chemicals	6110000	Biotechnology
2030000	Construction materials	6120000	Pharmaceuticals
2040000	Containers and packaging	7011000	Banks
2050000	Metals and mining	7020000	Thrifts and mortgage finance
2060000	Paper and forest products	7110000	Diversified financial services
3020000	Aerospace and defense	7120000	Consumer finance
3030000	Building products	7130000	Capital markets
3040000	Construction and engineering	7210000	Insurance
3050000	Electrical equipment	7310000	Real estate management and development
3060000	Industrial conglomerates	7311000	Real estate investment trusts (REITs)
3070000	Machinery	8020000	Internet software and services
3080000	Trading companies and distributors	8030000	IT services
3110000	Commercial services and supplies	8040000	Software
3210000	Air freight and logistics	8110000	Communications equipment
3220000	Airlines	8120000	Technology hardware, storage, and peripherals
3230000	Marine	8130000	Electronic equipment, instruments, and components
3240000	Road and rail	8210000	Semiconductors and semiconductor equipment
3250000	Transportation infrastructure	9020000	Diversified telecommunication services
4011000	Auto components	9030000	Wireless telecommunication services
4020000	Automobiles	9520000	Electric utilities
4110000	Household durables	9530000	Gas utilities
4120000	Leisure products	9540000	Multi-utilities
4130000	Textiles, apparel, and luxury goods	9550000	Water utilities
4210000	Hotels, restaurants, and leisure	9551701	Diversified consumer services
4310000	Media	9551702	Independent power and renewable energy producers
4410000	Distributors	9551727	Life sciences tools and services
4420000	Internet and catalog retail	9551729	Health care technology
4430000	Multiline retail	9612010	Professional services
4440000	Specialty retail	PF1	Project finance: industrial equipment
5020000	Food and staples retailing	PF2	Project finance: leisure and gaming
5110000	Beverages	PF3	Project finance: natural resources and mining
5120000	Food products	PF4	Project finance: oil and gas
5130000	Tobacco	PF5	Project finance: power
5210000	Household products	PF6	Project finance: public finance and real estate
		PF7	Project finance: telecommunications
		PF8	Project finance: transport
		IPF	International public finance

SCH. 1-1

SCHEDULE 2

FITCH INDUSTRY CLASSIFICATIONS

Sector	Industry

Telecoms Media and Technology	Computer and electronics
Telecommunications
Broadcasting and Media
Cable

Industrials	Aerospace and defence
Automobiles
Building and materials
Chemicals
Industrial and manufacturing
Metals and mining
Packaging and containers
Paper and forest products
Real estate
Transportation and distribution

Retail Leisure and Consumer	Consumer products
Environmental services
Farming and agricultural services
Food, beverage and tobacco
Retail food and drug
Gaming and leisure and entertainment
Retail
Healthcare
Lodging and restaurants
Pharmaceuticals
Textiles and furniture

Energy	Energy oil and gas
Utilities power

Banking and Finance	Banking and finance

Business Services	Business services

SCH. 2-1

SCHEDULE 3

S&P RATING DEFINITIONS AND RECOVERY RATE TABLES

“Information” means S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“S&P Rating” means, with respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)            (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty that complies with the then-current S&P criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if such private ratings are not point-in-time ratings and the obligor has consented to the use of such ratings) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii)           with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P; provided that, if such credit rating is subsequently withdrawn by S&P, such rating will remain the S&P Rating of such Collateral Obligation until the earlier of (x) the date that is 12 months from the date such credit rating was initially assigned by S&P and (y) the date on which the Portfolio Manager becomes aware that a Specified DIP Amendment has occurred with respect to such DIP Collateral Obligation;

(iii)          if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)           if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

(b)           the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Portfolio Manager on behalf of the Issuer or the

SCH. 3-1

issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Portfolio Manager in its sole discretion if the Portfolio Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Portfolio Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Portfolio Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Portfolio Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; provided, further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided, further, that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with this Indenture, in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with this Indenture) on each 12-month anniversary thereafter; provided, further, that if, at any time, with respect to any Collateral Obligation for which S&P has provided a credit estimate or any Collateral Obligation for which a credit estimate is being sought pursuant to this clause (b), there is a material change in the creditworthiness of the issuer of such Collateral Obligation (as determined by the Portfolio Manager in its sole discretion), the Issuer, the Portfolio Manager on behalf of the Issuer or the issuer of such Collateral Obligation will provide updated Required S&P Credit Estimate Information to S&P; or

(c)           with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Portfolio Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities

SCH. 3-2

and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Portfolio Manager reasonably expects them to remain current; provided, further, that the Portfolio Manager shall provide to S&P all Information available to the Portfolio Manager in respect of any Collateral Obligation with an S&P Rating determined pursuant to this clause (c); or

(iv)          with respect to a DIP Collateral Obligation that has no issue rating by S&P or a Current Pay Obligation that is rated “D” or “SD” by S&P, the S&P Rating of such DIP Collateral Obligation or Current Pay Obligation, as applicable, will be, at the election of the Issuer (at the direction of the Portfolio Manager), “CCC-” or the S&P Rating determined pursuant to clause (iii)(b) above;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

“Specified DIP Amendment” means, with respect to a DIP Collateral Obligation, amortization modifications, extensions of maturity, reductions of the principal amount owed, nonpayment of interest or principal due and payable, or any modification, variance, or event that would, in the reasonable business judgment of the Portfolio Manager, have a material adverse impact on the value of such DIP Collateral Obligation.

SCH. 3-3

S&P RECOVERY RATE TABLES

Part I.

1.       (a)                                                  If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S&P Recovery Rating of a Collateral	Initial Liability Rating
Obligation	“AAA”	“AA”	“A”	“BBB”	“BB”	“B”	“CCC”
1+ (100)	75.00%	85.00%	88.00%	90.00%	92.00%	95.00%	95.00%
1 (95)	70.00%	80.00%	84.00%	87.50%	91.00%	95.00%	95.00%
1 (90)	65.00%	75.00%	80.00%	85.00%	90.00%	95.00%	95.00%
2 (85)	62.50%	72.50%	77.50%	83.00%	88.00%	92.00%	92.00%
2 (80)	60.00%	70.00%	75.00%	81.00%	86.00%	89.00%	89.00%
2 (75)	55.00%	65.00%	70.50%	77.00%	82.50%	84.00%	84.00%
2 (70)	50.00%	60.00%	66.00%	73.00%	79.00%	79.00%	79.00%
3 (65)	45.00%	55.00%	61.00%	68.00%	73.00%	74.00%	74.00%
3 (60)	40.00%	50.00%	56.00%	63.00%	67.00%	69.00%	69.00%
3 (55)	35.00%	45.00%	51.00%	58.00%	63.00%	64.00%	64.00%
3 (50)	30.00%	40.00%	46.00%	53.00%	59.00%	59.00%	59.00%
4 (45)	28.50%	37.50%	44.00%	49.50%	53.50%	54.00%	54.00%
4 (40)	27.00%	35.00%	42.00%	46.00%	48.00%	49.00%	49.00%
4 (35)	23.50%	30.50%	37.50%	42.50%	43.50%	44.00%	44.00%
4 (30)	20.00%	26.00%	33.00%	39.00%	39.00%	39.00%	39.00%
5 (25)	17.50%	23.00%	28.50%	32.50%	33.50%	34.00%	34.00%
5 (20)	15.00%	20.00%	24.00%	26.00%	28.00%	29.00%	29.00%
5 (15)	10.00%	15.00%	19.50%	22.50%	23.50%	24.00%	24.00%
5 (10)	5.00%	10.00%	15.00%	19.00%	19.00%	19.00%	19.00%
6 (5)	3.50%	7.00%	10.50%	13.50%	14.00%	14.00%	14.00%
6 (0)	2.00%	4.00%	6.00%	8.00%	9.00%	9.00%	9.00%
Recovery rate

(b)           If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and is senior to such Collateral Obligation (a “Senior Secured Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

SCH. 3-4

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior	Initial Liability Rating
Secured Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” / “CCC” below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	—%	—%	—%	—%	—%	—%
Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured	Initial Liability Rating
Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” / “CCC”
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	10%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	—%	—%	—%	—%	—%	—%
Recovery rate

SCH. 3-5

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured	Initial Liability Rating
Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” / “CCC”
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
Recovery rate

(c)                                  If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A and B

S&P Recovery Rating of the Senior Secured	Initial Liability Rating
Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” / “CCC”
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
Recovery rate

SCH. 3-6

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured	Initial Liability Rating
Debt Instrument	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” / “CCC”
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	—%	—%	—%	—%	—%	—%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
Recovery rate

2.                                      If a recovery rate cannot be determined using clause 1, the recovery rate shall be determined using the following table.

Recovery rates for obligors Domiciled in Group A, B or C:

	Initial Liability Rating
Priority Category	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans) and Senior Secured Floating Rate Notes
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Senior Unsecured Loans, Second Lien Loans and First-Lien Last-Out Loans
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
Recovery rate[1]

1                   For purposes of determining the S&P Recovery Rate of any loan the value of which is primarily derived from equity of the issuer thereof, such loan shall have either (i) the S&P Recovery Rate special for senior Unsecured Loans or (ii) the S&P Recovery Rate determined by S&P on a case by case basis.

SCH. 3-7

Group A:  Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, The Netherlands, Norway, Poland, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.

Group B:  Brazil, Greece, Italy, Mexico, South Africa, Turkey, United Arab Emirates.

Group C:  Kazakhstan, Russian Federation, Ukraine, others

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is (i) a Senior Secured Loan that is secured solely or primarily by common stock or other equity interests shall be deemed to be a senior unsecured loan and (ii) a Senior Secured Loan that is also a First-Lien Last-Out Loan shall be deemed to be a First-Lien Last-Out Loan.

Notwithstanding the foregoing, Second Lien Loans and First-Lien Last-Out Loans collectively with an aggregate principal balance in excess of 15% of the Collateral Principal Amount shall use the “Subordinated loans” Priority Category for the purpose of determining their S&P Recovery Rate.

For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

SCH. 3-8

Part II             S&P CDO Monitor

1.                                      S&P Weighted Average Recovery Rate is a value not less than 35.00% and not greater than 85.00% (in increments of 0.05%) as selected by the Portfolio Manager.

2.                                      Weighted Average Floating Spread is a value not less than 2.00% and not greater than 6.00% (in increments of 0.01%) as selected by the Portfolio Manager.

3.                                      Weighted Average Life is a value not less than 4.0 years and not greater than 9.0 years (in increments of 0.25 years) as selected by the Portfolio Manager.

SCH. 3-9

SCHEDULE 4

S&P CDO MONITOR FORMULA DEFINITIONS

As used for purposes of the S&P CDO Monitor Test during an S&P CDO Monitor Formula Election Period, the following terms shall have the meanings set forth below:

“S&P CDO Monitor Adjusted BDR” means the threshold value for the S&P CDO Monitor Test, calculated as a percentage by adjusting the S&P CDO Monitor BDR for changes in the Principal Balance of the Collateral Obligations relative to the Aggregate Ramp-Up Par Amount as follows:

S&P CDO Monitor BDR * (OP / NP) + (NP - OP) / (NP * (1 — S&P Weighted Average Recovery Rate)), where OP = Aggregate Ramp-Up Par Amount; NP = the sum of the aggregate principal balances of the Collateral Obligations with an S&P Rating of “CCC-” or higher, Principal Proceeds, plus the sum of the lower of S&P Recovery Amount or the Market Value of each obligation with an S&P Rating below “CCC-”.

“S&P CDO Monitor BDR” means the value calculated using the following formula relating to the Issuer’s portfolio: C0 + (C1 * Weighted Average Floating Spread) + (C2 * S&P Weighted Average Recovery Rate), where: C0= 0.119049, C1= 3.526063 and C2= 1.274642.

“S&P CDO Monitor SDR” means the percentage derived from the following equation:  0.329915 + (1.210322 * EPDR) — (0.586627 * DRD) + (2.538684 /ODM) + (0.216729 / IDM) + (0.0575539 / RDM) — (0.013662 * WAL), where EPDR is the S&P Expected Portfolio Default Rate; DRD is the S&P Default Rate Dispersion; ODM is the S&P Obligor Diversity Measure; IDM is the S&P Industry Diversity Measure; RDM is the S&P Regional Diversity Measure; and WAL is the S&P Weighted Average Life.

“S&P Default Rate” means, with respect to all Collateral Obligations with an S&P Rating of “CCC-” or higher, the default rate determined in accordance with S&P’s default rate table (see “CDO Evaluator 7.2 Parameters Required to Calculate S&P Global Ratings Portfolio Benchmarks,” or such other published table by S&P that the Portfolio Manager provides to the Collateral Administrator) using such Collateral Obligation’s S&P Rating and the number of years to maturity (determined using linear interpolation if the number of years to maturity is not an integer).

“S&P Default Rate Dispersion” means, with respect to all Collateral Obligations with an S&P Rating of “CCC-” or higher, (A) the sum of the product of (i) the Principal Balance of each such Collateral Obligation and (ii) the absolute value of (x) the S&P Default Rate minus (y) the S&P Expected Portfolio Default Rate divided by (B) the aggregate principal balance for all such Collateral Obligations.

“S&P Effective Date Adjustments” means, in connection with determining whether the S&P CDO Monitor Test is satisfied in connection with the Effective Date if an S&P CDO Monitor Formula Election Date has occurred, the following adjustments shall apply:  (i) in calculating the Weighted Average Floating Spread, the Aggregate Funded Spread will be

SCH. 4-1

calculated by assuming that any Libor Floor Obligation bears interest at a rate equal to the stated interest rate spread over the Libor interbank offered rate based index for such Libor Floor Obligation and (ii) in calculating the S&P CDO Monitor Adjusted BDR, the Collateral Principal Amount will exclude Principal Proceeds on deposit in the Ramp-Up Account permitted to be designated as Interest Proceeds prior to the first Distribution Date.

“S&P Expected Portfolio Default Rate” means, with respect to all Collateral Obligations with an S&P Rating of “CCC-” or higher, (i) the sum of the product of (x) the Principal Balance of each such Collateral Obligation and (y) the S&P Default Rate divided by (ii) the aggregate principal balance for all such Collateral Obligations.

“S&P Industry Diversity Measure” means a measure calculated by determining the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) within each S&P Industry Classification in the portfolio, then dividing each of these amounts by the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all the S&P Industry Classifications in the portfolio, squaring the result for each industry, then taking the reciprocal of the sum of these squares.

“S&P Obligor Diversity Measure” means a measure calculated by determining the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from each obligor and its affiliates, then dividing each such aggregate principal balance by the aggregate principal balance of Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all the obligors in the portfolio, then squaring the result for each obligor, then taking the reciprocal of the sum of these squares.

“S&P Regional Diversity Measure” means a measure calculated by determining the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) within each S&P region set forth in S&P’s regions and associated countries table (see “CDO Evaluator 7.2 Parameters Required to Calculate S&P Global Ratings Portfolio Benchmarks,” or such other published table by S&P that the Portfolio Manager provides to the Collateral Administrator), then dividing each of these amounts by the aggregate principal balance of the Collateral Obligations (with an S&P Rating of “CCC-” or higher) from all S&P regions in the portfolio, squaring the result for each region, then taking the reciprocal of the sum of these squares.

“S&P Weighted Average Life” means, on any date of determination, a number calculated by determining the number of years between the current date and the maturity date of each Collateral Obligation (with an S&P Rating of “CCC-”or higher), multiplying each Collateral Obligation’s Principal Balance by its number of years, summing the results of all Collateral Obligations in the portfolio, and dividing such amount by the aggregate principal balance of all Collateral Obligations (with an S&P Rating of “CCC-” or higher).

“S&P Weighted Average Recovery Rate” means, as of any date of determination, the number, expressed as a percentage and determined for the Class A-1 Notes, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation (excluding any Defaulted Obligation) by its corresponding recovery rate as determined in accordance with Part I of Schedule 3 hereto, dividing such sum by the aggregate principal balance of all Collateral Obligations (excluding any Defaulted Obligation), and rounding to the nearest tenth of a percent.

SCH. 4-2

SCHEDULE 5

FITCH RATING DEFINITIONS

“Fitch Rating”:  The Fitch Rating of any Collateral Obligation shall be determined as follows:

(a)                                 if Fitch has issued an issuer default rating or credit opinion with respect to the issuer of such Collateral Obligation, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation, then the Fitch Rating shall be such issuer default rating (regardless of whether there is a published rating by Fitch on the Collateral Obligations of such issuer held by the Issuer);

(b)                                 if Fitch has not issued an issuer default rating with respect to the issuer or guarantor of such Collateral Obligation but Fitch has issued an outstanding long-term financial strength rating with respect to such issuer, the Fitch Rating of such Collateral Obligation shall be one sub-category below such rating;

(c)                                  subject to the proviso below, a Fitch Rating cannot be determined pursuant to clause (a) or (b), but

(i)                                     Fitch has issued a senior unsecured rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation shall equal such rating; or

(ii)                                  Fitch has not issued a senior unsecured rating on any obligation or security of the issuer of such Collateral Obligation but Fitch has issued a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation shall (x) equal such rating if such rating is “BBB-” or higher and (y) be one sub-category below such rating if such rating is “BB+” or lower,

(iii)                               Fitch has not issued a senior unsecured rating or a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Collateral Obligation but Fitch has issued a subordinated, junior subordinated or senior subordinated rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation shall be (x) one sub-category above such rating if such rating is “B+” or higher and (y) two sub-categories above such rating if such rating is “B” or lower;

(d)                                 subject to the proviso below, if a Fitch Rating cannot be determined pursuant to clause (a), (b) or (c) and

(i)                                     Moody’s has issued a publicly available corporate family rating for the issuer of such Collateral Obligation, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation shall be the Fitch equivalent of such Moody’s rating;

SCH. 5-1

(ii)                                  Moody’s has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but has issued a publicly available long-term issuer rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation shall be the Fitch equivalent of such Moody’s rating;

(iii)                               Moody’s has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but Moody’s has issued a publicly available outstanding insurance financial strength rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation shall be one sub-category below the Fitch equivalent of such Moody’s rating;

(iv)                              Moody’s has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but has issued publicly available outstanding corporate issue ratings for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation shall be (x) if such corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the Moody’s rating for such issue, if there is no such corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such corporate issue rating relates to senior, senior secured or subordinated secured obligations of such issuer, (1) one sub-category below the Fitch equivalent of such Moody’s rating if such obligations are rated “Ba1” or above or “Ca” by Moody’s or (2) two sub-categories below the Fitch equivalent of such Moody’s rating if such obligations are rated “Ba2” or below but above “Ca” by Moody’s, or if there is no such corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub-category above the Fitch equivalent of such Moody’s rating if such obligations are rated “B1” or above by Moody’s or (2) two sub-categories above the Fitch equivalent of such Moody’s rating if such obligations are rated “B2” or below by Moody’s;

(v)                                 S&P has issued a publicly available issuer credit rating for the issuer of such Collateral Obligation, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation shall be the Fitch equivalent of such S&P rating;

(vi)                              S&P has not issued a publicly available issuer credit rating for the issuer of such Collateral Obligation but S&P has issued a publicly available outstanding insurance financial strength rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation shall be one sub-category below the Fitch equivalent of such S&P rating;

(vii)                           S&P has not issued a publicly available issuer credit rating for the issuer of such Collateral Obligation but has issued publicly available outstanding corporate issue ratings for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation shall be (x) if such corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the S&P rating for such issue, if there is no such corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such corporate issue rating relates to senior, senior secured or

SCH. 5-2

subordinated secured obligations of such issuer, (1) the Fitch equivalent of such S&P rating if such obligations are rated “BBB-” or above by S&P or (2) one sub-category below the Fitch equivalent of such S&P rating if such obligations are rated “BB+” or below by S&P, or if there is no such corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub-category above the Fitch equivalent of such S&P rating if such obligations are rated “B+” or above by S&P or (2) two sub-categories above the Fitch equivalent of such S&P rating if such obligations are rated “B” or below by S&P; and

(viii)                        both Moody’s and S&P provide a public rating of the issuer of such Collateral Obligation or a corporate issue of such issuer, then the Fitch Rating shall be the lowest of the Fitch Ratings determined pursuant to any of the subclauses of this clause (d).

(e)                                  if a rating cannot be determined pursuant to clauses (a) through (d) then, (i) at the discretion of the Portfolio Manager, the Portfolio Manager on behalf of the Issuer may apply to Fitch for a Fitch shadow credit opinion, and the issuer default rating provided in connection with such rating shall then be the Fitch Rating, or (ii) the Issuer may assign a Fitch Rating of “CCC” or lower to such Collateral Obligation which is not in default;

provided that on and after the Closing Date, if any rating described above is (i) on rating watch negative or negative credit watch, the rating will be the Fitch Rating as determined above adjusted down by one sub-category, or (ii) on rating watch positive, positive credit watch or outlook negative, the rating shall not be adjusted; provided, further, that after the Closing Date, if any rating described above is on rating watch negative or negative credit watch, the rating shall be adjusted down by one sub-category; provided, further, that the Fitch Rating may be updated by Fitch from time to time as indicated in the CLOs and Corporate CDOs Rating Criteria report issued by Fitch and available at www.fitchratings.com; provided, further, that if the Fitch Rating determined pursuant to any of clauses (a) through (e) above would cause the Collateral Obligation to be a Defaulted Obligation pursuant to clause (d) of the definition of “Defaulted Obligation” due to the Fitch, S&P or Moody’s rating such Fitch Rating is based being adjusted down one or more sub-categories, the Fitch Rating of such Collateral Obligation shall be the Fitch, S&P or Moody’s rating such Fitch Rating was based on without making such adjustment.  For the avoidance of doubt, the Fitch Rating takes into account adjustments for assets that are on rating watch negative or negative credit watch prior to determining the issue rating and/or in the determination of the lower of the Moody’s and S&P rating public ratings.

SCH. 5-3

Fitch Equivalent Ratings

Fitch Rating	Moody’s rating	S&P rating
AAA	Aaa	AAA
AA+	Aa1	AA+
AA	Aa2	AA
AA-	Aa3	AA-
A+	A1	A+
A	A2	A
A-	A3	A-
BBB+	Baa1	BBB+
BBB	Baa2	BBB
BBB-	Baa3	BBB-
BB+	Ba1	BB+
BB	Ba2	BB
BB-	Ba3	BB-
B+	B-1	B+
B	B-2	B
B-	B3	B-
CCC+	Caa1	CCC+
CCC	Caa2	CCC
CCC-	Caa3	CCC-
CC	Ca	CC
C	C	C

Fitch IDR Equivalency Map from Corporate Ratings

Rating Type	Rating Agency(s)	Issue Rating	Mapping Rule
Corporate Family Rating LT Issuer Rating	Moody’s	NA	0
Issuer Credit Rating	S&P	NA	0
Senior unsecured	Fitch, Moody’s, S&P	Any	0
Senior, Senior secured or Subordinated secured	Fitch, S&P	“BBB-” or above	0
	Fitch, S&P	“BB+” or below	-1
	Moody’s	“Ba1” or above	-1
	Moody’s	“Ba2” or below	-2
	Moody’s	“Ca”	-1
Subordinated, Junior subordinated or Senior subordinated	Fitch, Moody’s, S&P	“B+”, “B1” or above	1
	Fitch, Moody’s, S&P	“B”, “B2” or below	2

SCH. 5-4

The following steps are used to calculate the Fitch IDR equivalent ratings:

1                                         Public or private Fitch-issued IDR or Fitch credit opinion.

2                                         If Fitch has not issued an IDR, but has an outstanding Long-Term Financial Strength Rating, then the IDR equivalent is one rating lower.

3                                         If Fitch has not issued an IDR, but has outstanding corporate issue ratings, then the IDR equivalent is calculated using the mapping in the table above.

4                                         If Fitch does not rate the issuer or any associated issuance, then determine a Moody’s and S&P equivalent to Fitch’s IDR pursuant to steps 5 and 6.

5a                                  A public Moody’s-issued Corporate Family Rating (CFR) is equivalent in definition terms to the Fitch IDR.  If Moody’s has not issued a CFR, but has an outstanding LT issuer Rating, then this is equivalent to the Fitch IDR.

5b                                  If Moody’s has not issued a CFR, but has an outstanding Insurance Financial Strength Rating, then the Fitch IDR equivalent is one rating lower.

5c                                   If Moody’s has not issued a CFR, but has outstanding corporate issue ratings, then the Fitch IDR equivalent is calculated using the mapping in the table above.

6a                                  A public S&P-issued Issuer Credit Rating (ICR) is equivalent in terms of definition to the Fitch IDR.

6b                                  If S&P has not issued an ICR, but has an outstanding Insurance Financial Strength Rating, then the Fitch IDR equivalent is one rating lower.

6c                                   If S&P has not issued an ICR, but has outstanding corporate issue ratings, then the Fitch IDR equivalent is calculated using the mapping in the table above.

7                                         If both Moody’s and S&P provide a public rating on the issuer or an issue, the lower of the two Fitch IDR equivalent ratings will be used in PCM.  Otherwise the sole public Fitch IDR equivalent rating from Moody’s or S&P will be applied.

“Fitch Recovery Rate” means, with respect to a Collateral Obligation, the recovery rate determined in accordance with clauses (a) through (c) below or (in any case) such other recovery rate as Fitch may notify the Portfolio Manager from time to time:

(a)                                 if such Collateral Obligation has a public Fitch recovery rating, or a recovery rating is assigned by Fitch in the context of provision by Fitch of a credit opinion to the

SCH. 5-5

Portfolio Manager, the recovery rate corresponding to such recovery rating in the table below (unless a specific recovery rate (expressed as a percentage) is provided by Fitch in which case such recovery rate shall be used):

Fitch recovery rating	Fitch recovery rate %
RR1	95
RR2	80
RR3	60
RR4	40
RR5	20
RR6	5

(b)                                 if such Collateral Obligation is a DIP Collateral Obligation and has neither a public Fitch recovery rating, nor a recovery rating assigned to it by Fitch in the context of provision by Fitch of a credit opinion, the Issuer or the Portfolio Manager on behalf of the Issuer shall apply to Fitch for a Fitch recovery rating; provided that the Fitch recovery rating in respect of such DIP Collateral Obligation shall be considered to be “RR3” pending provision by Fitch of such Fitch recovery rating, and the recovery rate applicable to such DIP Collateral Obligation shall be the recovery rate corresponding to such Fitch recovery rating in the table above; and

(c)                                  if such Collateral Obligation has no public Fitch recovery rating and no recovery rating is assigned by Fitch in the context of provision by Fitch of a credit opinion to the Portfolio Manager, the recovery rate applicable will be the rate determined in accordance with the table below, for purposes of which the Collateral Obligation will be categorized as “Strong Recovery” if it is a Senior Secured Loan, “Moderate Recovery” if it is a senior unsecured bond and otherwise “Weak Recovery,” and will fall into the country group corresponding to the country in which the Obligor thereof is Domiciled:

	Group 1	Group 2	Group 3
Strong Recovery	80	70	35
Moderate Recovery	45	45	25
Weak Recovery	20	20	5

Group 1: Australia, Bermuda, Canada, Cayman Islands, New Zealand, Puerto Rico, United States.

Group 2: Austria, Barbados, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Hong Kong, Iceland, Ireland, Israel, Italy, Japan, Jersey, Latvia, Liechtenstein, Lithuania, Luxembourg, Netherlands, Norway, Poland, Portugal, Singapore, Slovakia, Slovenia, South Korea, Spain, Sweden, Switzerland, Taiwan, United Kingdom.

Group 3: Albania, Argentina, Asia Others, Bahamas, Bosnia and Herzegovina, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Croatia, Cyprus, Dominican Republic, Eastern Europe Others, Ecuador, Egypt, El Salvador, Greece, Guatemala, Hungary, India, Indonesia, Iran, Jamaica, Kazakhstan, Liberia, Macedonia, Malaysia, Malta, Marshall Islands, Mauritius, Mexico, Middle East and North Africa Others, Moldova, Morocco, Other Central America,

SCH. 5-6

Other South America, Other Sub Saharan Africa, Pakistan, Panama, Peru, Philippines, Qatar, Romania, Russia, Saudi Arabia, Serbia and Montenegro, South Africa, Thailand, Tunisia, Turkey, Ukraine, Uruguay, Venezuela, Vietnam.

SCH. 5-7

Fitch Test Matrix

Subject to the provisions provided below, on or after the Effective Date, the Portfolio Manager will have the option to elect which of the cases set forth in the matrix below (the “Fitch Test Matrix”) shall be applicable for purposes of the Maximum Fitch Rating Factor Test, the Minimum Weighted Average Fitch Recovery Rate Test and the Minimum Fitch Floating Spread Test. For any given case:

(a)                                 the applicable value for determining satisfaction of the Maximum Fitch Rating Factor Test will be the value set forth in the column header (or linear interpolation between two adjacent columns, as applicable) of the row-column combination in the Fitch Test Matrix selected by the Portfolio Manager;

(b)                                 the applicable value for determining satisfaction of the Minimum Fitch Floating Spread Test will be the percentage set forth in the row header (or linear interpolation between two adjacent rows as applicable) of the row-column combination in the Fitch Test Matrix selected by the Portfolio Manager; and

(c)                                  the applicable value for determining satisfaction of the Minimum Weighted Average Fitch Recovery Rate Test will be the value in the intersection cell (or linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) of the row-column combination in the Fitch Test Matrix selected by the Portfolio Manager in relation to (a) and (b) above.

On the Effective Date, the Collateral Manager will be required to elect which case shall apply initially by written notice to the Issuer and Fitch. Thereafter, on two Business Days’ notice to the Issuer and Fitch, the Portfolio Manager may elect to have a different case apply; provided that the Maximum Fitch Rating Factor Test, the Minimum Weighted Average Fitch Recovery Rate Test and the Minimum Fitch Floating Spread Test applicable to the case to which the Portfolio Manager desires to change are satisfied after giving effect to such change or, in the case of any tests that are not satisfied, the Issuer’s level of compliance with such tests is improved after giving effect to the application of the different case.

Minimum Fitch Floating	Maximum Fitch Weighted Average Rating Factor
Spread	32	33	34	35	36	37	38	39	40	41	42	43	44	45	46
3.25%	64.60%	66.00%	67.40%	68.90%	70.40%	71.80%	73.30%	74.80%	76.20%	77.50%	78.80%	80.10%	81.30%	82.3%	83.3%
3.45%	63.30%	64.70%	66.10%	67.60%	69.10%	70.50%	71.90%	73.50%	75.10%	76.70%	78.00%	79.20%	80.40%	81.6%	82.5%
3.65%	62.00%	63.50%	64.90%	66.30%	67.70%	69.30%	70.90%	72.40%	74.00%	75.50%	76.90%	78.20%	79.40%	80.5%	81.7%
3.85%	60.50%	62.20%	63.70%	65.20%	66.60%	68.20%	69.70%	71.10%	72.70%	74.20%	75.70%	77.10%	78.30%	79.5%	80.7%
4.05%	59.20%	61.00%	62.60%	64.00%	65.50%	66.90%	68.40%	69.90%	71.40%	72.90%	74.40%	75.90%	77.30%	78.6%	79.8%
4.25%	57.90%	59.70%	61.30%	62.90%	64.30%	65.70%	67.10%	68.70%	70.20%	71.60%	73.10%	74.70%	76.30%	77.7%	79.0%
4.45%	56.50%	58.30%	60.00%	61.70%	63.20%	64.60%	66.00%	67.40%	69.00%	70.40%	72.00%	73.70%	75.30%	76.8%	78.1%
4.65%	55.10%	56.90%	58.70%	60.40%	62.00%	63.50%	64.90%	66.30%	67.80%	69.40%	71.00%	72.60%	74.20%	75.9%	77.3%
4.85%	53.60%	55.50%	57.30%	59.10%	60.80%	62.30%	63.80%	65.30%	66.90%	68.50%	70.20%	71.70%	73.40%	75.0%	76.6%

SCH. 5-8

Minimum Fitch Floating	Maximum Fitch Weighted Average Rating Factor
Spread	32	33	34	35	36	37	38	39	40	41	42	43	44	45	46
5.05%	52.10%	54.00%	55.90%	57.80%	59.60%	61.40%	63.00%	64.60%	66.10%	67.70%	69.30%	70.90%	72.50%	74.1%	75.7%
5.25%	50.90%	52.90%	55.00%	56.90%	58.80%	60.60%	62.20%	63.80%	65.30%	66.70%	68.30%	69.90%	71.40%	73.1%	74.7%
5.45%	49.80%	51.80%	53.80%	55.70%	57.60%	59.40%	61.20%	62.80%	64.30%	65.80%	67.30%	68.90%	70.40%	72.0%	73.6%
5.65%	48.60%	50.50%	52.50%	54.50%	56.40%	58.30%	60.10%	61.80%	63.30%	64.80%	66.30%	67.90%	69.40%	71.0%	72.6%
5.85%	47.30%	49.30%	51.30%	53.30%	55.20%	57.10%	58.90%	60.70%	62.30%	63.90%	65.40%	66.80%	68.40%	70.0%	71.6%
6.05%	46.10%	48.10%	50.10%	52.00%	54.00%	55.90%	57.80%	59.60%	61.30%	62.90%	64.40%	66.00%	67.60%	69.2%	70.8%

Weighted Average Fitch Recovery Rate

SCH. 5-9

SCHEDULE 6

MOODY’S RATING DEFINITIONS

“CFR”: Means, for purposes of this Schedule 6, CFR means, with respect to an obligor of a Collateral Obligation, if such obligor has a corporate family rating (including pursuant to a Moody’s Credit Estimate) by Moody’s, then such corporate family rating; provided that, if such obligor does not have a corporate family rating by Moody’s but any entity in the obligor’s corporate family does have a corporate family rating, then the CFR is such corporate family rating.

“Moody’s Credit Estimate”: Means, with respect to any Collateral Obligation as of any date of determination, an estimated credit rating for such Collateral Obligation provided or confirmed by Moody’s in the previous 15 months; provided that, (a) if Moody’s has been requested by the Issuer, the Portfolio Manager or the issuer of such Collateral Obligation to assign or renew an estimate with respect to such Collateral Obligation but such rating estimate has not been received, pending receipt of such estimate, the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation will be (1) “B3” if the Portfolio Manager certifies to the Trustee and the Collateral Administrator that the Portfolio Manager believes (not to be called into question due to subsequent events) that such estimate will be at least “B3” and if the Aggregate Principal Balance of all Collateral Obligations determined pursuant to this clause (1) does not exceed 5% of the Collateral Principal Amount or (b) otherwise, with respect to a Collateral Obligation’s credit estimate which has not been renewed, the Moody’s Credit Estimate will be (1) within 13-15 months of issuance, one subcategory lower than the estimated rating and (2) after 15 months of issuance, “Caa3”.

“Moody’s Default Probability Rating”:

(a)                                 With respect to a Collateral Obligation other than a DIP Collateral Obligation:

(i)                                     if the obligor of such Collateral Obligation has a CFR (including pursuant to a Moody’s Credit Estimate), such rating;

(ii)                                  if not determined pursuant to clause (i) above, if the senior unsecured debt of the obligor of such Collateral Obligation has a public rating by Moody’s (a “Moody’s Senior Unsecured Rating”), such Moody’s Senior Unsecured Rating;

(iii)                               if not determined pursuant to clause (i) or (ii) above, if the senior secured debt of the obligor has a public rating by Moody’s, the Moody’s rating that is one subcategory lower than such rating;

(iv)                              if not determined pursuant to clause (i), (ii) or (iii) above, the Portfolio Manager may elect to use a Moody’s Credit Estimate;

(v)                                 if the Moody’s Default Probability Rating is not determined pursuant to clause (i), (ii), or (iii) above, the Moody’s Derived Rating, if any; or

SCH. 6-1

(vi)                              if the Moody’s Default Probability Rating is not determined pursuant to clause (i), (ii), (iii) or (v) above, the Moody’s Default Probability Rating will be “Caa3”; and

(b)                                 with respect to a DIP Collateral Obligation, the rating which is one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody’s (provided that if a point-in-time rating as assigned by Moody’s within the last 12 months from the date of determination, then the Moody’s Default Probability Rating will be such point-in-time rating).

“Moody’s Rating”:

(a)                                 With respect to a Collateral Obligation that is a Senior Secured Loan:

(i)                                     if Moody’s has assigned such Collateral Obligation a rating (including pursuant to the Moody’s Credit Estimate), such rating;

(ii)                                  if not determined pursuant to clause (i), if the obligor of such Collateral Obligation has a CFR, the Moody’s rating that is one subcategory higher than such CFR;

(iii)                               if not determined pursuant to clause (i) or (ii), if the obligor of such Collateral Obligation has a Moody’s Senior Unsecured Rating, the Moody’s rating that is two subcategories higher than such Moody’s Senior Unsecured Rating;

(iv)                              if not determined pursuant to clause (i), (ii) or (iii), the Moody’s Derived Rating, if any; or

(v)                                 if not determined pursuant to clause (i), (ii), (iii) or (iv), “Caa3.”

(b)                                 With respect to a Collateral Obligation, the Moody’s Rating of which is not determined pursuant to clause (a):

(i)                                     if Moody’s has assigned such Collateral Obligation a rating (including pursuant to the Moody’s Credit Estimate), such rating;

(ii)                                  if not determined pursuant to clause (i), if the obligor of such Collateral Obligation has a Moody’s Senior Unsecured Rating, such Moody’s Senior Unsecured Rating;

(iii)                               if not determined pursuant to clause (i) or (ii), if the obligor of such Collateral Obligation has a CFR, the Moody’s rating that is one subcategory lower than such CFR;

(iv)                              if not determined pursuant to clause (i), (ii) or (iii), if the subordinated debt of the obligor of such Collateral Obligation has a public rating from Moody’s, the Moody’s rating that is one subcategory higher than such rating;

SCH. 6-2

(v)                                 if not determined pursuant to clause (i), (ii), (iii) or (iv), the Moody’s Derived Rating, if any; or

(vi)                              if not determined pursuant to clause (i), (ii), (iii), (iv) or (v), “Caa3.”

“Moody’s Derived Rating”: Means, with respect to a Collateral Obligation, the Moody’s Rating or the Moody’s Default Probability Rating determined in the manner set forth below.

(a)                                 With respect to any Current Pay Obligation, the Moody’s rating which is one subcategory below the facility rating (whether public or private) of such Current Pay Obligation rated by Moody’s.

(b)                                 if not determined pursuant to clause (a) above, if another obligation of the obligor is rated by Moody’s, by adjusting the rating of the related Moody’s rated obligations of the related obligor by the number of rating subcategories according to the table below:

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
senior secured obligation	greater than or equal to B2	-1
senior secured obligation	less than B2	-2
subordinated obligation	greater than or equal to B3	+1
subordinated obligation	less than B3	0

(c)                                  if not determined pursuant to clause (a) or (b) above, by using any one of the methods provided below;

(i)                                     pursuant to the table below:

Type of Collateral Obligation	Rating by S&P (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of Rating by S&P
Not Structured Finance Obligation	> “BBB-”	Not a Loan or Participation Interest in Loan	-1

Not Structured Finance Obligation	< “BB+”	Not a Loan or Participation Interest in Loan	-2

Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

(ii)                                  if such Collateral Obligation is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a “parallel security”),

SCH. 6-3

the rating of such parallel security shall at the election of the Portfolio Manager be determined in accordance with the table set forth in subclause (i) above, and the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation shall be determined in accordance with the methodology set forth in clause (b) above (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (ii)).

SCH. 6-4